Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AT 31 MARCH 2015

• CONSOLIDATED INCOME STATEMENT

(EUR thousands)	Notes	31 March 2015	31 March 2014(1)
Net sales	Note 24	1,048,423	957,165
Cost of sales	Note 25	(794,062)	(730,197)
Gross profit		254,361	226,968
% of Sales		24.3%	23.7%
Administrative costs		(88,997)	(78,435)
Sales and marketing costs		(46,667)	(43,436)
Research and development costs		(17,019)	(13,586)
Other operating income	Note 26	6,797	4,620
Other operating expenses	Note 26	(18,084)	(11,513)
Profit from recurring operations		90,391	84,618
% of Sales		8.6%	8.8%
Restructuring costs	Note 27	(1,597)	(1,267)
Gain/(loss) on disposal of property, plant and equipment and intangible assets	Note 27	(66)	(53)
OPERATING PROFIT		88,728	83,298
% of Sales		8.5%	8.7%
Share of profit of joint ventures	Note 8	6,551	4,368
Share of profit of associates	Note 8	—	—
Operating profit after share of profit of equity-accounted entities		95,279	87,666
% of Sales		9.1%	9.2%
Amortisation and depreciation charges included in operating profit		17,446	15,985
Operating profit before amortisation and depreciation charges		112,725	103,651
Net cost of financial debt		(10,970)	(9,344)
Other financial income		33,097	14,364
Other financial expenses		(35,994)	(16,113)
NET FINANCIAL EXPENSE	NOTE 28	(13,867)	(11,093)
Share of profit of other equity-accounted entities		—	—
PROFIT BEFORE TAX		81,412	76,573
Income tax	Note 29	(28,535)	(26,432)
NET PROFIT FROM CONTINUING OPERATIONS		52,877	50,141
Profit/(loss) of discontinued operations	Note 30	—	—
CONSOLIDATED NET PROFIT		52,877	50,141
attributable to:
Minority interests		(2,769)	31
NET PROFIT - GROUP SHARE		55,645	50,110
% of Sales		5.3%	5.2%
Earnings per share, in EUR:	Note 32	—	—
Basic earnings per share		3.88	3.50
Diluted earnings per share(1)		3.86	3.44
Earnings per share, in EUR – Continuing operations:		—	—
Basic earnings per share		3.88	3.50
Diluted earnings per share(1)		3.86	3.44

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12.

The attached Notes 1 to 39 form an integral part of the consolidated financial statements.

• CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(EUR thousands)	Notes	31 March 2015	31 March 2014(1)
NET PROFIT FOR THE PERIOD		52,877	50,141
Translation difference	Note 16	42,334	(15,575)
Financial assets available for sale		—	—
Gains (losses) on financial hedge instruments	Note 20	1,057	1,827
Other items that may be reclassified to profit or loss		126	(226)
Taxes on items that may be reclassified to profit or loss		(364)	(593)
ITEMS THAT CAN BE RECLASSIFIED TO PROFIT OR LOSS		43,153	(14,567)
of which Share of joint ventures in items that can be reclassified		4,401	(878)
Actuarial gains and losses on post-employment benefits	Note 18	(10,313)	(369)
Taxes on items that will not be reclassified to profit or loss		2037	23
ITEMS THAT WILL NOT BE RECLASSIFIED TO PROFIT OR LOSS		(8,276)	(346)
of which Share of joint ventures in items that will not be reclassified		—	—
ITEMS OF OTHER COMPREHENSIVE INCOME, AFTER TAX		34,877	(14,913)
of which Share of joint ventures		4,401	(878)
TOTAL COMPREHENSIVE INCOME		87,754	35,228
Attributable to:
• parent company shareholders		83,239	37,490
• minority interests		4,515	(2,261)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

The attached Notes 1 to 39 form an integral part of the consolidated financial statements.

• CONSOLIDATED STATEMENT OF FINANCIAL POSITION

ASSETS (EUR thousands)	Notes	31 March 2015 Net	31 March 2014(1) Net
Goodwill	Note 5	697,112	663,838
Intangible assets	Note 6	58,314	50,501
Property, plant and equipment	Note 7
Land		5,670	5,766
Buildings		19,175	22,523
Plant and machinery		32,063	30,086
Other property, plant and equipment		13,695	9,632
Equity interests in equity-accounted entities	Note 8
Shareholdings in equity-accounted joint ventures		21,817	12,337
Shareholdings in other equity-accounted entities		—	—
Other non-current financial assets	Note 9
Shareholdings in unconsolidated subsidiaries		255	254
Other long-term financial investments		3,049	2,449
Deferred tax assets	Note 10	66,429	51,738
TOTAL NON-CURRENT ASSETS (I)		917,579	849,124
Inventories	Note 11	167,665	146,361
Work-in-progress on projects	Note 12	121,703	112,514
Advances and prepayments paid		2,625	2,308
Trade receivables	Note 13	224,130	194,574
Other current assets	Note 13	24,718	32,809
Taxation receivable		17,796	13,191
Current financial assets	Note 14	42,849	7,907
Short-term investments	Note 15	14,824	69,793
Cash	Note 15	222,021	169,419
Assets held for sale	Note 7	7,123	—
TOTAL CURRENT ASSETS (II)		845,454	748,876
TOTAL ASSETS (I + II)		1,763,033	1,598,000

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

The attached Notes 1 to 39 form an integral part of the consolidated financial statements.

EQUITY AND LIABILITIES (EUR thousands)	Notes	31 March 2015	31 March 2014(1)
Shareholders’ equity	Note 16
Share capital(2)		14,614	14,614
Share premium		94,297	90,249
Translation difference		24,549	(10,501)
Consolidated reserves(2)		436,629	405,522
Net profit for the period		55,645	50,110
Total equity – Group share		625,734	549,994
Minority interests	Note 17
Share of reserves		34,781	27,895
Share of net profit		(3,063)	(242)
Total minority interests		31,716	27,653
TOTAL CONSOLIDATED EQUITY (I)		657,450	577,647
Non-current provisions	Note 18	48,084	38,235
Deferred tax liabilities	Note 10	50,854	34,030
Non-current borrowings and financial debt	Note 19	396,510	407,983
TOTAL NON-CURRENT LIABILITIES (II)		495,448	480,248
Current provisions	Note 18	101,810	94,373
Current borrowings and financial debt	Note 19	54,630	50,899
Advances and prepayments received		140,243	122,586
Current liabilities	Note 21	303,935	258,551
Tax payable		9,515	13,696
TOTAL CURRENT LIABILITIES (III)		610,134	540,105
TOTAL EQUITY AND LIABILITIES (I + II + III)		1,763,033	1,598,000

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Reclassification of treasury shares at 31 March 2014 from “consolidated reserves” to “share capital” for EUR 281 thousands.

The attached Notes 1 to 39 form an integral part of the consolidated financial statements.

• CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

						Total
	Share	Share		Translation	Profit for the	Group	Minority
(EUR thousands)	capital	premium	Reserves	adjustment	period	share	interests	Total
AT 31 MARCH 2013(1)	14,232	88,633	356,979	2,782	59,277	521,903	32,789	554,692
Allocation of 2012/2013 net profit	—	—	59,277	—	(59,277)	—	—	—
Dividends paid	—	—	(13,542)	—	—	(13,542)	(2,880)	(16,422)
Share capital increase	—	—	—	—	—	0	—	0
Issue of shares (stock options)	28	853		—	—	882	—	882
Treasury shares(2)	339	(125)	(281)	—	—	(67)	—	(67)
Shares delivered to Group employees	15	889		—	—	904	—	904
Stock option plans reserved for employees (value of services provided by staff)	—	—	2,767	—	—	2,767	—	2,767
Other movements	—	—	(198)	—	—	(198)	13	(185)
Changes in consolidation scope	—	—	(142)	—	—	(142)	(8)	(150)
Net profit for the period	—	—	—	—	50,110	50,110	31	50,141
Items of other comprehensive income	—	—	662	(13,283)	—	(12,621)	(2,292)	(14,913)
Total income and expenses recognised in Comprehensive Income	—	—	662	(13,283)	50,110	37,489	(2,261)	35,228
AT 31 MARCH 2014(2)	14,614	90,250	405,522	(10,501)	50,110	549,995	27,653	577,648
Allocation of 2013/2014 net profit	—	—	50,110	—	(50,110)	—	—	—
Dividends paid	—	—	(11,454)	—	—	(11,454)	(256)	(11,710)
Share capital increase	—	—	—	—	—	—	—	—
Issue of shares (stock options)	—	—	—	—	—	—	—	—
Treasury shares	—	4,048	(3,231)	—	—	817		817
Shares delivered to Group employees	—	—	—	—	—	—	—	—
Stock option plans reserved for employees (value of services provided by staff)	—	—	2,162	—	—	2,162	—	2,162
Other movements	—	—	1,220	—	—	1,220	—	1,220
Other changes in consolidation scope	—	—	(243)	—	—	(243)	(196)	(439)
Net profit for the period	—	—	—	—	55,645	55,645	(2,770)	52,875
Items of other comprehensive income	—	—	(7,457)	35,049	—	27,592	7,285	34,877
Total income and expenses recognised in Comprehensive Income	—	—	(7,457)	35,049	55,645	83,237	4,515	87,752
AT 31 MARCH 2015	14,614	94,298	436,629	24,549	55,645	625,734	31,716	657,450

(1)	Restated following application of IAS 19 Revised.
(2)	Reclassification of treasury shares at 31 March 2014 from “consolidated reserves” to “share capital” for EUR 281 thousands.

The attached Notes 1 to 39 form an integral part of the consolidated financial statements.

• CONSOLIDATED CASH FLOW STATEMENT

Cash flow statement (EUR thousands)	Notes	31 March 2015	31 March 2014(1)
Net profit - Group share		55,645	50,110
Net profit - Minority interests		(2,769)	31
Adjustments for non-cash items:		—	—
• Depreciation and amortisation charges		17,446	15,985
• Cost of performance-based shares		2,162	2,767
• Asset impairment (including goodwill)		—	—
• Unrealised net loss/(gain) on derivative instruments and revaluation of monetory assets and liabilities		3,392	(1,167)
• Movement in provisions for current assets and liabilities and charges		6,125	10,404
• Net loss/(gain) on asset disposals		45	53
• Grant income		(248)	(439)
• Share of profit of equity-accounted entities	Note 8	(6,551)	(4,368)
• Dividends received from equity-accounted joint ventures		3,214	1,255
Dilution profit		—	—
Net cost of financial debt		10,970	9,343
Income tax charge (including deferred tax)		28,535	26,432
SELF-FINANCING CAPACITY BEFORE INTEREST AND TAX		117,966	110,406
Change in working capital requirements		4,414	(38,052)
Decrease (+) increase (-) in inventories		(13,071)	(16,610)
Decrease (+) increase (-) in trade and other receivables		(9,379)	(27,338)
Increase (+) decrease (-) in trade and other payables		29,094	9,067
Increase (+) decrease (-) in income tax		(2,230)	(3,171)
Income tax paid		(25,799)	(30,800)
Net financial interest paid		(9,830)	(8,894)
CASH FLOW FROM OPERATING ACTIVITIES		86,751	32,660
Purchase of intangible assets		(9,446)	(7,395)
Purchase of property, plant and equipment		(14,298)	(11,145)
Proceeds from capital grants		88	189
Proceeds from disposal of PPE and intangible assets		169	432
Purchase of non-current financial assets		(237)	(574)
Proceeds from sale of non-current financial assets		544	3,044
Free cash flow(2)		63,571	17,211
Cash and cash equivalents of acquired subsidiaries		(1,880)	(27,410)
Cash and cash equivalents from disposal of subsidiaries		—	—
Impact of changes in consolidation scope		—	—
CASH FLOW FROM INVESTMENT ACTIVITIES		(25,060)	(42,859)
Proceeds from new share issue		—	—
Buyback of treasury shares		817	1,717
Movement in share and merger premiums		—	—
Other movements in equity (cash-flow hedge)		—	—
Dividends paid to parent company shareholders		(11,248)	(13,542)
Dividends paid to minority interests		(256)	(2,880)
Proceeds from new borrowings		16	135,383
Repayment of borrowings		(36,710)	(41,151)
CASH FLOW FROM FINANCING ACTIVITIES		(47,381)	79,527
Net foreign exchange difference		(17,574)	3,674
Net increase/(decrease) in total cash and cash equivalents		(3,265)	73,001
Cash and cash equivalents at beginning of the year		237,935	164,931
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	Note 10	234,675	237,934

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Free cash flow is defined as cash flow from operating activities plus cash flow from investment activities excluding cash flow from acquisitions/disposals of subsidiaries.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	GENERAL INFORMATION

Faiveley Transport is a French public limited company (société anonyme) with a Management Board and a Supervisory Board. At 31 March 2015, its registered office was located at:

Immeuble le Delage, Hall Parc, Bâtiment 6A

3 rue du 19 mars 1962

92230 – Gennevilliers

The consolidated financial statements are prepared by the Management Board and submitted for approval to the shareholders at the General Meeting.

The 2013/2014 consolidated financial statements have been submitted for approval at the Shareholders’ General Meeting of 12 September 2014.

The financial statements for 2014/2015 were approved by the Management Board at its meeting on 27 May 2015. They were presented to and reviewed by the Supervisory Board at its meeting of 27 May 2015.

The financial statements have been prepared on the basis that the Faiveley Transport Group operates as a going concern.

The Group’s functional and presentation currency is the Euro. Figures are expressed in thousands of Euros unless indicated otherwise.

NOTE 2	HIGHLIGHTS

Significant events

On 7 April 2014, the Supervisory Board of Faiveley Transport appointed Stéphane Rambaud-Measson Chairman of the Management Board and CEO of Faiveley Transport. He had joined the Group on 17 March 2014 as Group Executive Vice President.

On 28 January 2015, Faiveley Transport refinanced its syndicated loan and part of its bilateral revolving facilities, replacing them with a new syndicated loan. This new facility comprises a five-year, amortisable loan of EUR 225 million and a multi-currency revolving facility of EUR 125 million. This refinancing enables the Group to increase its financial flexibility, improve its borrowing terms and extend the average maturity of financing while expanding its banking pool.

NOTE 3	ACCOUNTING PRINCIPLES AND METHODS

Basis of preparation

In application of regulation 1606/2002 of the European Union (EU), the consolidated financial statements of the Faiveley Transport Group are prepared in accordance with IFRS (International Financial Reporting Standards), as adopted by the European Union.

CHANGES IN ACCOUNTING POLICIES DUE TO NEW STANDARDS AND INTERPRETATIONS OF MANDATORY APPLICATION FOR INTERIM PERIODS AND FINANCIAL YEARS STARTING ON OR AFTER 1 APRIL 2014

Pursuant to the transition provisions of the new IFRS 10 and 11 applicable retrospectively, the comparative period to 31 March 2014 has been restated in this financial report.

This retrospective application has had no impact on equity (Group share) and net profit for the year to 31 March 2014. The impacts of this change in method on the balance sheet and net profit for the 2013/2014 financial year are disclosed below.

The share of profit of equity-accounted entities has been entirely reclassified as operating profit and included under “Operating profit after share of profit of equity-accounted entities”, since the business of these entities bears some similarity to the Group’s business.

IFRS 10 – Consolidated financial statements

This standard defines control as being exercised when the investor is exposed or has rights to variable returns and has the ability to affect these returns through its power over the investee.

IFRS 11 – Joint arrangements

This new standard essentially provides for two distinct accounting treatments:

•	partnerships considered to be joint operations shall be recognised based on the share of assets, liabilities, revenue and expenses controlled by the Group. A joint operation may or may not be effected through a separate entity;

•	partnerships considered to be joint ventures shall be recognised according to the equity method, to the extent that they only entitle to ownership of a portion of the entity’s net assets.

The Group has analysed its joint arrangements and concluded that the three jointly-held companies are joint ventures and need to be equity accounted from 1 April 2014 (these three companies were proportionally accounted until that date).

IFRS 12 – Disclosure of interests in other entities

As part of the adoption of IFRS 12, the Group has analysed the information disclosed in the notes to the consolidated financial statements and provided supplementary information in order to comply with the requirements of this new standard. The analysis of the materiality of minority interests, joint ventures and associates has been based on key indicators such as consolidated net profit, operating profit after share of profit of equity-accounted entities, equity - Group share and total assets.

Information disclosed under Note 37 “Consolidation scope” has been supplemented to differentiate between equity-accounted entities which are jointly controlled (joint ventures) from those that are subject to significant influence (other equity-accounted entities).

The following notes have also been supplemented:

•	Note 8 Investments in equity-accounted entities;

•	Note 31 Payroll costs and workforce;

•	Note 34 Transactions with related parties;

•	Note 36 Off-balance sheet commitments.

Impact on the income statement for the year to 31 March 2014

(EUR thousands)	31 March 2014 - Published	Impact IFRS 10, 11, 12	31 March 2014(1)
Net sales	982,416	(25,251)	957,165
Cost of sales	(746,726)	16,529	(730,197)
Gross profit	235,690	(8,722)	226,968
% of Sales	24.0%	-0.3%	23.7%
Administrative costs	(80,091)	1,656	(78,435)
Sales and marketing costs	(43,633)	197	(43,436)
Research and development costs	(14,035)	449	(13,586)
Other operating income	4,004	616	4,620
Other operating expenses	(12,006)	493	(11,513)
Profit from recurring operations	89,929	(5,311)	84,618
% of Sales	9.2%	-0.3%	8.8%
Restructuring costs	(1,267)	—	(1,267)
Gain/(loss) on disposal of property, plant and equipment and intangible assets	(50)	(3)	(53)
OPERATING PROFIT	88,612	(5,314)	83,298
% of Sales	9.0%	-0.3%	8.7%
Share of profit of joint ventures	—	4,368	4,368
Share of profit of associates	—	—	—
Operating profit after share of profit of equity-accounted entities	88,612	(946)	87,666
% of Sales	9.0%	0.1%	9.2%
Amortisation and depreciation charges included in operating profit	16,248	(263)	15,985
Operating profit before amortisation and depreciation charges	104,860	(1,209)	103,651
Net cost of financial debt	(9,341)	(3)	(9,344)
Other financial income	14,365	(1)	14,364
Other financial expenses	(16,387)	274	(16,113)
NET FINANCIAL EXPENSE	(11,363)	270	(11,093)
Share of profit of other equity-accounted entities	—	—	—
PROFIT BEFORE TAX	77,249	(676)	76,573
Income tax	(27,108)	676	(26,432)
NET PROFIT FROM CONTINUING OPERATIONS	50,141	—	50,141
Profit of discontinued operations	—	—	—
CONSOLIDATED NET PROFIT	50,141	—	50,141
attributable to:
Minority interests	31	—	31
NET PROFIT - GROUP SHARE	50,110	—	50,110
% of Sales	5.1%		5.1%

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12.

Impact on the cash flow statement for the year to 31 March 2014

Cash flow statement (EUR thousands)	31 March 2014 published	Impact IFRS 10, 11, 12	Presentation restatements	31 March 2014(1)
Net profit - Group share	50,110	—	—	50,110
Net profit - Minority interests	31	—	—	31
Adjustments for non-cash items:	—	—	—	—
• Depreciation and amortisation charges	16,249	(264)	—	15,985
• Cost of performance-based shares	2,767	—	—	2,767
• Asset impairment (including goodwill)	—	—	—	—
• Unrealised net loss/(gain) on derivative instruments and revaluation of monetary assets and liabilities	(1,167)	—	—	(1,167)
• Movement in provisions for current assets and liabilities and charges	11,301	(897)	—	10,404
• Other calculated income and expenses	(2,165)	134	2,031	—
• Net loss/(gain) on asset disposals	50	3	—	53
• Grant income	(439)	—	—	(439)
• Share of profit of equity-accounted entities	—	(4,368)	—	(4,368)
• Dividends received from equity-accounted joint ventures	—	—	1,255	1,255
• Dilution profit	—	—	—	—
Net cost of financial debt	—	—	9,343	9,343
Income tax charge (including deferred tax)	—	—	26,432	26,432
SELF-FINANCING CAPACITY BEFORE INTEREST AND TAX	76,737	(5,392)	39,061	110,406
Change in current assets and liabilities	(41,143)	754	2,337	(38,052)
Decrease (+) increase (-) in inventories	(17,458)	848	—	(16,610)
Decrease (+) increase (-) in trade and other receivables	(33,081)	5,743	—	(27,338)
Increase (+) decrease (-) in trade and other payables	14,347	(5,280)	—	9,067
Increase (+) decrease (-) in income tax	(4,951)	(557)	2,337	(3,171)
Income tax paid	—	—	(30,800)	(30,800)
Net financial interest paid	—	—	(8,894)	(8,894)
Dividends received from equity-accounted joint ventures	—	1,255	(1,255)	—
CASH FLOW FROM OPERATING ACTIVITIES	35,594	(3,383)	449	32,660
Purchase of intangible assets	(7,399)	4	—	(7,395)
Purchase of property, plant and equipment	(11,309)	164	—	(11,145)
Proceeds from capital grants	189	—	—	189
Proceeds from disposal of PPE and intangible assets	437	(5)	—	432
Purchase of non-current financial assets	(574)	—	—	(574)
Proceeds from sale of non-current financial assets	3,044	—	—	3,044
Free cash flow	19,982	(3,220)	449	17,211
Cash and cash equivalents of acquired subsidiaries	(27,410)	—	—	(27,410)
Cash and cash equivalents from disposal of subsidiaries	—	—	—	—
Impact of changes in consolidation scope	—	—	—	—
CASH FLOW FROM INVESTMENT ACTIVITIES	(43,022)	163	—	(42,859)
Proceeds from new share issue	—	—	—	—
Buyback of treasury shares	1,717	—	—	1,717
Movement in share and merger premiums	—	—	—	—
Other movements in equity (cash-flow hedge)	1,265	—	(1,265)	—
Dividends paid to parent company shareholders	(13,542)	—	—	(13,542)
Dividends paid to minority interests	(2,880)	—	—	(2,880)
Proceeds from new borrowings	135,832	—	(449)	135,383
Repayment of borrowings	(42,416)	—	1,265	(41,151)
CASH FLOW FROM FINANCING ACTIVITIES	79,976	—	(449)	79,527
Net foreign exchange difference	3,797	(123)	—	3,674
Net increase/(decrease) in total cash and cash equivalents	76,345	(3,343)	—	73,002
Cash and cash equivalents at beginning of the year	165,913	(982)	—	164,931
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	242,258	(4,324)	—	237,934

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12, as well as from presentation restatements.

In determining the restatements related to the initial application of IFRS 10, 11 and 12 in the consolidated cash flow statement, the Group has also made restatements to the presentation intended to improve the readability and clarity of the information presented. These restatements are of the following nature:

		Net	Other	Total presentation
Cash flow statement	Income tax	financial debt	reclassifications(1)	restatements
Net profit - Group share	—	—	—	—
Self-financing capacity before interest and tax	28,463	9,343	1,255	39,061
Change in current assets and liabilities	2,337	—	—	2,337
Income tax paid	(30,800)	—	—	(30,800)
Net financial interest paid	—	(8,894)	—	(8,894)
Dividends received from equity-accounted joint ventures	—	—	(1,255)	(1,255)
CASH FLOW FROM OPERATING ACTIVITIES	—	449	—	449
Cash flow from investment activities	—	—	—	—
Cash flow from financing activities	—	(449)	—	(449)
Net foreign exchange difference	—	—	—	—
Net increase/(decrease) in total cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of the year	—	—	—	—
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	—	—	—	—

(1)	Of which reclassification of dividends received from equity-accounted entities of EUR 1,255 thousand to self-financing capacity before interest and tax.

Impact on the balance sheet at 31 March 2014

• ASSETS

	31 March 2014	Impact IFRS	31 March 2014(1)
(EUR thousands)	Net published	10, 11, 12	Net
Goodwill	663,940	(102)	663,838
Intangible assets	50,559	(58)	50,501
Property, plant and equipment	—
Land	5,766	—	5,766
Buildings	22,643	(120)	22,523
Plant and machinery	30,612	(526)	30,086
Other property, plant and equipment	9,762	(130)	9,632
Equity interests in equity-accounted entities	—	—	—
Shareholdings in equity-accounted joint ventures	—	12,337	12,337
Shareholdings in other equity-accounted entities	—	—	—
Other non-current financial assets	—	—	—
Shareholdings in unconsolidated subsidiaries	254	—	254
Other long-term financial investments	2,449	—	2,449
Deferred tax assets	52,422	(684)	51,738
TOTAL NON-CURRENT ASSETS (I)	838,407	10,717	849,124
Inventories	154,486	(8,125)	146,361
Work-in-progress on projects	111,360	1,154	112,514
Advances and prepayments paid	2,892	(584)	2,308
Trade receivables	207,638	(13,064)	194,574
Other current assets	30,867	1,942	32,809
Taxation receivable	13,191	—	13,191
Current financial assets	7,907	—	7,907
Short-term investments	69,793	—	69,793
Cash	173,742	(4,323)	169,419
Assets held for sale	—	—	—
TOTAL CURRENT ASSETS (II)	771,876	(23,000)	748,876
TOTAL ASSETS (I + II)	1,610,285	(12,285)	1,598,000

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12.

• EQUITY AND LIABILITIES

	31 March 2014 Net	Impact IFRS	31 March 2014(1)
(EUR thousands)	Published	10, 11, 12	Net
Shareholders’ equity
Share capital(2)	14,614	—	14,614
Share premium	90,249	—	90,249
Translation difference	(10,501)	—	(10,501)
Consolidated reserves(2)	405,222	—	405,522
Net profit for the period	50,110	—	50,110
Total equity – Group share	549,994	—	549,994
Minority interests
Share of reserves	27,895	—	27,895
Share of net profit	(242)	—	(242)
Total minority interests	27,653	—	27,653
TOTAL CONSOLIDATED EQUITY (I)	577,647	—	577,647
Non-current provisions	38,235	—	38,235
Deferred tax liabilities	34,039	(9)	34,030
Non-current borrowings and financial debt	407,983	—	407,983
TOTAL NON-CURRENT LIABILITIES (II)	480,257	(9)	480,248
Current provisions	97,544	(3,171)	94,373
Current borrowings and financial debt	50,899	—	50,899
Advances and prepayments received	124,043	(1,457)	122,586
Current liabilities	265,683	(7,132)	258,551
Tax payable	14,212	(516)	13,696
TOTAL CURRENT LIABILITIES (III)	552,381	(12,276)	540,105
TOTAL EQUITY AND LIABILITIES (I + II + III)	1,610,285	(12,285)	1,598,000

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12.
(2)	Reclassification of treasury shares at 31 March 2014 from “consolidated reserves” to “share capital” for EUR 281 thousands.

NEW STANDARDS OF MANDATORY APPLICATION

•	Amendments to IAS 36 – Recoverable amount disclosures for non-financial assets.

•	Amendments to IAS 39 – Novation of derivatives and continuation of hedge accounting.

•	Amendment to IAS 32 – Offsetting financial assets and financial liabilities.

These mandatory texts applicable from 1 April 2014 had no significant impact on the Group’s financial statements.

NEW STANDARDS AND INTERPRETATIONS ADOPTED BY THE EUROPEAN UNION AND WHOSE APPLICATION IS NOT YET MANDATORY

•	Levies (IFRIC 21): levies charged by public authorities on entities that operate in a specific market.

In the European Union, IFRIC 21 must be applied at the latest on the start date of the first financial year beginning on or after 17 June 2014. This standard will be applied by Faiveley Transport from the financial year beginning 1 April 2015.

•	Employee benefits: employee contributions (amendments to IAS 19R).

•	Annual improvements to IFRS 2010-2012, IFRS 2011-2013.

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

NEW STANDARDS AND INTERPRETATIONS NOT YET ADOPTED BY THE EUROPEAN UNION AND WHOSE APPLICATION IS NOT YET MANDATORY

•	Classification and measurement of financial assets (IFRS 9).

•	Regulatory deferral accounts (IFRS 14).

•	Revenue from contracts with customers (IFRS 15).

•	Investment entities: Application of the consolidation exemption (amendments to IFRS 10, IFRS 12 and IAS 28).

•	Disclosure initiative (amendments to IAS 1 “Presentation of financial statements”).

•	Equity method in separate financial statements (amendments to IAS 27).

•	Sale or contribution of assets between an investor and its associate or joint venture (amendments to IAS 28 and IFRS 10).

•	Recognition of acquisitions of interests in joint operations (amendments to IFRS 11).

•	Clarification of acceptable methods of depreciation and amortisation (amendments to IAS 16 – Property, plant and equipment and IAS 38 – Intangible assets).

•	Annual improvements to IFRS 2012-2014.

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

Consolidation scope and methods

Pursuant to IFRS 10, companies over which the Group directly or indirectly exercises exclusive control are consolidated using the full consolidation method.

In application of IFRS 11, the financial statements of jointly controlled entities are consolidated using the equity method when they qualify as joint ventures and according to the percentage of each entity’s interest in each balance sheet item and income statement line when they qualify as joint operations.

Other associate companies over which the Faiveley Transport Group exercises significant influence over financial and operational policies are accounted for using the equity method. Significant influence is presumed when the Group holds more than 20% of the voting rights of a company.

Acquisitions or disposals arising during the financial year are reflected in the consolidated financial statements from the date on which effective control is transferred, unless the impact is not material to the income statement in the case of acquisitions carried out at the end of the financial year.

Intra-Group balances and transactions are eliminated for all consolidated companies.

Faiveley Transport Group companies that are consolidated are listed in Note 37. Note 9 lists companies that are not consolidated due to their insignificant impact on the Faiveley Transport Group’s financial statements.

Use of estimates

As part of the preparation of the consolidated financial statements and in accordance with IFRS, Faiveley Transport Group Management must make certain estimates and use assumptions that it considers realistic and reasonable. These estimates and assumptions affect the book value of the assets, liabilities, equity and results, and any contingent assets and liabilities, as presented at the balance sheet date. Group Management regularly reviews its estimates on the basis of the information available to it. When events and circumstances are not in line with expectations, actual results may differ from such estimates.

The main accounting methods whose application necessitates the use of estimates relate to the following items:

RECOGNITION OF THE MARGIN ON LONG-TERM BUILDING AND SERVICE CONTRACTS AND RELATED PROVISIONS (SEE § BELOW – PRESENTATION OF INCOME STATEMENT – 1)

Revenue from long-term building and service contracts is recognised in proportion to the stage of completion of the contracts, in accordance with IAS 11. Project reviews are organised on a regular basis so that the stage of completion and finalisation of the contract can be monitored. If the project review identifies a negative gross margin, a provision is immediately raised in respect of the loss relating to the work not yet carried out.

The total estimated income and expenses in respect of the contract reflect the best estimate of the future benefits and obligations under the contract. The assumptions used to determine the current and future obligations take into account technological, commercial and contractual constraints measured on a contract-by-contract basis.

Obligations under building contracts may result in penalties for delays in a contract’s implementation schedule or an unexpected cost increase due to amendments to the project, a supplier’s or subcontractor’s failure to comply with its obligations or delays caused by unforeseen events or circumstances. Similarly, warranty obligations are affected by product failure rates, equipment wear and tear and the cost of actions needed to return to normal service.

Although the Group measures risks on a contract-by-contract basis, the actual costs resulting from the obligations associated with a contract may prove to be greater than the amount initially estimated. It may therefore be necessary to re-estimate the costs to completion when a contract is still in progress or to re-estimate provisions when a contract is completed.

MEASUREMENT OF DEFERRED TAX ASSETS

The determination of the book values of deferred tax assets and liabilities and the amount of deferred tax assets to be recognised requires management to exercise its judgement as to the level of future taxable profits to be taken into consideration.

MEASUREMENT OF ASSETS AND LIABILITIES IN RESPECT OF RETIREMENT AND OTHER BENEFITS (SEE § BELOW – PROVISIONS FOR LIABILITIES AND CHARGES – 1)

The measurement by the Group of the assets and liabilities relating to defined benefit schemes in accordance with IAS 19 requires the use of statistical data and other parameters used to predict future trends. Such parameters include discount rate, expected return on plan assets, salary increase rate, staff turnover rate and mortality rate. When circumstances where actuarial assumptions prove to be significantly different from actual data subsequently observed, this could result in a substantial amendment to the charge for retirement and similar benefits, actuarial gains and losses and assets and liabilities stated in the balance sheet relating to these commitments.

MEASUREMENT OF PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS (SEE § BELOW – IMPAIRMENT OF ASSET VALUES

Pursuant to IAS 36, goodwill, including intangible assets with an indefinite useful life, is tested for impairment each year on 31 March or more frequently if there are indications of impairment. The discounted future cash flow model used to determine the fair value of the Cash Generating Units utilises a certain number of parameters including estimated future cash flows, discount rates and other variables, and consequently requires the exercise of judgment to a significant degree.

The assumptions used to carry out impairment tests are the same for property, plant and equipment and intangible assets. Any future deterioration in market conditions or operating performances could result in the inability to recover the current book value of such assets.

INVENTORIES AND WORK-IN-PROGRESS

Inventories and work-in-progress are measured at the lower of cost and net estimated realisable value. Writedowns are calculated on the basis of an analysis of foreseeable trends in demand, technology and market conditions, the aim of which is to identify inventories and work-in-progress that are obsolete or surplus to requirements. If market conditions worsen to a greater degree than was forecast, additional writedowns of inventories and work-in-progress may prove necessary.

STOCK-OPTIONS AND FREE SHARES

Share subscription and/or purchase options as well as free shares granted to certain senior executives and employees of the Group are recognised in accordance with IFRS 2.

Options are measured at the allocation date. The fair value of options is a function of the expected life, exercise price, current price of underlying shares, expected volatility and share price.

The fair value of free shares is estimated on the allocation date, specifically based on their expected life, current price of the underlying shares, expected volatility and share price and takes into account the terms and conditions attached to the share allocation.

This value is recognised as personnel cost between the date of grant and the end of the vesting period and offset under equity.

Translation method

The consolidated financial statements are presented in Euro, the Group’s reporting currency.

FOREIGN CURRENCY-DENOMINATED TRANSACTIONS

Transactions not denominated in the functional currency are translated at the exchange rate on the date when the transaction was first recorded.

At the balance sheet date:

•	foreign currency-denominated monetary items are converted at the closing rate;

•	foreign currency-denominated non-monetary items valued at historical cost are converted at the foreign exchange rate on the transaction date; and

•	foreign currency-denominated non-monetary items valued at fair value are converted using the foreign exchange rate on the date fair value was determined.

FOREIGN CURRENCY-DENOMINATED SUBSIDIARY FINANCIAL STATEMENTS

Subsidiary financial statements are prepared in the currency that is most representative of their economic environment. This currency is deemed to be their functional currency pursuant to IAS 21.

Subsidiary financial statements are translated into Euros using the following exchange rates:

•	closing rate for all balance sheet items, with the exception of the components of equity which continue to be translated at historical exchange rates (translation rates used on the date the subsidiary was acquired by the Group);

•	average rate for the period for income statement and cash flow statement items.

Translation differences arising in respect of the profit or loss and shareholders’ equity are recognised directly in shareholders’ equity under the heading “Translation differences” in the case of the Group’s share, with the portion attributable to third parties being recorded in minority interests.

On the disposal of a foreign subsidiary, the translation differences relating to such disposal and recognised in shareholders’ equity after 1 April 2004 are accounted for in the income statement.

• TRANSLATION EXCHANGE RATES USED IN THE CONSOLIDATION

	Closing rate		Average rate
	31 March 2015	31 March 2014	31 March 2015	31 March 2014
Thai Baht	EUR 0.028557	EUR 0.022367	EUR 0.024283	EUR 0.023715
Swedish Krona	EUR 0.107641	EUR 0.111753	EUR 0.108360	EUR 0.114393
Czech Koruna	EUR 0.036320	EUR 0.036440	EUR 0.036255	EUR 0.037798
US Dollar	EUR 0.929454	EUR 0.725268	EUR 0.788550	EUR 0.745995
Australian Dollar	EUR 0.706514	EUR 0.669299	EUR 0.690302	EUR 0.694002
Hong Kong Dollar	EUR 0.119872	EUR 0.093482	EUR 0.101700	EUR 0.096164
Singapore Dollar	EUR 0.676865	EUR 0.575838	EUR 0.613296	EUR 0.592516
Taiwan Dollar	EUR 0.029536	EUR 0.023893	EUR 0.025757	EUR 0.024966
Swiss Franc	EUR 0.955749	EUR 0.820075	EUR 0.849768	EUR 0.813206
Pound Sterling	EUR 1.374948	EUR 1.207438	EUR 1.273290	EUR 1.185853
Iranian Rial	EUR 0.000033	EUR 0.000029	EUR 0.000030	EUR 0.000035
Brazilian Real	EUR 0.286058	EUR 0.319734	EUR 0.320736	EUR 0.331311
Russian Rouble	EUR 0.016015	EUR 0.020500	EUR 0.017617	EUR 0.022570
Indian Rupee	EUR 0.014865	EUR 0.012110	EUR 0.012911	EUR 0.012324
Korean Won	EUR 0.000839	EUR 0.000682	EUR 0.000745	EUR 0.000684
Chinese Yuan	EUR 0.149903	EUR 0.116613	EUR 0.127297	EUR 0.121946
Polish Zloty	EUR 0.244774	EUR 0.239699	EUR 0.238848	EUR 0.237865

Balance sheet date

All companies are consolidated on the basis of financial statements drawn up at 31 March 2015.

Income statement presentation

1 - SALES REVENUE AND COST OF SALES RECOGNITION

In accordance with IAS 18.20, sales arising from contracts of less than one year in duration, which primarily relate to the sale of spare parts, are recorded upon transfer of risks and rewards, which is generally at the time of delivery to the customer. The same applies to short-term service provisions, carried out from time to time.

For services provided over a longer period, sales are recognised based on the percentage of completion of services.

Sales arising from equipment manufacturing contracts of more than one year in duration are recognised using the percentage of completion method in accordance with IAS 11. A contract consists of two phases: an engineering phase relating to product design and a production phase relating to their manufacture. Contractually, engineering work is invoiced to customers on the basis of the stage of technical completion. Manufactured products are subsequently delivered and invoiced to the customers in accordance with the delivery dates provided for in the contract. Percentage of completion is measured in the large majority of cases on the basis of relating actual sales billed and delivered to the total sales value of the contract. The total estimated cost of completion includes direct costs (such as raw materials, labour and engineering) relating to the contracts. This includes costs already committed and future costs, including warranty costs and costs specific to the probable risks. Provision charges for losses to completion and other provisions on contracts are recorded as cost of sales in the income statement if, during the review of the contracts, it seems probable that the costs to which they relate will arise.

Changes in the conditions of contract fulfilment and all changes to margins at completion are recorded as cost of sales in the income statement in the period in which they are identified.

Warranty provisions are valued based on contract terms and an assessment of risks based on sector knowledge.

2 - OPERATING PROFIT AFTER SHARE OF PROFIT OF EQUITY-ACCOUNTED ENTITIES

Operating profit after share of profit of equity-accounted entities is the indicator used by the Group to present a level of operational profitability that can be used to forecast recurring performance.

This aggregate includes gross profit, research and development costs, sales, marketing and administrative costs and other operating income and expenses. It also includes the share of retirement and other benefits corresponding to the cost of services provided during the period, the cost of employee share-based payments and profit-sharing plans, as well as foreign exchange gains and losses related to operating activities. Lastly, it includes the share of profit of equity-accounted entities.

3 - FINANCIAL INCOME AND EXPENSES

Financial income and expenses include:

•	interest income and expense on the consolidated net debt, which consists of borrowings, other financial liabilities (including liabilities in respect of finance leases) and cash and cash equivalents;

•	dividends received from unconsolidated equity investments;

•	the effect of discounting financial provisions;

•	changes in financial instruments;

•	foreign exchange gains and losses on financial transactions.

4 - INCOME TAX

The Group calculates its income tax in accordance with tax laws applicable in the country where profits are taxable and in accordance with IAS 12.

The current tax liability is calculated using the tax laws that have been enacted or substantively enacted by the balance sheet date in the countries where the Group’s subsidiaries and associates operate and generate taxable profits. Management periodically assesses tax positions taken in light of applicable tax regulations, where the latter are subject to interpretation, and determines, if applicable, the amounts it expects to pay to tax authorities.

Temporary differences between the book value of assets and liabilities and their tax base, tax losses carried forward and unused tax credits are identified in each taxable entity (or tax group, if applicable). The corresponding deferred tax is calculated using the tax rates that have been enacted or substantively enacted for the financial year during which assets will be realised or liabilities settled (see § Deferred tax).

Pursuant to the Conseil National de la Comptabilité (CNC) communication of 14 January 2010 relating to the accounting treatment of the component based on value added (CVAE) of the CET tax (Contribution Economique Territoriale) introduced in France by the 2010 Finance Act of 31 December 2009, following an analysis carried out by the Group and in light of its specific features, it was decided to treat the value-added based CVAE as income tax, in order to remain consistent with the classification of similar taxes in Germany and Italy (Gewerbesteuer and IRAP, respectively).

5 - PROFIT OR LOSS OF OPERATIONS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

The net of tax profit or loss from discontinued operations as defined by IFRS 5 is presented under a separate heading in the income statement. It includes the net profit or loss of such activities during the year and up to their date of disposal, as well as the net gain or loss on the disposal itself.

6 - EARNINGS PER SHARE

Basic earnings per share is calculated based on the profit attributable to holders of ordinary shares of the parent company, divided by the weighted average number of ordinary shares outstanding during the financial period. Since the shares of the consolidating entity held by itself are deducted from shareholders’ equity, these shares are excluded from the weighted average number of outstanding shares.

Diluted earnings per share is calculated based on the weighted average number of shares outstanding during the financial period adjusted for the number of shares that would be generated by the exercise of share subscription options or purchase options granted by the Group as per the conditions of IAS 33.45 and subsequent.

Intangible assets

1 - GOODWILL

On each acquisition, the Group identifies and assesses the fair value of all assets and liabilities acquired, particularly intangible assets and property, plant and equipment, brands, inventories, work-in-progress and all provisions for liabilities and charges.

The unallocated difference between the cost of securities in companies acquired and consolidated and the fair value of assets and liabilities is recorded as goodwill. Where this difference is negative, it is taken directly to the income statement. When this difference is positive, it is recognised in the balance sheet.

In case of the partial acquisition of a company, goodwill will either be recognised based on the percentage of ownership of this new entity or fully consolidated, i.e. taking account of the share attributable to minority interests.

Acquisitions of minority interests in subsidiaries that are already fully consolidated

Prior to the application of revised IAS 27, the Group had elected to recognise additional goodwill, which corresponded to the difference between the acquisition cost of securities and the additional share in consolidated equity that these securities represented.

Since the implementation of this standard, acquisitions of minority interests are now recognised as a deduction from the Group’s share of shareholders’ equity.

Accounting treatment of put options on minority interests

Similar to the accounting treatment used for acquisitions of minority interests, the Group elected to use the option to recognise additional goodwill as part of the accounting treatment of put options on minority interests that existed prior to 1 April 2010. Put options granted after revised IFRS 3 and IAS 27 became applicable are recognised as a deduction from equity (see below Financial Assets and Liabilities - § 6).

2 - INTANGIBLE ASSETS ACQUIRED SEPARATELY OR PURSUANT TO A BUSINESS COMBINATION

Intangible assets acquired separately are recorded in the balance sheet at their historical cost.

Intangible assets (primarily brands) resulting from the valuation of assets of acquired companies are recorded in the balance sheet at their fair value, determined generally on the basis of appraisals by external experts when significant in value.

Intangible assets, other than those with indefinite useful lives, are amortised on a straight-line basis over their estimated useful lives, which are as follows:

• Software	1 to 10 years
• Patents	5 to 15 years
• Development costs	3 years

3 - INTERNALLY-GENERATED INTANGIBLE ASSETS

Research costs are expensed immediately when incurred.

Development costs on new projects are capitalised if all of the following criteria are met:

•	the project is clearly identifiable and its related costs are separately identified and reliably measured;

•	the technical feasibility of the project has been demonstrated and the Group has the intent and the financial capability to complete the project and to use or to sell the products derived from this project;

•	it is probable that the project developed will yield future economic benefits for the Group.

These costs relate to the purchase of raw materials and labour. Capitalised project development costs are amortised on a straight-line basis over 3 years.

Property, plant and equipment

Property, plant and equipment are measured at their acquisition cost or at their fair value when new subsidiaries are acquired. Depreciation is calculated separately for every asset component that has a distinct useful life. The useful lives of the assets concerned are generally deemed to be as follows:

• Buildings	15 to 25 years
• Fixtures and fittings	10 years
• Industrial machinery and equipment	5 to 20 years
• Tools	3 to 5 years
• Vehicles	3 to 4 years
• Office equipment and furniture	3 to 10 years

Assets acquired under finance leases are recorded as assets when the lease agreement transfers substantially all the risks and rewards inherent to ownership of an asset to the Group. At each balance sheet date, a finance lease recognised as an asset gives rise to a depreciation charge (consistent with the depreciation policy applicable to other depreciable assets of the same nature). Lease agreements for which the risks and rewards of ownership are not transferred to the Group are treated as operating leases, with corresponding lease payments expensed on a straight-line basis over the lease term.

Impairment of asset values

Goodwill and intangible assets with indefinite useful lives are tested for impairment each year.

Intangible assets and property, plant and equipment with finite useful lives are tested for impairment as soon as there is any indication that such assets may have become impaired. Where relevant, a provision for impairment is recognised.

Impairment testing involves comparing the recoverable amount of the asset with its net book value. Recoverable amount is the higher of fair value less costs to sell the assets and its value in use.

Tests are carried out on the basis of Cash Generating Units (CGUs) to which these assets can be allocated. A CGU is a consistent group of assets whose continuous utilisation generates cash inflows that are largely independent of cash inflows generated by other groups of assets.

The value in use of a CGU is determined based on the present value of the estimated future cash flows to arise from these assets, within the framework of economic assumptions and operating conditions anticipated by Group Management. The measurement carried out is based mainly on the Group’s three-year plan. Cash flows beyond that timeframe are extrapolated by applying a stable growth rate.

The recoverable amount is the sum of the present value of the cash flows and the present value of the terminal residual value. The discount rate is determined using the sector’s weighted average cost of capital.

When this value is less than the book value of the CGU, an impairment loss, first allocated to goodwill, is recognised.

In the event of an indication of a recovery in value, this impairment loss may eventually be reversed to the extent that it does not exceed the net book value of the asset at the same date had it not been subject to a writedown. Impairment losses recorded on goodwill may not be reversed.

Financial assets and liabilities

Pursuant to IAS 32 and IAS 39, financial assets and liabilities comprise operating receivables and liabilities, financial loans and liabilities, shareholdings in unconsolidated companies, marketable securities, borrowings and other financial liabilities and derivative financial instruments.

On initial recognition, a financial instrument is valued at fair value, adjusted for issue costs:

•	fair value, as defined by the applicable IAS, corresponds as a general rule to transaction value, with exceptions discussed below;

•	under the IAS, the term “issue costs” is used to mean all of the ancillary costs directly attributable to the acquisition or implementation of the financial instruments.

Specific cases where fair value differs from the value on initial recognition in the balance sheet include loans, borrowings, operating receivables and liabilities which are interest-free or at beneficial rates. In such specific cases, fair value is calculated by discounting the cash flows associated with the financial instrument, using the market rate increased by a risk premium.

At future balance sheet dates, financial assets and liabilities are recorded at either their amortised cost or fair value depending on the class of assets or liabilities to which they belong.

The accounting treatment of identified financial assets and liabilities is as follows:

1 - OPERATING RECEIVABLES

At each balance sheet date, the Group assesses whether there is an objective indication of impairment of a receivable. If there are objective indications of impairment in respect of assets recognised at amortised cost, the book value of the asset is reduced via the use of an impairment account. The amount of the impairment is recognised in the income statement.

If the amount of the impairment reduces during a subsequent accounting period, and if such reduction can be objectively linked to an event that occurred after the recognition of the impairment, the impairment loss previously recognised is reversed to the extent that the book value of the asset does not exceed the amortised cost on the date the impairment loss is reversed. Any subsequent reversal is recognised in the income statement.

Regarding doubtful trade receivables, a provision is raised when there is an objective indication of the Group’s inability to recover all or part of the amounts due under the terms contractually laid down in respect of the transaction. Significant financial difficulties encountered by the debtor, the probability that the debtor will become bankrupt or undergo a financial restructuring or payment default are indications of the impairment of a receivable. The book value of the trade receivable is reduced via the use of a value adjustment account.

Within the framework of the factoring of trade receivables, an analysis of the risks and rewards relating to the transfer of such receivables must be conducted pursuant to IAS 39 (credit risk and interest rate risk primarily):

•	if the risks and rewards are substantially transferred, the receivables are deconsolidated from the balance sheet against cash;

•	if the risks and rewards are substantially retained, the receivables are maintained on the balance sheet with a corresponding liability being recognised, the transaction being accounted for as a borrowing guaranteed by receivables.

2 - FINANCIAL RECEIVABLES AND LOANS

These financial instruments are also recorded at their amortised cost. They are subject to valuation tests, which are realised when there is an indication that their recoverable amount is less than their book value, in accordance with the same principles as those described in paragraph “1 - operating receivables”. The impairment loss is recorded in the income statement as are any loss reversals.

3 - SHAREHOLDINGS IN UNCONSOLIDATED COMPANIES

These financial instruments are classified as assets held for sale. They are unlisted shares for which the fair value cannot be reliably determined and therefore the book value at which they are recognised is their acquisition cost.

In the event of an objective indication of impairment of the financial asset (notably a significant and sustained drop in its value), the impairment loss is recognised in the income statement and may not be reversed in a subsequent period other than on the sale of the shareholding concerned.

4 - CASH, MARKETABLE SECURITIES AND CASH EQUIVALENTS

Cash and marketable securities reflected in the balance sheet include cash balances, bank accounts, term deposits maturing in less than three months and securities that can be traded on official exchanges. These short-term instruments comprise money market funds and certificates of deposit. They are considered by the Group as financial assets held for trading and are valued at their fair value, with any movements in fair value recorded to the income statement.

In the case of highly liquid short-term investments (maturity not exceeding three months), it is assumed that their fair value is equal to their book value (capitalised interest included). Such items are therefore classified as cash equivalents.

5 - BORROWINGS AND OTHER FINANCIAL LIABILITIES

Borrowings are initially recognised net of related expenses. Their cost is amortised using the effective interest rate method. Other financial liabilities are recognised at amortised cost.

6 - PUT OPTIONS HELD BY MINORITY SHAREHOLDERS IN GROUP SUBSIDIARIES

If the put options held by minority shareholders in Group subsidiaries have an impact on the transfer of risks and rewards associated with underlying securities, the put option gives rise to the recognition of a firm and immediate acquisition of the securities, with their payment being deferred.

In accordance with IAS 32, put options are recognised as financial liabilities if they have no impact on the transfer of risks and rewards. The amount reflected in the balance sheet corresponds to the present value of the exercise price of put options, measured according to the discounted future cash flow method. This liability is offset under equity.

Subsequent fair value movements are recognised:

•	in equity, for the estimated change in value of the exercise price;

•	in net financial income (expense) for the reversal of debt discounting.

Derivative financial instruments

The Group uses derivative financial instruments to manage its exposure to movements in interest rates and in the exchange rates of foreign currencies. As part of its hedging policy, the Group uses interest rate swaps and contracts for forward purchases and sales of currencies. The Group may also use option contracts.

1 - FOREIGN EXCHANGE RISK

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of its exposure to a number of currencies. The management of exchange risk is centralised by the parent company’s Treasury Department and comprises two parts:

•	exchange risk management relating to tenders in foreign currencies (uncertain risk);

•	exchange risk management relating to commercial contracts (certain risk).

The Group’s policy is to hedge all expected future transactions in each major currency.

2 - INTEREST RATE RISK

The Group manages its interest rate cash flow risk through the use of variable rate against fixed rate swaps or options. From an economic point of view, the effect of these interest rate swaps or caps is to convert variable rate borrowings into fixed rate borrowings. The Group may also use structured instruments that do not qualify for hedge accounting.

A detailed description of the exchange and interest rate risks is provided in Note 20: management of financial risks.

3 - DERIVATIVE FINANCIAL INSTRUMENTS GENERAL ACCOUNTING RULES

The derivative instruments used by the Group qualify for accounting purposes as hedges if the derivative is eligible for hedge accounting and if the hedging relationship is documented in accordance with the principles of IAS 39.

The derivative hedge instruments are recorded in the balance sheet at their fair value. The recognition of movements in the fair value of derivative instruments depends on the following three classifications:

•	fair value hedges: movements in the fair value of the derivative are taken to the income statement and offset, to the extent of the effective part, the movements in fair value of the underlying asset, liability or firm commitment, also recorded in the income statement. Forward exchange transactions and exchange swaps that cover certain commercial contracts and financial assets and liabilities denominated in foreign currencies are considered as fair value hedges;

•	hedging future flows: movements in fair value are recorded in equity for the effective part and reclassified in income when the item covered affects the latter. The ineffective part is taken directly to financial income and expense. Interest rate derivative instruments, as well as budget cash flow hedges are treated as future cash flow hedges;

•	transaction derivatives: the movements in the fair value of the derivative are recorded in financial income and expenses.

Inventories and work-in-progress

Inventories and work-in-progress include raw materials, work-in-progress and finished products. They are stated at the lower of production cost and estimated net realisable value.

Raw materials are measured using the weighted average cost method.

Work-in-progress and finished products are measured at their production cost. The cost of inventories includes direct raw material costs and, where relevant, direct labour costs as well as overheads incurred in bringing the inventories to their present location and condition.

Writedown is recognised to take account of obsolescence (see § above Use of estimates – inventories and work-in-progress).

Non-current assets held for disposal and discontinued operations

IFRS requires the separate disclosure in the balance sheet of the total value of assets and liabilities of operations held for disposal without any offset. IFRS also requires the separate disclosure in the income statement of the total after tax profit realised from discontinued operations.

Non-current assets held for disposal may no longer be depreciated or amortised. They are valued at the lower of their book value and fair market value net of disposal costs.

Treasury shares

Faiveley Transport parent company shares held by the subsidiaries or the parent company are deducted from consolidated equity, with any gains or losses on their disposal being directly allocated to equity.

Provisions for liabilities and charges

1 - PROVISIONS FOR RETIREMENT BENEFITS AND OTHER EMPLOYEE COMMITMENTS

In accordance with the laws and practices of each country, Faiveley Transport Group participates in retirement benefit plans, social security plans, medical plans and employment termination indemnity schemes, with benefits based on several factors including seniority, wages and payments made into mandatory general plans.

These plans may be defined-benefit or defined-contribution plans.

Post-employment benefits – defined benefits

Following retirement, Group employees receive benefits (pension or allowance) funded by a number of Group companies. These defined benefit plans primarily concern the United Kingdom, Germany, France and Italy.

In the United Kingdom and Germany, the majority of these plans involve supplementary pension plans. In the United Kingdom, commitments are pre-financed by plan assets.

In France, employees are granted by law a retirement benefit for an amount that varies according to the applicable collective agreement, seniority of employment and end-of-career salary. This benefit is paid by the employer when the employee retires.

In Italy, the law provides for the payment by companies of the “Trattamento di Fine Rapporto” (Severance pay) or TFR for the benefit of employees. The TFR is funded by a 7.4% contribution paid by the employer and is accumulated so as to provide the employee with a lump sum when leaving the Company. The impact of the TFR reforms has been integrated since 31 March 2008. The provision established in the Company’s financial statements relates to rights acquired prior to 1 January 2007. For rights acquired subsequently, the employer’s commitment is limited to the payment of contributions to external funds.

Commitments for defined benefit plans are calculated based on the projected unit credit method. From the financial year beginning 1 April 2013, actuarial gains and losses are recognised under items of other comprehensive income in accordance with revised IAS 19.

Post-employment benefits – defined contributions

Contributions into defined contribution plans are expensed when made.

Other long-term benefits

Other long-term benefits primarily concern Germany (seniority bonuses and early retirement schemes) and France (seniority awards).

Actuarial differences for this type of plan are expensed when they arise.

The net expense for retirement commitments and similar benefits is broken down between cost of sales and structure costs, according to the distribution of the Company workforce.

2 - OTHER PROVISIONS FOR LIABILITIES AND CHARGES

In accordance with IAS 37, the Faiveley Transport Group recognises a provision when an obligation to a third party arises that will result in a probable loss or liability that can be reasonably measured. The Group reports a contingent liability as an off-balance sheet commitment when there is only a possibility of a resulting loss or liability or when it cannot be reasonably measured.

These provisions are determined based on the best knowledge available concerning risks incurred and their probability of realisation and are allocated to specific risks. They cover, in particular:

•	probable after sales service expenditure arising from mechanical warranties;

•	probable expenditure for industrial risks covered by contractual guarantees. The measurement of the provision amount is based on such factors as the products’ technical complexities, their innovative nature, geographical proximity, etc.;

•	litigation risks;

•	losses at completion for the part exceeding the amounts due by the customers;

•	restructuring costs when the restructuring has been officially announced and is subject of a detailed plan or whose execution has already begun.

These provisions are valued at their present value when their impact is significant and their measurement reasonably reliable.

Provisions for guarantees are calculated according to the percentage related to the type of product manufactured and experience gained of its reliability over time. The percentages vary from 1% to 6% according to the products and are applied to the sales achieved by project.

Deferred tax

In accordance with IAS 12, deferred tax is calculated using the balance sheet liability method (use of tax rates adopted or virtually adopted at the balance sheet date) for all temporary differences between the accounting and tax treatments of assets and liabilities of each Group entity noted at the balance sheet date.

Deferred tax assets arising from tax losses carried forward are recognised when it is probable that the Group will realise taxable profits in the financial years during which the unused tax losses can be offset.

Deferred tax assets arising from tax losses carried forward are recognised when it is probable that the Group will realise sufficient taxable profits in the next financial year to offset against the tax loss incurred.

Segment reporting

In light of criteria defined by IFRS 8 and given the Group’s internal organisation (steering of activities by project, with projects generally comprising several products and involving the participation of several Group subsidiaries) and the structure of the market, the Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail segment. In addition, it was deemed appropriate to retain an analysis by geographic region.

Segment reporting is presented in Note 23.

NOTE 4	CHANGES IN CONSOLIDATION SCOPE

Newly-created companies

Nil.

Acquisitions

ACQUISITION OF MINORITY INTERESTS

On 22 October 2014, a signed agreement was entered into allowing Faiveley Transport to acquire the 25% minority interests in NOWE GmbH, after the minority shareholders in that subsidiary exercised their put option. Faiveley Group’s percentages of control and interest in NOWE GmbH increased to 100% following this acquisition. Since the purchase price of these minority interests (EUR 1,880 thousand) was equal to the value of the financial debt recognised for the put option, this transaction had no impact on Group equity.

SUMMARY OF ACQUISITIONS DURING THE LAST THREE FINANCIAL YEARS

Companies acquired	Main business	Acquisition date	% interest	Acquisition cost
2014/2015
2013/2014
Schwab Verkehrstechnik AG	Design and manufacture of couplers and buffers	17 May 2013	100%	CHF 37,000 thousand
2012/2013
Nil

Disposals and companies no longer consolidated

Faiveley Transport Acquisition AB (the “Merged Entity” hereafter) has been merged into Faiveley Transport Malmö AB (the “Merging Entity” hereafter) with retrospective effect from 1 April 2014. Since the Merged Entity was held by the Merging Entity prior to the merger, the shares in the Merging Entity were transferred to the former shareholders of the Merged Entity following this reverse merger. This transaction had no impact on either the consolidated income statement or consolidated equity.

Movements in goodwill during the allocation period

Nil.

NOTE 5	GOODWILL

Goodwill mainly arose from the acquisition of subsidiaries and the purchase of minority interests in Faiveley SA by the holding company Faiveley Transport in 2008; these two companies have since merged into the current Faiveley Transport parent company.

This goodwill was measured in accordance with the partial goodwill method.

Faiveley Group Management monitors its business performance by entity or group of entities, which generally correspond to a major area of specialisation. Goodwill has been allocated to the companies or groups acquired, except for goodwill arising from the purchase of minority interests which is monitored as a whole at Group level.

The following tables provide details of opening and closing goodwill balances for the reported periods, their change during the period and their allocation to the various companies or groups of companies corresponding to the cash generating units or groups of cash generating units used by Faiveley Transport for in-house monitoring:

The following table provides details of goodwill as at 31 March 2015:

		Accumulated	Net	Net
	Gross	impairment	31 March 2015	31 March 2014(1)
Faiveley Transport minority interests	265,778	—	265,778	265,778
Sab Wabco Group (brakes and couplers)	234,004		234,004	234,004
Graham-White Manufacturing Co. (compressed air drying and brake components)	91,295	—	91,295	71,239
Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (brake components)	41,878	—	41,878	32,678
Faiveley Transport NSF (air conditioning)	10,057	—	10,057	10,057
Faiveley Transport Nowe GmbH (sanding systems)	3,273	—	3,273	3,298
Faiveley Transport Tours(2)	6,061	—	6,061	6,061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2,781	—	2,781	2,386
Faiveley Transport Gennevilliers (sintered brakes)	13,470	—	13,470	13,470
Schwab Verkehrstechnik AG	25,670	—	25,670	22,027
Other	2,845	—	2,845	2,841
TOTAL	697,112	—	697,112	663,838

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Goodwill recognised following the purchase of Espas Group.

2014/2015 CHANGE

	Gross	Adjustments						Gross
	31 March	to opening			Impairment	Other		31 March
	2014(1)	goodwill	Acquisitions	Disposals	test	movements		2015
Faiveley Transport minority interests	265,778	—	—	—	—	—		265,778
Sab Wabco Group (brakes and couplers)	234,004	—	—	—	—	—		234,004
Graham-White Manufacturing Co. (compressed air drying and brake components)	71,239	—	—	—	—	20,056	(2)	91,295
Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (brake components)	32,678	—	—	—	—	9,200	(2)	41,878
Faiveley Transport NSF (air conditioning)	10,057	—	—	—	—	—		10,057
Faiveley Transport Nowe GmbH (sanding systems)	3,298	—	—	—	—	(25	)(3)	3,273
Faiveley Transport Tours	6,061	—	—	—	—	—		6,061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2,386	—	—	—	—	395	(4)	2,781
Faiveley Transport Gennevilliers (sintered brakes)	13,470	—	—	—	—	—		13,470
Schwab Verkehrstechnik AG	22,027	—				3,644	(4)	25,670
Other	2,841	—	—	—	—	4		2,845
TOTAL	663,838	—	—	—	—	33,274		697,112

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 thousand) and Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (USD 45,057 thousand).
(3)	Adjustment to the goodwill of Faiveley Transport Nowe GmbH following the discounting of the put option on shares held by minority interests.
(4)	These movements are due to the translation difference on goodwill recognised in CHF: Faiveley Transport Schweiz AG (CHF 2,910 thousand) and Schwab Verkehrstechnik AG (CHF 26,859 thousand).

2013/2014 CHANGE

	Gross	Adjustments						Gross
	31 March	to opening			Impairment	Other		31 March
	2014(1)	goodwill	Acquisitions	Disposals	test	movements		2015
Faiveley Transport minority interests	265,778	—	—	—	—	—		265,778
Sab Wabco Group (brakes and couplers)	234,004	—	—	—	—	—		234,004
Graham-White Manufacturing Co. (compressed air drying and brake components)	76,708	—	—	—	—	(5,469	)(1)	71,239
Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (brake components)	35,187	—	—	—	—	(2,509	)(1)	32,678
Faiveley Transport NSF (air conditioning)	10,057	—	—	—	—	—		10,057
Faiveley Transport Nowe GmbH (sanding systems)	4,763	—	—	—	—	(1,465	)(2)	3,298
Faiveley Transport Tours	6,061	—	—	—	—	—		6,061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2,264	—	—	—	—	122		2,386
Faiveley Transport Gennevilliers (sintered brakes)	13,470	—	—	—	—	—		13,470
Schwab Verkehrstechnik AG	—	—	21,567	—	—	460		22,027
Other	2,943	—	—	—	—	—		2,943
TOTAL	651,235	—	21,567	—	—	(8,861)		663,941

(1)	These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 thousand) and Amsted Rail-Faiveley LLC/Faiveley Transport North America Inc. (USD 45,057 thousand).
(2)	Adjustment to the goodwill of Faiveley Transport Nowe GmbH following the discounting of the put option on shares held by minority interests.

At least once a year, at year-end, the Group carries out an impairment test on groups of cash generating units to which goodwill has been allocated. This test involves comparing their book value and their recoverable amount. Should the recoverable amount fall below the book value, impairment is recognised for the difference. No impairment was recognised in the current period nor in the previous period.

The recoverable amount of all groups of cash generating units to which goodwill has been allocated was determined based on their estimated value in use.

The value in use is measured based on future cash flow forecasts approved by Management and covering a period of 3 years. This period includes the budget prepared for the year that follows the year for which financial statements have been prepared and the following two years for the business plan. The Group benefits from very high visibility regarding future business activity. Its order book at 31 March 2015 equates to 29 months of sales for Original Equipment and about 10 months for Services.

In determining the value in use, cash flows are determined based on standard WCRs, not taking account of potential restructuring and capital expenditures that may improve asset performance.

Future cash flow forecasts estimated beyond the three-year period are extrapolated using a growth rate corresponding to the expected growth rates of the markets in which the Group operates, i.e.:

•	2.5% for the two years that follow the last year of the plan;

•	1.5% for the following years and to infinity.

Future cash flows are discounted using the Weighted Average Cost of Capital (WACC) as discount rate. This rate differs depending on the geographic location of the groups of CGUs:

	France	United States	Other countries
Discount rate before tax	11.7%	12.7%	13.1%

The discount rate is determined based on the following market data:

Market data	France	United States	Other countries
Risk-free rate on 10-year French government bonds	1.5%	2.5%	2.8%
Beta of sector	1.22	1.22	1.22
Market risk premium	7%	7%	7%

In addition to market data, Company parameters taken into account in the calculation of the discount rate include:

•	estimated cost of debt: 1.5%. This rate includes, proportionally to the weighting of variable rate debt in total debt, an average spread of 0.85% and a swap rate of 0.23%;

•	equity/debt ratio at the balance sheet date.

Given the Group’s business model, the key assumptions that make it possible to determine the recoverable amount are the growth rate and the discount rate. The Group considers that no reasonably likely change in key assumptions could lead the recoverable amount to fall below the book value. Sensitivity tests have been carried out on the two most significant goodwill items:

•	for the Faiveley Transport CGU minority shareholders, the recoverable amount is estimated at EUR 1,048 million, with a net book value of EUR 824 million.

An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 6.2% and negative impact of 5.2% on the recoverable amount. Therefore, the recoverable amount would be EUR 1,114 million and EUR 993 million respectively. An increase or a decrease of 1% in the 12.5% discount rate would have a negative impact of 7.2% and a positive impact of 8.9% on the recoverable amount. Therefore, the recoverable amount would be EUR 973 million and EUR 1,141 million respectively;

•	for the Sab Wabco Group of CGUs, the recoverable amount has been estimated at EUR 584 million, for a net book value of EUR 265 million.

An increase or a decrease of 1% in the 1.5% growth rate to infinity would have a positive impact of 5.8% and negative impact of 4.9% on the recoverable amount. Therefore, the recoverable amount would be EUR 618 million and EUR 555 million respectively.

An increase and a decrease of 1% in the 12.5% discount rate would have a negative impact of 7.3% and a positive impact of 9% on the recoverable amount. Therefore, the recoverable amount would be EUR 541 million and EUR 636 million.

NOTE 6	INTANGIBLE ASSETS

		Amortisation	Net	Net
	Gross	charges	31 March 2015	31 March 2014(1)
Development costs	24,475	10,574	13,901	11,271
Patents, trademarks and licences	30,707	23,992	6,716	4,686
Business goodwill	15	—	15	15
Other intangible assets	40,242	2,560	37,682	34,529
TOTAL	95,439	37,126	58,314	50,501

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

At 31 March 2015, intangible assets were broken down as follows:

•	development costs: they include development costs incurred as part of technical innovation projects that comply with the IAS 38 capitalisation criteria. These costs are amortised over a period of 3 years;

•	patents, trademarks and licences: this heading primarily includes patents acquired as part of the acquisition of Carbone Lorraine’s sintered brake business (EUR 4,000 thousand) and computer software amortised over a maximum of 10 years;

•	other intangible assets primarily include:

•	intangible assets identified and measured (in particular, sales agency agreements) as part of the creation of the Amsted Rail-Faiveley LLC joint venture, for a gross amount of EUR 10.7 million (USD 11.5 million),

•	the value of the customer portfolio contributed by the acquisition of Graham-White Manufacturing Co. for EUR 3.1 million (USD 3.3 million),

•	the value of the customer portfolio contributed by the acquisition of Schwab, for a gross amount of EUR 5.9 million (CHF 6.2 million) and expertise of EUR 0.9 million (CHF 0.9 million),

•	costs incurred of EUR 18.7 million corresponding to the implementation of a major IT system integration programme, whose objective is to optimise organisations, processes, tools and the sharing of technical data within the Faiveley Transport Group.

2014/2015 CHANGE

	Development	Patents, trademarks	Business	Other intangible
	costs	and licences	goodwill	assets	Total
Gross 31 March 2014(1)	19,034	25,918	15	35,874	80,841
Changes in consolidation scope	—	—	—	—	—
Acquisitions	5,168 (2)	919	—	3,359	9,446
Disposals	—	(26)	—	(0)	(26)
Other movements	273	3,897	(0)	1,010	5,179
GROSS 31 MARCH 2015	24,475	30,708	15	40,242	95,440
Accumulated amortisation at 1 April 2014(1)	(7,763)	(21,232)	—	(1,345)	(30,340)
Changes in consolidation scope	—	—	—	—	—
Charges to provision	(2,757)	(2,273)	—	(794)	(5,823)
Reversal of provision	—	25	—	—	25
Other movements	(54)	(512)	—	(421)	(988)
ACCUMULATED AMORTISATION AT 31 MARCH 2015	(10,574)	(23,992)	—	(2,560)	(37,126)
NET AMOUNTS	13,901	6,716	15	37,682	58,314

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Development costs capitalised over the period.

NOTE 7	PROPERTY, PLANT AND EQUIPMENT

	Gross	Depreciation charges	Net 31 March 2015	Net 31 March 2014(1)
Land	5,920	250	5,670	5,767
Buildings	77,760	58,585	19,175	22,524
Plant and machinery	167,906	135,843	32,063	30,087
Other PPE	43,260	35,133	8,127	7,201
Under construction	5,568	—	5,568	2,428
TOTAL	300,414	229,811	70,603	68,007

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

2014/2015 CHANGE

				Plant and	Other property,	Under
	Land	Buildings		machinery	plant and equipment	construction	Total
Gross 1 April 2014(1)	6,011	81,142		157,311	39,742	2,428	286,634
Changes in consolidation scope	—	—		—	—	—	—
Acquisitions	—	1,462		6,961	2,994	2,706	14,122
Disposals	—	(149)		(5,800)	(1,196)	—	(7,145)
Other movements	(91)	(4,695	)(2)	9,434	1,719	434	6,802
GROSS 31 MARCH 2015	5,920	77,760		167,906	43,259	5,568	300,414
Accumulated depreciation at 1 April 2014(1)	(244)	(58,618)		(127,224)	(32,541)	—	(218,627)
Changes in consolidation scope	—	—		—	—	—	—
Charges to provision	(4)	(1,838)		(7,480)	(2,301)	—	(11,623)
Reversal of provision	—	71		5,729	1,131	—	6,930
Other movements	(2)	1,800	(2)	(6,866)	(1,422)	—	(6,491)
ACCUMULATED DEPRECIATION AT 31 MARCH 2015	(250)	(58,586)		(135,842)	(35,133)	—	(229,811)
NET AMOUNTS	5,671	19,175		32,065	8,126	5,568	70,603

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	A building of the Leipzig company was reclassified as an asset held for sale with a gross value of EUR 4,177 thousand and depreciation of EUR 3,530 thousand. A second building owned by Faiveley Transport North America Inc. was also reclassified as an asset held for sale with a gross value of EUR 5,241 thousand and depreciation of EUR 572 thousand.

The majority of Group sites are owned outright or through operating leases, except the property assets of Faiveley Transport Ibérica, which are leased financed.

PROPERTY, PLANT AND EQUIPMENT ACQUIRED UNDER FINANCE LEASES

The following table provides an analysis of property, plant and equipment acquired under finance leases:

	Gross	Depreciation charges	Net 31 March 2015	Net 31 March 2014
Software licences	1,079	68	1,011	1,028
Land	—	—	—	—
Buildings	3,106	842	2,264	2,438
Plant and machinery	—	—	—	—
TOTAL	4,185	910	3,275	3,466

FINANCE LEASES

Finance lease contracts relate to the property assets of Faiveley Transport Ibérica and software licences. The future minimum lease payments on non-cancellable leases are shown in the table below:

	31 March 2015	31 March 2014
Less than 1 year	202	206
1 to 5 years	865	859
More than 5 years	233	462
TOTAL FUTURE LEASE PAYMENTS	1,300	1,527
Less financial interest	—	(46)
FINANCIAL LIABILITIES ATTACHED TO FINANCE LEASES	1,300	1,481

The value of these financial liabilities is less than the amounts listed under non-current assets since the repayment period of these liabilities is shorter than the depreciation period of the corresponding assets.

NOTE 8	INVESTMENTS IN EQUITY-ACCOUNTED ENTITIES

Joint ventures are entities over which Faiveley Group exercises joint control.

ASSUMPTIONS AND JUDGMENT HAVING LED TO CLASSIFYING THESE ENTITIES AS EQUITY ACCOUNTED

A review of partnership agreements with these entities demonstrated that control and decision-making powers were distributed between the partners and Faiveley Transport Group, which led to their consolidation using the equity method. Until 31 March 2014, these entities were consolidated using the proportional consolidation method.

SUMMARY OF EQUITY INTERESTS IN JOINT VENTURES

	% control
	and interest	Gross	Provisions	31 March 2015 Net	31 March 2014(1) Net
• Qingdao Faiveley SRI Rail Brake Co. Ltd.	50,00%	15,057	—	15,057	7,583
• Datong Faiveley Railway Vehicle Equipment Co., Ltd.	50,00%	650	—	650	466
• Shijiazhuang Jiaxiang Precision Machinery Co. (“SJPM”)	50,00%	6,110	—	6,110	4,288
TOTAL EQUITY INTERESTS IN EQUITY-ACCOUNTED JOINT VENTURES				21,817	12,337

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

2014/2015 CHANGE IN THE EQUITY VALUE OF JOINT VENTURES

	31 March 2015	31 March 2014(1)
Net value of securities at beginning of the year	12,337	12,571
Share of profit of equity-accounted entities	6,551	4,368 (3)
Dividends paid	(1,115)	(3,725)
Other movements(2)	4,044	(879)
Writedowns	—	—
NET VALUE OF SECURITIES AT YEAR-END	21,817	12,337

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Translation adjustment of EUR 4,400 thousand for the period and elimination of intra-Group margins of EUR 356 thousand.
(3)	Of which share of profit for the year to 31 March 2014: EUR 3,085 thousand for Qingdao, EUR 1,246 thousand for SJPM and EUR (22) thousand for Datong.

In light of the Group’s major key indicators (consolidated net profit, net profit after share of profit of equity-accounted entities, equity - Group share and total assets), no equity interest in any equity-accounted joint venture is individually material.

RISKS ASSOCIATED WITH INTERESTS IN JOINT VENTURES

Commitments given by the Group in respect of its joint ventures and contingent liabilities incurred by its joint ventures are presented in Note 36 “Off-balance sheet commitments”.

NOTE 9	OTHER NON-CURRENT FINANCIAL ASSETS

2014/2015 CHANGE

	Shareholdings
	in unconsolidated	Other financial
	subsidiaries	investments	Total
Gross 31 March 2014(1)	932	2,476	3,408
Changes in consolidation scope	—	—	—
Acquisitions	—	236	236
Disposals	—	(50)	(50)
Other movements	—	411	411
GROSS 31 MARCH 2015	932	3,074	4,006
Accumulated writedowns at 1 April 2014(1)	677	25	702
Changes in consolidation scope	—	—	—
Charges to provision	—	—	—
Reversal of provision	—	—	—
Other movements	—	—	—
ACCUMULATED WRITEDOWNS AT 31 MARCH 2015	677	25	702
NET AMOUNTS	255	3,049	3,304

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

MATURITY DATE OF OTHER FINANCIAL INVESTMENTS

			Total	Total
	1 to 5 years	More than 5 years	31 March 2015	31 March 2014
Other non-current investments	156		156	128
Loans	495	458	953	914
Guaranteed deposits and securities	1,105	116	1,221	978
Other financial receivables	247	497	744	456
TOTAL	2,003	1,071	3,074	2,476

“FINANCIAL INFORMATION ON UNCONSOLIDATED SECURITIES”

		Net book value of securities
(EUR thousands)	% interest	Gross	Impairment	Net	Equity	Net profit
Suecobras (Brazil)(1)	100	865	(666)	197	68	(21)
Sab Wabco Sharavan Ltd. (Iran)(2)	49	11	(11)	—	—	—
Sofaport (France)(1)	59,50	47	—	47	23	(1)
Faiveley Transport Service Maroc	100	8	—	8	8	65
Faiveley Transport South Africa(2)	100	—	—	—	—	—
TOTAL		932	(677)	255	—	—

(1)	Companies undergoing liquidation.
(2)	Dormant companies.

NOTE 10	DEFERRED TAX

			Impact on		Items of other
	Amount at		income	Currency	comprehensive	Amount at
	1 April 2014(1)	Reclassifications	statement	conversions	income	31 March 2015
Provisions for inventory	2,237	(169)	733	214	—	3,015
Provisions for trade and other receivables	337	(28)	34	18	—	361
Provisions for contracts	13,175	(258)	(1,682)	729	—	11,964
Provisions for restructuring	119	—	(25)	—	—	94
Provisions for retirement benefits and seniority awards	5,695	144	615	229	2,883	9,566
Other provisions for liabilities	1,780	(1)	(1,201)	124	—	702
Percentage of completion method (IAS 11)	595	—	557	45	—	1,196
Elimination of inventory margins (intra-Group)	816	—	340	4	—	1,160
Restatements under IAS 32-39 (cash flow)	3,149	118	5,036	(64)	(364)	7,875
Leases	148	—	35	—	—	183
Property, plant and equipment and intangible assets	2,223	313	(305)	181	—	2,412
Current assets and liabilities	3,178	770	(687)	409	—	3,670
Translation differences	1,630	(166)	2,133	144	—	3,742
Tax losses carried forward	14,140	629	491	2,128	—	17,388
Tax losses carried forward but not recognised(2)	(4,197)	100	1,517	(340)	—	(2,920)
Other restatements	6,711	(1,452)	424	339	—	6,022
TOTAL DEFERRED TAX – ASSETS	51,737	—	8,014 (a)	4,159	2,519	66,429
Provisions for inventory	220	(145)	(82)	7	—	—
Provisions for trade and other receivables	56	(28)	(8)	4	—	23
Provisions for contracts	3,115	(199)	(2,917)	—	—	—
Provisions for retirement benefits and seniority awards	19	(19)	—	—	—	—
Other provisions and restatements	4,821	36	275	649	—	5,781
Regulated provisions	1,671	—	(11)	—	—	1,661
Percentage of completion method (IAS 11)	7,433	1,267	6,844	851	—	16,395
Capitalisation of development costs	3,850	(420)	716	4	—	4,149
Restatements under IAS 32-39 (cash flow)	2,061	133	4,279	67	—	6,541
Valuation difference	4,063	—	1,887	1,320	—	7,270
Property, plant and equipment and intangible assets	2,908	(216)	(261)	477	—	2,907
Current assets	478	(417)	(58)	2	—	6
Translation differences	2,602	8	2,816	2	—	5,427
Leases	733	—	(39)	—	—	694
TOTAL DEFERRED TAX – LIABILITIES	34,030	—	13,441 (b)	3,382	—	50,854
Impact on income statement (a)-(b)			(5,427)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Amount of deferred tax assets corresponding to tax losses not recognised due to the risk of non-recovery.

NOTE 11	INVENTORIES

			Net	Net
	Gross	Provisions	31 March 2015	31 March 2014(1)
Raw materials	124,124	18,820	105,304	91,654
Work-in-progress	25,680	1,163	24,517	22,806
Finished products	33,076	4,886	28,190	26,981
Merchandise	10,670	1,016	9,654	4,920
TOTAL	193,550	25,885	167,665	146,361

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

2014/2015 MOVEMENTS IN PROVISIONS

		Changes in	Charges	Reversals	Reversals
	Provisions at	consolidation	to	provisions	provisions	Other	Provisions at
	31 March 2014(1)	scope	provision	used	unused	movements(2)	31 March 2015
Raw materials	14,882	—	5,214	(3,024)	(631)	2,379	18,820
Work-in-progress	2,326	—	342	(341)	(8)	(1,156)	1,163
Finished products	2,253	—	3,076	(854)	(44)	455	4,886
Merchandise	967	—	271	(191)	(52)	21	1,016
TOTAL	20,428	—	8,903	(4,411)	(735)	1,699	25,885

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Translation adjustment for the period and reclassifications.

During the 2014/2015 financial year, old inventories and inventories that had become totally obsolete were scrapped. Provisions of 84% of the value of these inventories had previously been raised. The impact on the income statement for the period was a loss of EUR 0.7 million.

NOTE 12 WORK-IN-PROGRESS ON PROJECTS

At 31 March 2015, net work-in-progress on projects was valued at EUR 121.7 million, compared with EUR 112.5 million in the previous year as restated. This primarily includes engineering costs on long-term contracts. At each balance sheet date, the Group assesses its recoverable amount. In the event of a loss-making contract, writedown is recognised as a reduction of contracts in progress.

Gross work-in-progress on projects was EUR 139.9 million at 31 March 2015, compared with EUR 126.4 million at 31 March 2014 (restated amount).

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled EUR 18.2 million at 31 March 2015 as against EUR 13.9 million at 31 March 2014 as restated.

NOTE 13	CURRENT RECEIVABLES

Trade receivables

			Net	Net
	Gross	Provisions	31 March 2015	31 March 2014(1)
Trade receivables	326,498	4,652	321,846	275,098
Assignment of receivables (factoring and ad hoc assignments)	(97,716)	—	(97,716)	(80,524)
TOTAL	228,782	4,652	224,130	194,574

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

MOVEMENTS IN PROVISIONS FOR DOUBTFUL TRADE RECEIVABLES

Financial years ended:	Opening balance of provision	Restatements IFRS 10, 11	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Other movements	Closing balance of provision
31 MARCH 2015	4,496	—	—	1,813	(1,432)	(601)	377	4,652
31 March 2014(1)	4,982	(16)	51	1,768	(1,228)	(979)	(82)	4,496

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

TRADE RECEIVABLES AT YEAR-END

				Receivables due
	Total balance sheet	Receivables not yet due	Total due	Less than 60 days	Between 60 and 120 days	Between 120 and 240 days	More than 240 days
Gross value	228,782	183,515	45,267	26,069	7,924	4,994	6,280
Writedowns	(4,652)	(1,641)	(3,011)	—	(214)	(165)	(2,632)
NET VALUE	224,130	181,874	42,256	26,069	7,710	4,829	3,648

Receivables remaining unpaid beyond the contractual due date represent, in most cases, amounts confirmed by customers but in respect of which payment is subject to the retentions identified when work was inspected.

Other current assets

	Gross	Provisions	Net 31 March 2015	Net 31 March 2014(1)
Suppliers - accrued credit notes	373	—	373	946
Social security and tax receivables	13,113	—	13,113	15,906
Prepaid expenses	5,605	—	5,605	6,323
Accrued income	1,733	—	1,733	476
Other receivables	4,003	109	3,894	9,158
TOTAL	24,827	109	24,718	32,809

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

NOTE 14	CURRENT FINANCIAL ASSETS

	31 March 2015	31 March 2014
Guaranteed deposits and securities(1)	5,854	3,901
Other financial receivables	65	268
Current accounts	923	758
Fair value of derivatives - assets	36,006	2,979
TOTAL	42,849	7,906

(1)	Under one of the factoring programs, in order to guarantee the repayment of amounts for which the Group may become liable, a non-interest bearing escrow account was created representing 10% of transferred receivables outstanding. This rate may potentially be adjusted in the event of an increase in disallowed receivables (credit notes, disputes, non-payment or discounts). The outstanding guarantees at 31 March 2015 were EUR 5,575 thousand compared with EUR 3,722 thousand at 31 March 2014.

NOTE 15	CASH AND CASH EQUIVALENTS

	31 March 2015	31 March 2014(1)
Short-term investments	14,824	69,795
Cash	222,021	169,419
Bank overdrafts	(1,396)	(1,042)
Invoices factored and not guaranteed	(777)	(237)
TOTAL	234,672	237,935

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

The Group does not hold a share portfolio but deposits excess cash balances. At 31 March 2015, it had money market funds and certificates of deposits of EUR 1.8 million and fixed-term deposits of EUR 13.0 million. These deposits meet the criteria specified by IAS 7, which enables them to be classified as cash equivalents.

NOTE 16	GROUP EQUITY

Share capital

At 31 March 2015, the Company’s share capital totalled EUR 14,614,152 divided into 14,614,152 shares of EUR 1 each, fully paid up. Shares registered in the name of the same shareholder for at least two years have double voting rights.

The Group manages its capital by ensuring that it maintains financial ratios within the limits defined by its credit agreements (see Note 19).

COMPOSITION OF THE SHARE CAPITAL

			New	Voting
Shares	Par value	31 March 2014	shares issued	rights granted	31 March 2015
Ordinary	1	6,682,517	—	210,635	6,893,152
Redeemed	—	—	—	—	—
With preferred dividends	—	—	—	—	—
With double voting rights	1	7,931,635	—	(210,635)	7,721,000
TOTAL	1	14,614,152	—	—	14,614,152

TREASURY SHARES

At 31 March 2015, Faiveley Transport held 233,874 treasury shares, including 10,255 through its liquidity contract.

TRANSLATION DIFFERENCES

Translation differences comprise mainly the gains and losses resulting from the translation of the equity of subsidiaries whose functional currency is other than the Euro.

The translation differences presented in the consolidated statement of comprehensive income primarily reflect the movement in the US dollar (EUR 15.4 million) and the Chinese Yuan (EUR 7.5 million) against the Euro over the financial year ended 31 March 2015.

RESERVES AND NET PROFIT

	31 March 2015	31 March 2014
Legal reserve	1,461	1,461
Distributable reserves	—	(1,886)
Reserves for derivative instruments	(271)	(963)
Other reserves	435,439	406,910
Net profit - Group share	55,645	50,110
TOTAL RESERVES AND NET PROFIT - GROUP SHARE	492,274	455,632

Share-based payments

SHARE PURCHASE OR SUBSCRIPTION OPTION PLANS

Plan features

			Share subscription
Allocation	Share purchase option plan		option plan
Date of Management Board meeting	19/02/2008	16/07/2008	23/11/2009
Exercise price in EUR(1)	32.31	40.78	54.91
Date from which options can be exercised	19/02/2010	16/07/2010	22/11/2013
Expiry date	18/02/2015	16/07/2015	22/11/2017
Number of options remaining to be exercised at 31 March 2014	5,960	22,600	116,000
Options granted during the period	—	—	—
Options cancelled during the period	—	—	—
Options exercised during the period	(5,960)	(14,153)	—
Number of options remaining to be exercised at 31 March 2015	—	8,447	116,000

(1)	The exercise price is equal to the average price of the 20 trading days preceding the date of the Management Board meeting at which it was decided to grant the options, less a discount of 5%.

Summary and valuation of plans

Share subscription
Allocation	Share purchase option plan		option plan
Date of Management Board meeting	19/02/2008	16/07/2008	23/11/2009
Initial fair value of the plan (EUR millions)	—	—	2.8
Charge for the financial year (EUR millions)	—	—	—

FREE PERFORMANCE-BASED SHARE ALLOCATION PLANS AND FREE SHARE PLANS

Free performance-based share allocation plan of 2 July 2014

On 2 July 2014, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2013. This involves allocating a total of 135,106 shares, i.e. approximately 0.92% of the share capital, to 226 beneficiaries.

These allocations are subject to the beneficiaries remaining employed by the Group and to performance criteria applicable over a two-year period. For reasons of confidentiality, the levels expected in relation to performance criteria are not disclosed, but are based on:

•	a cumulative profit from recurring operations target for the 2014/2015 and 2015/2016 financial years;

•	a cumulative cash flow generation target set for the 2014/2015 and 2015/2016 financial years;

•	a target for the rollout of the Faiveley Worldwide Excellence (FWE) programme.

If the performance criteria are completely fulfilled or are exceeded, the beneficiaries will receive the full number of shares that have been allocated to them.

If the performance criteria are partially fulfilled but exceed a minimum threshold, the beneficiaries will receive a percentage of the number of shares that have been allocated to them, prorated on the percentage of achievement of the targets set. If the minimum threshold is not reached, no shares will be allocated.

Free performance-based share allocation plan of 25 November 2014

On 25 November 2014, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involves allocating a total of 1,000 shares to a single beneficiary. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see § above).

Free performance-based share allocation plan of 27 March 2015

On 27 March 2015, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involves allocating a total of 4,000 shares to two beneficiaries. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see § above).

Plan features

Allocation	Free performance-based shares				Free shares
Date of authorisation by the AGM	14/09/2012	12/09/2013	12/09/2014	12/09/2014	14/09/2011		14/09/2012
Date of Management Board meeting	24/10/2012	02/07/2014	25/11/2014	27/03/2015	05/03/2012		15/01/2013
Date ownership of free shares transferred to French tax residents	24/10/2014	02/07/2016	n/a	27/03/2017	05/03/2014		15/01/2015
Date ownership of free shares transferred to non-French tax residents	n/a	02/07/2018	25/11/2018	27/03/2019	05/03/2016		15/01/2017
Vesting date of free shares	24/10/2016	02/07/2018	25/11/2018	27/03/2019	05/03/2016		15/01/2017
Total number of shares allocated at 31 March 2014	7,500	—	—	—	27,014	(1)	68,142
Number of shares allocated during the period	—	135,106	1,000	4,000	—		—
Number of shares cancelled during the period	(4,624)	(2,700)	(1,000)		(1,972)		(2,848)
Total number of shares vested during the period under this plan	(2,876)	—	—	—	—		(34,654)
Total number of shares allocated at 31 March 2015	—	132,406	—	4,000	25,042		30,640
Terms and conditions of share allocation under the plan	Determination of % of shares vested at 24/10/2014	Determination of % of shares vested at 02/07/2016	Determination of % of shares vested at 25/11/2016	Determination of % of shares vested at 27/03/2017	Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought		Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought

(1)	The amount published at 31 March 2014 corresponded to the total number of shares lapsed since inception, instead of consisting solely of the number of shares lapsed during the 2013-2014 financial year. (No significant impact on the valuation of the 05/03/2012 plan published at 31 March 2014).

Plan valuation

Allocation	Free performance-based shares				Free shares
Date of Management Board meeting	24/10/2012	02/07/2014	25/11/2014	27/03/2015	05/03/2012	15/01/2013
Initial fair value of the plan (EUR millions)	0.2	2.9	—	0.1	2.3	1.8
Charge for the financial year (EUR millions)	—	1.3	—	—	—	0.9

NOTE 17	MINORITY INTERESTS

Summary of minority interests included in equity

	31 March 2015	31 March 2014
Shanghai Faiveley Railway Technology	9,972	12,619
Amsted Rail - Faiveley LLC	20,987	14,169
Other minority interests	757	865
TOTAL	31,716	27,653

In light of the Group’s major key indicators (consolidated net profit, net profit after share of profit of equity-accounted entities, equity - Group share and total assets), no minority interest is individually material.

NOTE 18	ANALYSIS OF PROVISIONS

Non-current provisions

		Changes in			Items of other
	Amount at	consolidation	Charges to	Reversals	comprehensive	Reversals	Other	Amount at
	1 April 2014	scope	provision	used	income	unused	movements(1)	31 March 2015
Provisions for retirement	36,538	—	2,467	(2,134)	10,313	(2,515)	1,140	45,809
commitments and employee benefits
Provisions for charges	1,697	—	1,354	(587)	—	(500)	311	2,275
TOTAL	38,235	—	3,822	(2,721)	10,313	(3,015)	1,451	48,084

(1)	Including exchange differences of EUR 1,572 thousand.

Actuarial losses generated over the financial year result from changes in the actuarial assumptions used in the valuation of commitments, differences between market conditions actually observed and those originally assumed, as well as experience. These actuarial gains are recognised under items of other comprehensive income and are net of tax.

Provisions for retirement commitments and employee benefits

SUMMARY OF PROVISIONS

The provisions as at 31 March 2015, of those countries with the most significant commitments are shown in the following table:

	31 March 2015					31 March 2014
(EUR millions)	France	Germany	United Kingdom	Other countries	Total	Total
Post-employment benefits	12.2	17.8	7.8	5.5	43.3	34.4
Provisions for other long-term benefits	0.5	1.0	—	1.0	2.5	2.1
TOTAL	12.7	18.7	7.8	6.6	45.8	36.5

INFORMATION REGARDING THE ACTUARIAL LIABILITY:

Movements in actuarial liability by geographic region

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Actuarial liability at beginning of period	9.3	15.1	54.9	10.6	89.8	82.3
Cost of services provided	0.6	0.0	0.1	0.3	1.0	0.9
Interest on actuarial liability	0.3	0.4	2.4	0.3	3.4	3.1
Employee contributions	—	—	—	0.1	0.2	0.1
Benefits paid	(0.5)	(1.0)	(2.0)	(0.3)	(3.8)	(4.4)
Settlement of liability	—	—	—	—	—	—
Scheme amendments	—	—	—	—	—	—
Acquisitions/Transfers/Companies joining the Group	—	—	—	—	—	6.7
Actuarial (gains)/losses	2.5	3.2	7.6	1.7	15.0	(0.1)
of which experience gains/(losses)	(0.1)	(0.3)	—	0.2	(0.3)	0.3
Exchange differences	—	—	8.3	1.5	9.8	1.2
Other	—	—	—	—	—	—
ACTUARIAL LIABILITY AT END OF PERIOD	12.2	17.7	71.3	14.2	115.4	89.8
of which:
Funded schemes	—	—	71.3	10.8	82.1	62.2
Unfunded schemes	12.2	17.7	—	3.3	33.3	27.5

Movements in plan assets by geographic region

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Fair value of assets at beginning of period	—	—	49.2	6.3	55.5	48.4
Employer contributions	—	—	2.5	0.2	2.7	1.8
Employee contributions	—	—	—	0.1	0.1	0.1
Benefits paid	—	—	(2.0)	(0.1)	(2.1)	(2.7)
Settlement of liability	—	—	—	—	—	—
Expected financial income	—	—	2.2	0.2	2.4	2.2
Actuarial gains/(losses)	—	—	4.2	0.6	4.7	(0.9)
of which experience gains/(losses)	—	—	4.2	0.6	4.7	(0.4)
Acquisitions/Transfers/Companies joining the Group	—	—	—	—	—	5.8
Exchange differences	—	—	7.6	1.3	8.9	0.9
FAIR VALUE OF ASSETS AT END OF PERIOD	—	—	63.6	8.6	72.2	55.5

The actual return on investments was EUR 7.1 million in the year to 31 March 2015 (compared with EUR 1.2 million to end March 2014). The implicit return on investments is estimated at EUR 2.2 million in 2015.

Provision for retirement commitments

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Actuarial liability	12.2	17.7	71.3	14.2	115.5	89.8
Fair value of plan assets	—	—	63.6	8.6	72.2	55.5
Financial cover	12.2	17.7	7.7	5.6	43.2	34.3
Impact of capping of assets	—	—	0.1	—	0.1	0.1
NET PROVISION	12.2	17.7	7.8	5.6	43.3	34.4
of which provisions for commitments	12.2	17.7	7.8	5.6	43.3	34.4
of which surplus plan assets	—	—	0.1	—	0.1	0.1

Past data relating to financial cover and actuarial experience differences for the current and the previous four financial years

	31 March 2015	31 March 2014	31 March 2013	31 March 2012	31 March 2011
	Total	Total	Total	Total	Total
Present value of the commitment	115.4	89.8	82.3	77.9	70.3
Fair value of plan assets	72.2	55.5	48.4	44.7	39.8
FUNDING SHORTFALL	43.1	34.3	33.9	33.2	30.5
Experience gains/(losses) in relation to liabilities	(0.3)	(0.3)	2.5	(0.1)	1.8
Experience gains/(losses) in relation to assets	4.7	(0.9)	3.8	0.5	(0.1)
Experience gains/(losses) in relation to liabilities, as % of commitment	0%	0%	3%	0%	3%
Experience gains/(losses) in relation to assets, as % of plan assets	7%	-2%	8%	1%	0%

INCOME STATEMENT ITEMS

Breakdown of net pension cost

	31 March 2015					31 March 2014
	France	Germany	United Kingdom	Other countries	Total	Total
Cost of services provided	0.6	0.0	0.1	0.3	1.0	0.9
Interest on actuarial liability	0.3	0.4	2.4	0.3	3.4	3.1
Financial income	—	—	(2.2)	(0.2)	(2.4)	(2.1)
Reduction/liquidation/transfer of the plan	—	—	—	—	—	—
Impact of capping of assets	—	—	—	—	—	—
Other	—	—	—	—	—	—
NET CHARGE	0.9	0.4	0.3	0.3	2.0	1.9

In addition, charges for the year in respect of defined contribution schemes totalled EUR 23.9 million, compared with EUR 22.3 million for the year to 31 March 2014.

Actuarial assumptions

The actuarial assumptions used to measure commitments take into account the demographic and financial conditions specific to each country or Group company.

Discount rates are determined by reference to the yields on AAA bonds with similar durations to those of the commitments as at the measurement date (Bloomberg Corporate AA 15 years for France and Germany and Iboxx 15+ for the UK).

The assumptions used for those countries with the most significant commitments are shown in the following table:

	31 March 2015			31 March 2014
	France	Germany	United Kingdom	France	Germany	United Kingdom
Discount rate	1.30%	1.30%	3.20%	2.85%	2.85%	4.30%
Inflation rate	2.00%	2.00%	2.95%	2.00%	2.00%	3.30%
Average salary increase rate	2.50%	2.22%	3.30%	2.50%	2.22%	3.65%

The sensitivity of commitments at 31/03/2015 and the cost of services rendered for the next year to a 25 basis point change in the discount rate are summarised as follows:

	0.25% increase	0.25% decrease
(EUR millions)	in discount rate	in discount rate
Effect on the value of commitments	(4.4)	4.7
Effect on the cost of services provided	(0.1)	0.1

The sensitivity of commitments at 31 March 2014 and the cost of services rendered for the next year to a 25 basis point change in the salary increase rate are summarised as follows:

	0.25% increase	0.25% decrease
(EUR millions)	in salary rate	in salary rate
Effect on the value of commitments	0.5	(0.5)
Effect on the cost of services provided	0.1	(0.1)

Currently the investment portfolio contains no Group securities.

The structure of the investment portfolio is as follows:

	31 March 2015	31 March 2014
Shares	9.4%	10.1%
Bonds	43.7%	42.3%
Other assets	46.9%	47.6%
TOTAL	100.0%	100.0%

Plan assets are primarily comprised of financial assets which are actively traded on organised financial markets.

Current provisions

	Amount at	Changes in		Reversals	Reversals	Items of other
	1 April	consolidation	Charges to	provisions	provisions	comprehensive	Other		Amount at
	2014(1)	scope	provision	used	unused	income	movements		31 March 2015
Provisions for risks, warranties and penalties	86,083	—	50,496	(32,533)	(12,550)	—	4,604		96,100
Provisions for losses on completion	2,715	—	—	—	—	—	(310)		2,405
TOTAL CONTRACT PROVISIONS	88,798	—	50,496	(32,533)	(12,550)	—	4,294		98,505
Provisions for restructuring	407	—	397	(408)	(10)	—	—		386
Provisions for other risks	5,168	—	1,014	(310)	(3,382)	—	429		2,919
TOTAL OTHER PROVISIONS	5,575	—	1,412	(718)	(3,392)	—	429		3,305
TOTAL	94,373	—	51,908	(33,251)	(15,942)	—	4,723	(2)	101,810

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Including exchange differences of EUR 5,005 thousand and reclassifications of EUR (309) thousand.

Current provisions primarily relate to provisions for risks, guarantees and after-sales service granted to our customers and litigations and claims on completed contracts. The methods underlying the recognition of these provisions are specified in Note 3 – “Provisions for liabilities and charges”.

Provisions for losses on completion are shown here for the amount not allocated as a reduction of work-in-progress on projects.

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled EUR 18.2 million at 31 March 2015 as against EUR 13.9 million at 31 March 2014 as restated.

NOTE 19	BORROWINGS AND FINANCIAL DEBT

In respect of all its sources of financing and following the renegotiation of the syndicated loan, Faiveley Transport Group must now comply with the following four financial conditions:

•	leverage ratio “Consolidated Net Debt/Consolidated EBITDA”, which must be less than 3;

•	gearing ratio “Consolidated Net Debt/Equity”, which must be less than 1.5;

•	total bank guarantees, which must be less than 22% of the order book;

•	“Consolidated EBITDA/Cost of Consolidated Net Financial Debt”, which must exceed 3.5.

Non-compliance with one of these covenants may result in the debt becoming immediately repayable.

The calculation of banking ratios for the “USPP” and “Schuldschein” loans is based on accounting standards applicable at the balance sheet date. The calculation of banking ratios for the Syndicated Credit is based on accounting standards applicable at the date the contract was signed.

At 31 Mars 2015, ratios were as follows for the various sources of financing:

	Banque	Syndicated	US private	Schuldschein
At 31 March 2015	Postale loan	credit	placement	loan
“Consolidated Net Debt/Consolidated EBITDA” ratio	1.59	1.49	1.68	1.58
“Net Financial Debt/Consolidated Equity” ratio	0.26	n/a	0.28	0.26
Bank guarantees/order book	12.4%	n/a	n/a	n/a
“Consolidated EBITDA/Cost of Consolidated Net Financial Debt” ratio	10.02	10.65	10.05	10.05

Analysis and maturity of non-current and current financial debt

	31 March 2015
	Current portion	Non-current portion
	Under 1 year	1 to 5 years	Over 5 years	Total	31 March 2014
Borrowings	32,063	242,682	152,723	427,468	444,558
Leases	196	874	231	1,301	1,477
Employee profit sharing	65	—	—	65	65
Various other financial debt	6	—	—	6	1
Guarantees and deposits received	56	—	—	56	87
Credit current accounts	96	—	—	96	92
Bank overdrafts	1,396	—	—	1,396	1,042
Short-term facilities (credit balance)	—	—	—	—	—
Invoices factored and not guaranteed	777	—	—	777	237
TOTAL EXCLUDING FAIR VALUE OF DERIVATIVES	34,655	243,556	152,954	431,165	447,559
Fair value of derivatives - liabilities	19,975	—	—	19,975	11,322
TOTAL	54,630	243,556	152,954	451,140	458,881

Breakdown of non-current and current financial debt by currency

	Total	Total
	31 March 2015	31 March 2014
Euro	380,831	380,722
US Dollar	69,550	76,382
Hong Kong Dollar	68	490
Brazilian Real	72	92
Chinese Yuan	241	1,124
Indian Rupee	35	67
Czech Koruna	4	4
Korean Won	339	—
Russian Rouble	—	—
TOTAL	451,140	458,881

Breakdown of non-current and current financial debt by interest rate:

BEFORE IMPLEMENTING HEDGE INSTRUMENTS:

	At 31 March 2015	At 31 March 2014
Fixed rate financial debt	137,209	123,373
Variable rate financial debt	293,956	324,186
TOTAL FINANCIAL DEBT(1)	431,165	447,559

(1)	Excluding fair market value of derivatives – liabilities.

AFTER IMPLEMENTING HEDGE INSTRUMENTS:

	At 31 March 2015	Au 31 March 2014
Fixed rate financial debt	317,209	253,373
Variable rate financial debt	113,956	194,186
TOTAL FINANCIAL DEBT(1)	431,165	447,559

(1)	Excluding fair market value of derivatives – liabilities.

Calculation of net financial debt

	At 31 March 2015	At 31 March 2014(1)
Non-current financial debt	396,510	407,983
Current financial debt	32,482	38,297
Bank overdrafts	1,396	1,042
Invoices factored and not guaranteed	777	237
TOTAL FINANCIAL DEBT (A)	431,165	447,559
Receivables from investments
Loans	1,018	1,182
Guaranteed deposits and securities paid	7,075	4,879
Other financial receivables	875	561
Current accounts	923	758
TOTAL NET FINANCIAL RECEIVABLES (B)	9,891	7,380
Cash (C)	236,845	239,212
NET FINANCIAL DEBT (A-B-C)	184,429	200,967
Equity	657,450	577,647
Net debt/equity ratio	28.1%	34.8%

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

In economic terms, net debt should be reduced by the value of treasury shares held for sale as part of the share purchase/subscription option and free share allocation plans.

The liquidation value of these shares was EUR 10.9 million at 31 March 2015, given the exercise prices granted for share purchase/subscription options and the year-end share price for shares not allocated to these plans.

For accounting purposes, the value of treasury shares held is deducted from equity under IFRS; this amounted to EUR 13.5 million at 31 March 2015 and EUR 14.7 million at 31 March 2014.

NOTE 20	FINANCIAL RISK MANAGEMENT

The Faiveley Transport Group’s cash policy is based on overall financial risk management principles and provides specific strategies for areas such as foreign exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk.

Within this framework, the Group also uses derivative instruments, mainly forward purchases and sales of currencies, exchange rate and interest rate swaps, interest rate options and raw material swaps. The aim of these instruments is to manage the exchange, interest rate and raw material risks associated with the Group’s activities and financing.

The Group’s policy is not to enter into derivative instruments for speculative purposes.

The Supervisory Board of Faiveley Transport examines risk management principles as well as policies covering certain specific fields such as exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk. These policies are summarised below.

The market values of interest rate and foreign exchange derivative instruments have been determined based on year-end market prices. They have been appraised by an independent expert.

Financial instruments for the year ended 31 March 2015

Main valuation methods used for financial assets and liabilities:

•	since most of Faiveley Transport’s financial debt bears a variable rate, its fair value (rounded to the nearest credit spread) is equal to nominal values supplemented by interest not yet due;

•	due to their short maturity profile, the fair value of trade and other receivables, other current financial assets, current financial debt, cash and cash equivalents and short-term investments is deemed identical to their book value.

		Analysis by category of instrument					Fair value classification of instruments(1)
		Non	Loans,	Fair value
		financial	receivables	through	Assets
	Book	assets and	and	profit	available	Fair
At 31 March 2015	value	liabilities	liabilities	and loss	for sale	value	Level 1	Level 2	Level 3
Shareholdings in unconsolidated subsidiaries	255	—	—	—	255	255	—	—	255
Equity interests in equity-accounted entities	21,817	21,817	—	—	—	21,817	—	—	—
Other long-term financial investments	4,077	—	4,077	—	—	4,077	—	—	—
NON-CURRENT ASSETS	26,149	21,817	4,077	—	255	26,149	—	—	255
Trade receivables	224,130	8,395	215,735	—	—	224,130	—	—	—
Other current assets	24,718	7,338	17,380	—	—	24,718	—	—	—
Current financial assets	6,843		6,843	—	—	6,843	—	—	—
Fair value of derivatives - Assets	36,006	—	—	36,006	—	36,006	—	36,006	—
Short-term investments	14,824	—	—	14,824	—	14,824	14,824	—	—
Cash	222,021	—	—	222,021	—	222,021	—	—	—
CURRENT ASSETS	528,542	15,733	239,958	272,851	—	528,542	14,824	36,006	—
TOTAL ASSETS	554,691	37,550	244,035	272,851	255	554,691	14,824	36,006	255
Non-current borrowings and financial debt	396,510	—	396,510	—	—	396,510	—	—	—
NON-CURRENT LIABILITIES	396,510	—	396,510	—	—	396,510	—	—	—
Current borrowings and financial debt	34,655	—	34,655	—	—	34,655	—	—	—
Fair value of derivatives - Liabilities	19,975	—	—	19,975	—	19,975	—	17,845	2,130	(2)
Current liabilities	303,935	12,881	291,054	—	—	303,935	—	—	—
CURRENT LIABILITIES	358,565	12,881	325,709	19,975	—	358,565	—	17,845	2130
TOTAL LIABILITIES	755,075	12,881	722,219	19,975	—	755,075	—	17,845	2,130

(1)	Revised IFRS 7 requires that fair value measurements be classified on three levels. The levels of fair value hierarchy reflect the significance of data used for the measurements:
•	Level 1: prices (unadjusted) of identical assets or liabilities listed on active markets;
•	Level 2: data other than listed prices covered by Level 1, that can be noted for the asset or liability concerned, either directly (i.e. prices) or indirectly (i.e. data derived from prices);
•	Level 3: data relating to the asset or liability, not based on observable market data (unobservable data).
(2)	This amount corresponds to the financial commitment accounted for as part of the recognition of put options held by minority shareholders in Faiveley Transport Schweiz AG (formerly called Urs Dolder AG) at 31 March 2015.

Financial instruments for the year ended 31 March 2014 restated

		Analysis by category of instrument					Fair value classification of instruments(1)
		Non	Loans,	Fair value
		financial	receivables	through	Assets
	Book	assets and	and	profit and	available	Fair
At 31 March 2014 restated	value	liabilities	liabilities	loss	for sale	value	Level 1	Level 2	Level 3
Shareholdings in unconsolidated subsidiaries	253	—	—	—	253	253	—	—	253
Equity interests in equity-accounted entities	12,337	12,337	—	—	—	12,337	—	—	—
Other long-term financial investments	2,450	—	2,450	—	—	2,450	—	—	—
NON-CURRENT ASSETS	15,040	12,337	2,450	—	253	15,040	—	—	253
Trade receivables	199,070	10,836	188,234	—	—	199,070	—	—	—
Other current assets	32,809	6,786	26,023	—	—	32,809	—	—	—
Current financial assets	4,927	—	4,927	—	—	4,927	—	—	—
Fair value of derivatives - Assets	2,979	—	—	2,979	—	2,979	—	2,979	—
Short-term investments	69,795	—	—	69,795	—	69,795	69,795	—	—
Cash	169,419	—	—	169,419	—	169,419	—	—	—
CURRENT ASSETS	478,999	17,622	219,184	242,193	—	478,999	69,795	2,979	—
TOTAL ASSETS	494,039	29,959	221,634	242,193	253	494,039	69,795	2,979	253
Non-current borrowings and financial debt	407,983	—	407,983	—	—	407,983	—	—	—
NON-CURRENT LIABILITIES	407,983	—	407,983	—	—	407,983	—	—	—
Current borrowings and financial debt	39,576	—	39,576	—	—	39,576	—	—	—
Fair value of derivatives - Liabilities	11,322	—	—	11,322	—	11,322	—	7,746	3,576	(2)
Current liabilities	258,552	13,592	244,960	—	—	258,552	—	—	—
CURRENT LIABILITIES	309,450	13,592	284,536	11,322	—	309,450	—	7,746	3576
TOTAL LIABILITIES	717,433	13,592	692,519	11,322	—	717,433	—	7,746	3,576

(1)	Revised IFRS 7 requires that fair value measurements be classified on three levels. The levels of fair value hierarchy reflect the significance of data used for the measurements:
•	Level 1: prices (unadjusted) of identical assets or liabilities listed on active markets;
•	Level 2: data other than listed prices covered by Level 1, that can be noted for the asset or liability concerned, either directly (i.e. prices) or indirectly (i.e. data derived from prices);
•	Level 3: data relating to the asset or liability, not based on observable market data (unobservable data).
(2)	This amount corresponds to the financial commitment accounted for as part of the recognition of put options held by minority shareholders in Nowe GmbH and Faiveley Transport Schweiz AG (formerly called Urs Dolder AG) at 31 March 2014.

Market risks

FOREIGN EXCHANGE RISK

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of its exposure to a number of currencies.

The major currencies concerned are the US Dollar, the Hong-Kong Dollar, the Czech Koruna, the Swedish Krona, the Pound Sterling and the Chinese Yuan.

The management of exchange risk on commercial contracts is centralised by the parent company’s Treasury Department and comprises two parts: certain and uncertain risk.

Exchange risk management relating to tenders in foreign currencies (uncertain risk)

Faiveley Transport Group is required to submit tenders denominated in foreign currencies. The Group’s hedging policy is not to use hedge instruments during the offer phase, unless when specifically decided by Management. The aim is to manage the exchange risk through normal commercially available means. If necessary, the Group Treasury Department uses mainly exchange options.

Exchange risk management relating to commercial contracts (certain risk)

Commercial contracts in foreign currencies (most often successful tenders) are hedged by the Group Treasury Department from contractual commitment. The instruments used primarily include forward purchases and exchange rate swaps. Treasury may also use options.

Exchange risk management relating to other transactions

The Group’s policy is to hedge all expected future transactions in each major currency. The minimum trigger threshold for a foreign exchange hedge is EUR 250 thousand.

Various flows are hedged against, at a minimum of 80%, based on the annual budget.

In addition to commercial contracts, all financial positions and management fees deemed the most significant are systematically hedged against.

Group exposure resulting from commercial contracts at 31 March 2015

	Trade			Net position	Hedge	Net unhedged
	receivables	Trade payables	Commitments	before hedging	instruments	position
Amounts in currency thousands	(a)	(b)	(c)	(d) = (a)-(b)-(c)	(e)	(f) = (d)-(e)
Australian Dollar	6,622	—	(552)	6,070	6,141	(71)
Canadian Dollar	—	—	(7,783)	(7,783)	(7,783)	—
Swiss Franc	—	—	(522)	(522)	(522)	—
Chinese Yuan	87,190	(10,687)	65,094	141,597	141,226	371
Czech Koruna	2,680	(64,558)	(778,925)	(840,803)	(840,579)	(224)
Pound Sterling	796	(175)	1,545	2,165	1,915	250
Hong Kong Dollar	33,573	(153,744)	(206,438)	(326,609)	(311,262)	(15,347)
Norwegian Krone	2,719	—	4,757	7,476	7,477	(1)
Polish Zloty	—	—	3,114	3,114	3,114	—
Russian Rouble	—	(2,315)	67,433	65,118	65,195	(77)
Swedish Krona	2,695	(24,260)	(74,270)	(95,835)	(98,316)	2,480
Singapore Dollar	4,006	(790)	2,176	5,392	5,392	—
US Dollar	1,720	(4,030)	119,772	117,462	117,480	(18)

Forward sales hedging financial and commercial transactions at 31 March 2015

	EUR thousands	Currency thousands	Fair value
Norwegian Krone	859	7,477	—
Swedish Krona	18,614	173,927	(101,607)
Czech Koruna	12,151	334,422	(94,130)
Australian Dollar	22,949	32,644	(22,500)
Hong Kong Dollar	138,090	1,184,054	(3,794,465)
Singapore Dollar	17,156	25,346	525,286
US Dollar	323,887	354,735	(5,397,442)
Swiss Franc	680	820	(105,510)
Pound Sterling	28,011	20,536	(142,730)
Indian Rupee	833	58,155	(34,964)
Russian Rouble	2,459	153,876	(4,902)
Chinese Yuan	31,291	219,828	(1,669,511)
Polish Zloty	1,010	4,280	(36,733)
TOTAL	597,990		(10,879,208)

Forward purchases hedging financial and commercial transactions at 31 March 2015

	EUR thousands	Currency thousands	Fair value
Swedish Krona	63,082	586,891	(23,413)
Czech Koruna	52,778	1,455,241	415,728
Australian Dollar	6,843	9,754	26,810
Hong Kong Dollar	170,115	1,448,170	3,396,058
Singapore Dollar	9,024	13,332	—
US Dollar	124,740	153,962	18,544,922
Swiss Franc	738	819	46,862
Canadian Dollar	5,665	7,783	—
Pound Sterling	56,355	40,763	(391,617)
Indian Rupee	10,899	969,650	2,529,455
Russian Rouble	1,599	106,752	(39,061)
Korean Won	3,403	4,503,800	(338,669)
Chinese Yuan	135,767	954,624	6,186,624
Polish Zloty	2,593	10,854	55,810
TOTAL	643,601		30,409,509

Sensitivity analysis

The following table presents, at 31 March 2015, the sensitivity to a 10% positive or negative change in the Euro against other currencies:

•	the effect on pre-tax profit only applies to financial assets and liabilities recognised in the balance sheet, which are denominated in a currency other than the functional currency of their controlling entity and which are not hedged against;

•	the effect on equity results from the valuation of the efficient portion of derivative instruments qualifying as cash flow hedges.

		Effect on profit from
	Movement in EUR	ordinary activities	Effect on equity
	exchange rate	(before tax)	reserves
US Dollar	10%	(3,029)	(168)
	-10%	2,479	168
Chinese Yuan	10%	1,336	(148)
	-10%	(1,093)	148
Pound Sterling	10%	1,442	(748)
	-10%	(1,180)	748
Australian Dollar	10%	510	—
	-10%	(417)	—
Hong Kong Dollar	10%	65	(278)
	-10%	(53)	278
Singapore Dollar	10%	122	—
	-10%	(100)	—
Brazilian Real	10%	299	—
	-10%	(245)	—
Swedish Krona	10%	15	500
	-10%	(12)	(500)
Czech Koruna	10%	128	—
	-10%	(105)	—
Swiss Franc	10%	(203)	—
	-10%	166	—
Russian Rouble	10%	77	29
	-10%	(63)	(29)

INTEREST RATE RISKS

The syndicated debt, excluding the revolving facility, is indexed on Euribor variable rates. The “SSD Schuldschein” private placement includes several maturities, some of which are indexed on a variable rate, others bearing a fixed rate. This debt may be hedged in accordance with the Group’s interest rate risk policy. None of the revolving facilities, all bearing a variable rate, whether drawn or undrawn, nor the US private placement-type fixed-rate bond issue are subject to interest rate hedging.

To manage its risk, the Treasury Department has implemented a hedging strategy using interest rate swaps and options.

The exposure of interest rates on loans in Euros is hedged for between 77% and 98% of the drawn debt, depending on fluctuations for the 2015/2016 period.

The US dollar denominated debt comprising the “US Private Placement” bond issue exclusively bears fixed rates.

The estimated cost of the Euro-denominated syndicated debt and “Schuldschein” loan is 1.71% for the 2015/2016 period, hedges and spreads included. The estimated cost of the US-denominated debt is estimated at 4.91%. The total cost of the Group’s debt for 2015/2016 is therefore estimated at 2.24%.

Considering the amortisation profile of the syndicated loan, Schuldschein loan and interest rate hedges, the net exposure at 31 March 2015 was as follows:

					Net hedged variable
	Financial liabilities		Hedge instruments		rate exposure
Euro-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	30,000	30,000	—	30,000	—
1 to 2 years	—	30,000	30,000	—	30,000	—
2 to 3 years	—	30,000	30,000	—	30,000	—
More than 3 years	67,500	197,500	50,000	—	117,500	147,500
TOTAL EUR	67,500	287,500	140,000	—	207,500	147,500	(1)

(1)	Sensitivity analysis of net exposure (EUR 147.5 million): A 100 basis points increase in both the reference “Euribor 3 months” and “Euribor 6 months” interest rates would result in a full-year increase of EUR 1.5 million in interest expense.

Given the amortisation profile of the syndicated credit, the US private placement and interest rate hedges, the net exposure of the US dollar-denominated debt at 31 March 2015 was as follows:

					Net hedged variable rate
	Financial liabilities		Hedge instruments		exposure
USD-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	—	—	—	—	—
1 to 2 years	—	—	—	—	—	—
2 to 3 years	3,600	—	—	—	3,600	—
More than 3 years	71,400	—	—	—	71,400	—
TOTAL USD	75,000	—	—	—	75,000	—

The following table summarises the interest rate risk exposure for the 2015/2016 period:

Debt

			Estimated cost of
(EUR thousands)	Currency	Maximum exposure	debt
355,000	EUR	23%	1.71%
75,000	USD	0%	4.91%

Instruments recognised in equity

	On EUR loans			On USD loans
	Nominal	Fair value	Nominal	Fair value	Nominal	Fair value
	(EUR	(EUR	(currency	(currency	(EUR	(EUR
	thousands)	thousands)	thousands)	thousands)	thousands)	thousands)
Swap	180,000	(782)	—	—	—	—
Tunnel	—	—	—	—	—	—
Cap	30,000	(92)	—	—	—	—
TOTAL	210,000	(874)	—	—	—	—

Sensitivity analysis

The Group has implemented a diversified interest rate risk management policy aimed at limiting the impact of potential interest rate increases on its cash flow. As at 31 March 2015, the servicing of projected debt, net of hedges put in place, would limit the impact of a 1% increase in interest rates on debt and hedges to EUR 1.0 million.

The positive impact on equity is EUR 1.5 million with a 0.5% interest rate increase.

RAW MATERIAL RISK

The Faiveley Transport Group is exposed to increases in the cost of semi-finished raw materials such as steel, aluminium and copper, as well as to increases in transportation costs. The table below shows the amounts of each raw material bought annually through purchase of components:

				Stainless
(EUR millions)	Aluminium	Cast iron	Steel	steel	Rubber	Copper
2014/2015 amounts	24	11	34	9	17	5

The Group has already anticipated these effects, through both its procurement policy and the preparation of its commercial offers. Certain contracts relating to projects include price indexation clauses which enable the Group to pass on a part of the increases in raw material costs.

DERIVATIVE FINANCIAL INSTRUMENTS

Fair value of derivative instruments

The fair value of derivative instruments for hedging exchange, interest rate and raw materials risks reflected in the balance sheet was as follows:

	Financial	Financial	Unrealised capital gains/
At 31 March 2015	instruments assets	instruments liabilities	(losses) taken to equity
Interest rate hedges(1)	—	849	(566)
Raw material hedges(1)	41	—	41
Foreign exchange hedges	35,965	16,998	112
• fair value hedges	17,685	10,190	—
• cash flow hedges	363	263	112
• not eligible for hedge accounting	17,917	6,545	—
TOTAL	36,006	17,847	(413)

(1)	Cash flow hedges.

	Financial	Financial	Unrealised capital gains/
At 31 March 2014	instruments assets	instruments liabilities	(losses) taken to equity
Interest rate hedges(1)	—	1,512	(1,392)
Raw material hedges(1)	—	35	(35)
Foreign exchange hedges	2,979	6,201	(33)
• fair value hedges	2,284	2,822	—
• cash flow hedges	20	33	(33)
• not eligible for hedge accounting	675	3,346	—
TOTAL	2,979	7,748	(1,460)

(1)	Cash flow hedges.

Movement in equity reserve (excl. deferred tax)

			Amounts
	Amount at	Movement	reclassified to the	Amount at
	1 April 2014	in the year	income statement	31 March 2015
Interest rate hedges	(1,402)	1,009	(173)	(566)
Foreign exchange hedges	(33)	177	(32)	112
Raw material hedges	(35)	76	—	41
TOTAL	(1,470)	1,262	(205)	(413)

Horizon for release of amounts recorded in equity at 31 March 2015

The amount of EUR 112 thousand recorded in equity in respect of exchange rate derivatives will be recycled to the income statement in the year ending 31 March 2016.

The amount of EUR (566) thousand recorded in equity in respect of interest rate derivatives will be released to the income statement between 1 April 2014 and 31 March 2019 according to the maturity of the flows hedged.

The amount of EUR 41 thousand taken to equity in relation to raw materials will be transferred to the income statement for the year to 31 March 2016.

Credit risk

Owing to its commercial activities, Faiveley Transport Group is exposed to credit risk, in particular the risk of default on the part of its customers.

The Group only enters into commercial relationships with third parties whose financial position is known to be healthy. The Group’s policy is to verify the financial health of those customers wishing to obtain credit.

In the case of derivative instruments and cash transactions, counterparties are limited to the high-quality financial institutions that currently finance the Group.

Faiveley Transport Group makes use of factoring arrangements in France, Germany, Spain, Italy and China. In addition, at the request of major customers, the Group participates in two reverse factoring programmes in Canada, Germany, the UK and the US.

Factoring enables the Group to sell, without recourse, part of its receivables to various factoring companies and banks. This selling without recourse has enabled the Group to improve trade receivables recovery and to transfer the risk of default or bankruptcy on the part of customers or other debtors to the factors.

At 31 March 2015, receivables sold without recourse totalled EUR 96.9 million, including EUR 7.9 million for reverse factoring programmes implemented at the request of customers.

The amount of receivables sold and not guaranteed was EUR 0.8 million.

As regards the risk associated with financial assets, the Group’s maximum exposure is equal to their book value.

Liquidity risk

Prudent liquidity risk management requires the Group to retain a sufficient level of cash and securities that can be traded in a market, to have adequate financial resources due to the implementation of appropriate credit facilities and to be in a position to unwind positions in the market.

At 31 March 2015, the Group had EUR 150 million in undrawn confirmed credit facilities.

At 31 March 2015, the Group complied with all financial conditions required by all credit agreements.

The Group considers that the cash flows generated by its operating activities, cash and funds available via existing credit lines will be sufficient to cover the expenditure and investment necessary for its operations, to service its debt and to pay dividends. Conversely, the Group may have to borrow to finance potential acquisitions.

AVAILABLE CASH AND CASH EQUIVALENTS

	31 March 2015	31 March 2014
Available credit lines (a)	197,502	194,935
Parent company cash (b)	12,290	71,914
Subsidiaries cash and cash equivalents (c)	223,778	171,386
AVAILABLE CASH AND CASH EQUIVALENTS (1) = (a+b+c)	433,570	438,235
Borrowings due in less than one year (d)	32,482	38,297
Available credit lines maturing in less than one year and bank overdrafts (e)	80,138	107,744
NET CASH AND CASH EQUIVALENTS AVAILABLE OVER THE NEXT YEAR (1-d-e)	320,950	292,194

Cash and cash equivalents include unused factoring cash of EUR 75 million (net of non-guaranteed receivables factored).

Available cash was virtually stable over the period. However, the refinancing of the syndicated credit and part of the bilateral revolving improved the level of cash available within one year.

Financial debt of less than one year is detailed in Note 19 (excluding bank overdraft, fair value of derivatives and invoices factored and not guaranteed).

Available credit facilities represent credit facilities granted by the banks and available immediately to the subsidiaries or the parent company. At 31 March 2015, EUR 1.4 million was used in respect of a bank overdraft.

MATURITY DATES OF FINANCIAL LIABILITIES AT 31 MARCH 2015

	Book				Non-financial
At 31 March 2015	value	Under 1 year	1 to 5 years	Over 5 years	liabilities
Liability financial instruments:
Borrowings	425,560	30,155	242,682	152,723	—
Interest on liabilities	1,908	1,908	—	—	—
Leases	1,301	196	874	231	—
Employee profit sharing	65	65	—	—	—
Various other financial liabilities	6	6	—	—	—
Guarantees and deposits received	56	56	—	—	—
Credit current accounts	96	96	—	—	—
Bank overdrafts	1,396	1,396	—	—	—
Fair value of derivatives – liabilities	19,975	19,975	—	—	—
Invoices factored and not guaranteed	777	777	—	—	—
Financial liabilities	451,140	54,630	243,556	152,954	—
Operating liabilities	291,054	278,173	—	—	12,881
TOTAL	742,194	332,803	243,556	152,954	12,881

Future cash flow

At 31 March 2015	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Borrowings	427,468	32,063	30,330	34,284	330,791
Leases	1,301	196	226	209	670
Employee profit sharing	65	65	—	—	—
Various other financial liabilities	6	6	—	—	—
Guarantees and deposits received	56	56	—	—	—
Credit current accounts	96	96	—	—	—

Forecast undiscounted future cash flow of interest and interest rate hedges

At 31 March 2015	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Interest on liabilities	47,424	7,890	7,643	7,512	24,379
Cash flow from liability financial instruments	1,913	899	541	282	191

MATURITY DATES OF FINANCIAL LIABILITIES AT 31 MARCH 2014

					Non-financial
At 31 March 2014 restated	Book value	Under 1 year	1 to 5 years	Over 5 years	liabilities
Liability financial instruments:
Borrowings	442,933	36,270	225,056	181,607	—
Interest on liabilities	1,625	1,625	—	—	—
Leases	1,477	188	827	462	—
Employee profit sharing	65	65	—	—	—
Various other financial liabilities	1	1	—	—	—
Guarantees and deposits received	87	56	31	—	—
Credit current accounts	92	92	—	—	—
Bank overdrafts	1,042	1,042	—	—	—
Fair value of derivatives – liabilities	11,322	11,322	—	—	—
Invoices factored and not guaranteed	237	237	—	—	—
Financial liabilities	458,881	50,898	225,914	182,069	—
Operating liabilities	258,552	244,960	—	—	13,592
TOTAL	724,565	300,507	225,914	182,069	16,075

Future cash flow

At 31 March 2014	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Borrowings	444,559	37,099	35,482	186,647	185,331
Leases	1,478	189	209	202	878
Employee profit sharing	65	65	—	—	—
Various other financial liabilities	1	1	—	—	—
Guarantees and deposits received	87	56	31	—	—
Credit current accounts	92	92	—	—	—

Forecast future cash flow of interest and interest rate hedges

At 31 March 2014	Value	Under 1 year	1 to 2 years	2 to 3 years	Over 3 years
Interest on liabilities	53,300	8,700	8,700	7,100	28,800
Cash flow from liability financial instruments	1,550	1,200	350	—	—

Contribution to net financial income/(expense)

			Revaluation				Net
						Exchange	financial
						gain or loss	income/
At 31 March 2015	Interest	Dividends	Income	Losses	Disposals	and other	(expense)
Loans and receivables	1,007	—	—	—	—
						15,635	4,070
Payables at amortised cost	(12,573)	—	—	—	—
Instruments measured at fair value through profit or loss	(1,551)	—	12,460	—	474	(26,997)	(15,614)
Assets available for sale	—	—	—	—	—	—	—
Other	(2,347)	24	—	—	—	—	(2,323)
TOTAL	(15,464)	24	12,460	—	474	(11,362)	(13,868)

			Revaluation				Net
						Exchange	financial
						gain or loss	income/
At 31 March 2014 restated	Interest	Dividends	Income	Losses	Disposals	and other	(expense)
Loans and receivables	1,081	—	—	—	—
						(2,072)	(12,191)
Payables at amortised cost	(11,200)	—	—	—	—
Instruments measured at fair value through profit or loss	1,207	—	2,245	(2,657)	392	1,832	3,019
Assets available for sale	—	—	—	—	—	—	—
Other	(1,933)	17	—	—	—	—	(1,916)
TOTAL	(10,845)	17	2,245	(2,657)	392	(245)	(11,093)

NOTE 21	CURRENT LIABILITIES

	31 March 2015	31 March 2014(1)
Trade payables	209,619	180,494
Tax and social security liabilities	68,187	59,879
Accrued credit notes	1,458	959
Deferred income	168	2,008
Accrued expenses	12,713	11,584
Non-current assets suppliers	441	610
Dividends payable	55	55
Other operating liabilities	11,295	2,963
TOTAL	303,935	258,552

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

At 31 March 2015, “Trade payables” included EUR 32.7 million of credit work-in-progress on projects (compared with EUR 23.8 million at 31 March 2014).

The increase in “Other operating liabilities” is primarily due to the exposure of project portfolios to the exchange risk, which increased due to the significant movements in exchange rates over the financial year. This exchange risk is hedged by the financial instruments presented under “Current financial assets” and “Short-term financial borrowings and liabilities” (under “Fair market value of derivatives – liabilities”).

NOTE 22	FACTORING

In order to diversify the Group’s sources of financing and reduce the credit risk, several subsidiaries factor their receivables. At 31 March 2015, the assignment of receivables to the various factors resulted in a EUR 97,716 thousand reduction in “Trade receivables”. These transactions include factoring contracts without recourse as requested by two Group customers, totalling EUR 7,937 thousand. In addition, available and uncalled cash with the factoring companies amounted to EUR 75,028 thousand and is included in cash and cash equivalents. Conversely, the portion of receivables sold and not guaranteed was recorded as financial debt under “Current borrowings and financial liabilities” for an amount of EUR 777 thousand. The risk incurred by the Group in respect of receivables sold and not guaranteed relates to the non-collection of these receivables.

NOTE 23	SEGMENT REPORTING

The Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail operating segment.

Income statement

	31 March 2015	31 March 2014(1)
Continuing activities:
Sales	1,048,423	957,165
Operating profit after share of profit of equity-accounted entities	95,279	87,666
Net financial expense	(13,867)	(11,093)
Income tax	(28,535)	(26,432)
Share of profit of other equity-accounted entities	—	—
NET PROFIT FROM CONTINUING OPERATIONS	52,877	50,141
CONSOLIDATED NET PROFIT	52,877	50,141
Depreciation and amortisation for the period	17,446	15,985

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

BALANCE SHEET

	31 March 2015	31 March 2014(1)
Property, plant and equipment and intangible assets, net	826,029	782,448
Non-current financial assets	25,121	14,938
Deferred tax assets	66,429	51,738
SUB-TOTAL NON-CURRENT ASSETS	917,579	849,124
Inventories and receivables (excluding tax)	516,123	455,757
Other current assets	85,363	53,907
Cash	236,845	239,212
Assets held for sale	7,123	—
SUB-TOTAL CURRENT ASSETS	845,454	748,876
TOTAL ASSETS	1,763,033	1,598,000
Equity	657,452	577,647
Employee benefits and other non-current provisions	48,084	38,235
Deferred tax liabilities	50,854	34,030
Non-current financial debt	396,510	407,983
SUB-TOTAL NON-CURRENT LIABILITIES	495,448	480,248
Current provisions	101,810	94,373
Current financial debt	54,630	50,899
Advances, prepayments and non-financial liabilities (excluding tax)	444,178	381,137
Other current liabilities	9,515	13,696
SUB-TOTAL CURRENT LIABILITIES	610,133	540,105
TOTAL EQUITY AND LIABILITIES	1,763,033	1,598,000
Acquisitions of property, plant and equipment and intangible assets (excluding goodwill) for the period	23,568	18,561
Workforce	5,431	5,264

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

Information by geographic region

Main contribution figures by geographic region of origin:

2014/2015 FY

		Europe
	France	(excl. France)	Americas	Asia/Pacific	Total
Sales	241,779	463,920	158,654	184,070	1,048,423
Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	48,118	38,487	31,353	10,959	128,917
Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	10,666	7,516	1,826	3,559	23,568
Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	7,275	6,226	2,152	1,794	17,446

2013/2014 FY

		Europe			Total
	France	(excl. France)	Americas	Asia/Pacific	Restated
Sales	242,422	446,212	123,973	144,558	957,165
Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	44,784	37,104	29,305	7,315	118,508
Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	9,601	6,135	1,222	1,603	18,561
Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	5,913	5,569	2,817	1,686	15,985

Main customers

During the 2014/2015 financial year, the Group achieved 30.3% of its sales with the three largest European manufacturers (Alstom, Bombardier and Siemens) and 52.3% with its top ten customers (including Ansaldo, Stadler, SNCF, Trenitalia, Indian Railways, Rotem and CNR).

NOTE 24	SALES

	31 March 2015	31 March 2014(1)
Sales of products and services associated with contracts > 1 year	1,009,231	929,329
Sales of products and services associated with contracts < 1 year	39,192	27,836
TOTAL(2)	1,048,423	957,165

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(2)	Of which sales related to the “Services” Division: EUR 436.0 million at 31 March 2015 and EUR 400 million at 31 March 2014.

NOTE 25	GROSS PROFIT AND COST OF SALES

Gross profit is defined as sales less cost of sales.

Gross profit for the financial year totalled EUR 254.4 million, representing 24.3% of sales compared with 23.7% in 2013/2014 (restated figures).

The cost of sales breaks down as follows:

	31 March 2015	31 March 2014(1)
Direct labour	(96,228)	(84,052)
Raw materials and components	(418,498)	(385,468)
Structure costs	(77,815)	(73,886)
Procurement costs	(51,110)	(48,967)
Engineering costs	(56,332)	(55,135)
Other direct costs	(55,534)	(48,722)
Change in projects in progress	1,187	6,890
Net change in project provisions (charge/reversal)	(37,944)	(41,815)
Net change in provisions for losses on completion	(1,789)	958
TOTAL COST OF SALES	(794,062)	(730,197)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

NOTE 26	OTHER INCOME AND EXPENSES FROM RECURRING OPERATIONS

	31 March 2015		31 March 2014(1)
Royalties	1,982		2,119
Reversal of provisions for other liabilities	3,882	(2)	1,518
Insurance compensation	17		—
Other operating income	918		984
TOTAL OTHER INCOME	6,798		4,621
Royalties	—		—
Doubtful debts	(1,146)		(877)
Charges to provisions for other liabilities	(2,338)		(1,707)
Inventory writedowns	(6,555)		(5,148)
Employee profit sharing	(884)		(944)
Other operating expenses	(7,161	)(3)	(2,837)
TOTAL OTHER EXPENSES	(18,084)		(11,513)
NET TOTAL	(11,286)		(6,892)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.
(1)	Of which EUR 3.3 million of reversal of provision for environmental risk at the Graham-White Manufacturing Co. entity.
(3)	Of which:
•	individual redundancy costs of EUR 3.7 million (of which EUR 1.1 million at the Faiveley Transport entity, EUR 0.8 million at FT Leipzig and EUR 0.7 million at FT Witten);
•	adjustments of EUR 2.0 million to supplier service invoices.

NOTE 27	RESTRUCTURING COSTS AND GAINS AND LOSSES ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

Restructuring costs

Restructuring costs for the period totalled EUR 1.6 million, compared with EUR 1.3 million in the previous financial year. Over the period, these restructuring costs primarily related to FT Ibérica for EUR 0.9 million and FT Do Brasil for EUR 0.3 million.

Disposal of non-current assets

	31 March 2015	31 March 2014(1)
Sales price of assets sold	148	432
Net book value of assets sold	(214)	(485)
TOTAL	(66)	(53)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

NOTE 28	NET FINANCIAL INCOME/(EXPENSE)

	31 March 2015	31 March 2014(1)
Gross cost of financial debt	(12,226)	(10,513)
Income from cash and cash equivalents	1,255	1,170
NET COST OF FINANCIAL DEBT	(10,971)	(9,343)
Financial instrument income	1,101	5,488
Income linked to exchange differences	31,776	8,558
Proceeds from sale of marketable securities	21	—
Reversal of financial provisions	2	—
Income from vendor loan	—	—
Dividends received	24	17
Other financial income	173	298
OTHER FINANCIAL INCOME	33,097	14,361
Financial instrument charges	(14,319)	(4,072)
Charges linked to exchange differences	(19,013)	(9,400)
Interest charges on retirement commitments	(1,262)	(1,010)
Net book value of financial assets sold	—	(2)
Charges on bank guarantees	(1,055)	(912)
Reversal of discounting the value of put options held by minority shareholders	(18)	(11)
Other financial expenses	(327)	(704)
OTHER FINANCIAL EXPENSES	(35,994)	(16,111)
NET FINANCIAL EXPENSE	(13,868)	(11,093)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

The net financial expense for the year was primarily due to:

•	the net cost of financial debt for the year, i.e. EUR 11.0 million compared with EUR 9.3 million in the previous year. This increase is primarily due to the cost of the additional long-term “Schuldschein” financing taken in March 2014, which was not totally offset by the favourable impact of lower interest rates and improved interest rate hedging;

•	a EUR 0.5 million unfavourable impact of realised and unrealised exchange differences;

•	other financial income and expense items, comprising bank guarantees, interest on pension commitments, the effect of the reversal of discounting the value of put options held by minority shareholders and other financial income and expenses, resulting in a net loss of EUR 2.4 million.

NOTE 29	INCOME TAX

Analysis by type

	31 March 2015	31 March 2014(1)
Current tax - continuing operations	(23,109)	(28,463)
Deferred tax - continuing operations	(5,426)	2,031
TOTAL INCOME TAX - CONTINUING OPERATIONS	(28,535)	(26,432)
Tax on discontinued operations	—	—
TOTAL TAX	(28,535)	(26,432)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

The income tax charge was EUR 28.5 million, compared with EUR 26.4 million for the year to 31 March 2014. As a percentage, the effective tax rate was 38.1%, compared with 36.6% for the year to 31 March 2014. This increase was primarily due to an unfavourable country mix.

Effective tax rate

	31 March 2015	31 March 2014(1)
Profit before tax from continuing operations	81,412	76,573
Of which share of profit of joint ventures	6,551	4,368
Profit before tax and share of profit of joint ventures from continuing operations	74,859	72,205
Statutory tax rate of the parent company	38.0%	38.0%
THEORETICAL TAX CREDIT/(CHARGE)	(28,447)	(27,438)
Impact of:
Permanent differences	(1,703)	(514)
Difference in tax rates of other countries	3,705	5,047
Impact of other taxes (CVAE in France, IRAP in Italy and withholding taxes)	(3,034)	(4,913)
Deferred tax adjustments related to changes in tax rates	(1,620)	88
Use of previous tax losses not capitalised	—	630
Change in valuation allowance of deferred tax assets on tax losses carried forward	1,591	100
Change in deferred tax assets not recognised	1,788	(69)
Tax credits	—	—
Current tax adjustments in respect of earlier periods	(1,070)	792
Other	252	(155)
TAX CHARGE	(28,536)	(26,432)
Effective tax rate	38.1%	36.6%

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

NOTE 30	PROFIT OR LOSS OF OPERATIONS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

Nil.

NOTE 31	PAYROLL COSTS AND WORKFORCE

At 31 March 2014 restated and 31 March 2015, the workforce of joint ventures was excluded from the total workforce as a result of the application of IFRS 10, 11 and 12.

	31 March 2015	31 March 2014(1)
Salaries	214,093	204,758
Social security charges	55,981	53,671
Retirement and other post-employment benefits	13,803	10,242
Charges associated with share-based payments	2,172	—
TOTAL PAYROLL COSTS	286,049	268,671
TOTAL WORKFORCE	5,431	5,264

(1) Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements

NOTE 32	EARNINGS PER SHARE

The table below shows the reconciliation between earnings per share and diluted earnings per share:

	31 March 2015	31 March 2014(1)
Net profit - Group share used in the calculation of basic and diluted earnings per share (EUR thousands)	55,645	50,110
Average number of shares (a)	14,614,152	14,614,152
Average number of treasury shares (b)	(282,158)	(292,258)
Average number of outstanding shares (a - b = c)	14,331,994	14,321,894
Average number of dilutive instruments (d)	85,928	244,698
Diluted average number of shares (c + d)	14,417,922	14,566,592
Basic earnings per share	3.88	3.50
Diluted earnings per share	3.86	3.44

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

NOTE 33	POST-BALANCE SHEET EVENTS

In application of the terms and conditions of the agreement of 23 December 2014 between Faiveley Transport and the minority shareholders in Faiveley Transport Schweiz AG, the legal and financial transfer of 10% of shares held by minority shareholders to Faiveley Transport will take place in the first quarter of the 2015/2016 financial year. The remaining 10% equity interest will be transferred in the first quarter of the 2016/2017 financial year.

On 9 April 2015, Faiveley Transport Group and the subsidiary of SMRT, Singapore Rail Engineering (SRE), signed a joint venture agreement for the marketing and provision of maintenance, repair and overhaul services (MRO) for rolling stock in South-East Asia (excluding Thailand, Taiwan and Hong Kong). The new company, called Faiveley Rail Engineering Singapore Pte Ltd., will market and supply MRO Services for brakes, access doors, platform screen doors, heating, ventilation and air conditioning (HVAC) systems, and auxiliary power supply (APS) systems.

NOTE 34	TRANSACTIONS WITH RELATED PARTIES

The aim of this note is to present the material transactions entered into between the Group and its related parties as defined by IAS 24.

The parties related to the Faiveley Transport Group are the consolidated companies (including the companies that are proportionally consolidated and those consolidated using the equity method), the entities and individuals that control Faiveley Transport and the Group’s senior management.

Transactions entered into between the Faiveley Transport Group and its related parties are at arm’s length terms.

Transactions with related companies

A list of consolidated companies is provided in Note 37.

Transactions carried out and balances outstanding with fully consolidated companies at the balance sheet date are fully eliminated on consolidation.

Only the following are included in the notes below:

•	data relating to such intra-Group transactions, when they involve joint ventures (equity accounted) concerning the portion not eliminated on consolidation;

•	material transactions with other Group companies.

TRANSACTIONS WITH CONSOLIDATED COMPANIES

Transactions with joint ventures not eliminated on consolidation:

Joint ventures are equity consolidated:

•	Qingdao Faiveley SRI Rail Brake Co. Ltd.;

•	Datong Faiveley Railway Vehicle Equipment Co., Ltd.;

•	Shijiazhuang Jiaxiang Precision Machinery Co. Ltd.

The consolidated financial statements include transactions carried out by the Group with its joint ventures as part of its normal business activities.

These transactions are normally carried out at arm’s length terms.

(EUR thousands)	31 March 2015	31 March 2014(1)
Sales	32,610	17,973
Operating receivables	13,925	13,626
Operating liabilities	(2,206)	(1,396)

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

WITH THE COMPANIES THAT CONTROL FAIVELEY TRANSPORT

With FAMILLE FAIVELEY PARTICIPATIONS

CONTRACT OF ASSISTANCE:

The strategic support and service agreement with Famille Faiveley Participations specifies all the services provided by Famille Faiveley Participations, particularly in terms of strategic consultancy and the Faiveley Transport Group development policy.

Under the terms of the contract of assistance and the rebilling of rent and services provided, Faiveley Transport recognised the following amounts as expenses and income for the financial year:

	Faiveley Transport	Faiveley Transport
(EUR)	expenses	income
Contract of assistance, provision of services	380,876
Rebilling of rent and utility expenses	—	3,170

• FRACTION OF FINANCIAL INVESTMENTS, RECEIVABLES, DEBTS, EXPENSES AND INCOME PERTAINING TO THESE RELATED COMPANIES:

(EUR thousands)	31 March 2015	31 March 2014
Trade receivables	1	1
Borrowings and various financial liabilities	—	—
Trade payables	(114)	(114)
Rebilling	3	3
Provision of services	(381)	(380)
Financial income	—	—
Financial expenses	—	—

Senior management and non-executive officers’ remuneration

The Group considers that, within the meaning of IAS 24, the Group’s senior management comprise mainly the members of the Management Board, the Supervisory Board and the Executive Committee.

The Remuneration Committee determines the remuneration to be allocated to members of the Management Board; it is responsible for assessing and determining the variable portion of the remuneration of the members of the Management Board, which is based on performance targets and the financial statements audited by the Statutory Auditors.

The following table provides details, in aggregate and for each category, of the components of remuneration of senior management:

(EUR)	2014/2015	2013/2014
Short-term benefits(1)	5,135,691	4,868,053
Termination benefits(4)	688,000	457,000
Post-employment benefits(2)	(26,128)	9,768
Share-based remuneration(3)	—	—
Other long-term benefits	(655)	(299)
Directors’ fees(5)	226,059	252,573
TOTAL	6,022,967	5,587,095

(1)	This category comprises fixed and variable remuneration (including employers’ costs), profit sharing and incentive payments, supplementary contributions and benefits in kind paid during the year.
(2)	Movements in retirement provisions.
(3)	Charge recognised in the income statement.
(4)	In the year to 31 March 2015, termination benefits concerned Thierry Barel. In the year to 31 March 2014, termination benefits concerned Helen Potter for EUR 175 thousand and François Feugier for EUR 282 thousand.
(5)	Amount paid after deduction of withholding taxes.

Agreements entered into with senior management

With Stéphane RAMBAUD-MEASSON

Pursuant to the provisions of Articles L. 225-90-1 and R. 225-60-1 of the Commercial Code, the Supervisory Board at the meeting of 27 May 2014, on the proposal of the Remuneration Committee, set the terms and conditions of the termination benefits of Stéphane Rambaud-Measson, Chairman of the Management Board and Chief Executive Officer of Faiveley Transport Group since 7 April 2014.

Stéphane Rambaud-Measson will be entitled to special compensation not exceeding eighteen (18) months of fixed and variable remuneration, in the event of his dismissal, except in the event of serious or gross misconduct. The calculation being based on the average monthly amount of gross fixed and variable remuneration received by Stéphane Rambaud-Measson during the twelve (12) months prior to departure.

This base will be affected by a coefficient equal to the average share of variable remuneration received during the 3 years prior to departure.

The Supervisory Board at the meeting of 27 May 2014 authorised, on the proposal of the Remuneration Committee, an adjustment related to the termination of Stéphane Rambaud-Measson’s employment contract, consisting of the taking out unemployment insurance (insured risk of EUR 15,000 per month for 12 months).

With Thierry BAREL

Pursuant to the provisions of Articles L. 225-90-1 and R. 225-60-1 of the Commercial Code, the Supervisory Board at the meeting of 27 May 2014, on the proposal of the Remuneration Committee, set the amount of the termination benefits of Thierry Barel, Chairman of the Management Board and Chief Executive Officer of Faiveley Transport from 1 April 2011 until his removal on 7 April 2014.

Thierry Barel received special compensation of EUR 688,000, based on the application of the performance conditions provided for in the event of the termination of his term of office.

NOTE 35	DIVIDENDS

Approval was granted at the General Meeting of 12 September 2014 for the payment of a dividend (including treasury shares) in respect of the 2013/2014 financial year totalling EUR 11,691,321.60:

•	EUR 11,454,135.20 in respect of the EUR 0.80 dividend per share paid on 3 October 2014 to 14,317,669 shares for the 2013/2014 financial year;

•	EUR 237,186.40 in unpaid dividends, corresponding to the 296,483 treasury shares held by Faiveley Transport at the time of the dividend distribution on 2 October 2014.

	Number of shares	Treasury shares	Number of shares to which dividends have been paid	Dividends approved
Ordinary shares	6,603,041	296,483	6,306,558	5,045,246
Shares with double voting rights	8,011,111	—	8,011,111	6,408,889
TOTAL	14,614,152	296,483	14,317,669	11,454,135	(1)

(1)	Including EUR 5,052,330 to Financière Faiveley and EUR 927,430 to François Faiveley Participations (FFP).

In respect of the 2014/2015 financial year, the General Meeting will be asked to approve the payment to shareholders of a dividend of EUR 13,152,736.00, being EUR 0.90 per share. This distribution will be taken from the account “Retained Earnings”. The dividend will be payable from 5 October 2015. This dividend was not recognised as a liability at 31 March 2015.

NOTE 36	OFF-BALANCE SHEET COMMITMENTS

Leases

OPERATING LEASES

The operating leases entered into by the Faiveley Transport Group relate mainly to various buildings and furnishings.

The income and expenses recognised in respect of operating leases over the last three financial years break down as follows:

	2014/2015	2013/2014	2012/2013
Operating lease expenses	(12,018)	(11,148)	(11,482)
Sub-letting income	525	511	538
TOTAL	(11,493)	(10,637)	(10,944)

The future minimum payments to be made in respect of operating leases that are non-cancellable and had not expired as at 31 March 2015 are as follows:

	Less than 1 year	1 to 5 years	More than 5 years
Total future lease payments	9,933	34,544	10,555

Other commitments given

	31 March 2015	31 March 2014(1)
Deposits, securities and bank guarantees given to customers	234,024	224,557
of which given by joint ventures	—	—
Guarantees and securities given by the parent company to customers and banks	540,694	403,402
of which on behalf of joint ventures	14,036	5,757
Borrowings guaranteed by pledges:	—	—
mortgages of buildings	—	—

(1)	Restated pursuant to the retrospective application of IFRS 10, 11 and 12. See Note 3 to the consolidated financial statements.

The off-balance sheet commitments above entitled “Deposits, securities and bank guarantees” is related to guarantees or securities provided to the banks essentially in favour of customers with whom commercial contracts have been signed. These guarantees are generally issued for defined periods and for defined amounts. These are principally guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts. Bank counter-guarantees may be issued for the benefit of banks supplying credit lines, and guarantees may also be issued for the benefit of certain subsidiaries of the Group.

The off-balance sheet commitments above entitled “Guarantees and securities given by the parent company” are guarantees agreed by the parent company Faiveley Transport in favour of customers who have signed commercial contracts with subsidiaries of the Group. As for bank guarantees, these are issued for defined periods and for defined amounts and essentially relate to guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts.

Commitments received

Other guarantees from suppliers: EUR 2,669 thousand.

NOTE 37	CONSOLIDATION SCOPE AND METHOD

Faiveley Transport is the Group’s holding company.

The following companies, over which Faiveley Transport exercises direct or indirect control, are fully consolidated.

List of consolidated companies and consolidation method

Entity	Country	% control	% interest
Parent company:
FAIVELEY TRANSPORT
Full consolidation:
Faiveley Transport Leipzig GmbH & Co. KG	Germany	100.00	100.00
Faiveley Transport Witten GmbH	Germany	100.00	100.00
Faiveley Transport Verwaltungs GmbH	Germany	100.00	100.00
Faiveley Transport Holding Gmbh & Co. KG	Germany	100.00	100.00
Faiveley Transport Nowe Gmbh	Germany	100.00	100.00
Faiveley Transport Australia Ltd.	Australia	100.00	100.00
Faiveley Transport Belgium NV	Belgium	100.00	100.00
Faiveley Transport Do Brasil Ltda.	Brazil	100.00	100.00
Faiveley Transport Canada Ltd.	Canada	100.00	100.00
Faiveley Transport Chile Ltda.	Chile	100.00	99.99
Faiveley Transport Systems Technology (Beijing) Co. Ltd.	China	100.00	100.00
Faiveley Transport Far East Ltd.	China	100.00	100.00
Shanghai Faiveley Railway Technology Co. Ltd.	China	51.00	51.00
Faiveley Transport Metro Technology Shanghai Ltd.	China	100.00	100.00
Faiveley Transport Railway Trading (Shanghai) Co. Ltd.	China	100.00	100.00
Faiveley Transport Asia Pacific Co. Ltd.	China	100.00	100.00
Faiveley Transport Korea Ltd.	Korea	100.00	100.00
Faiveley Transport Ibérica SA	Spain	100.00	100.00
Faiveley Transport USA Inc.	United States	100.00	100.00
Faiveley Transport North America Inc.	United States	100.00	100.00
Ellcon Drive LLC	United States	100.00	100.00
Amsted Rail - Faiveley LLC	United States	67.50	67.50
Graham-White Manufacturing Co.	United States	100.00	100.00
Omni Group Corporation	United States	100.00	100.00
Advanced Global Engineering LLC	United States	100.00	55.00
ATR Investments LLC	United States	100.00	60.00
Faiveley Transport Amiens	France	100.00	100.00
Faiveley Transport NSF	France	100.00	100.00
Faiveley Transport Tours	France	100.00	100.00
Faiveley Transport Gennevilliers	France	100.00	100.00
Faiveley Transport Birkenhead Ltd.	United Kingdom	100.00	100.00
Faiveley Transport Tamworth Ltd.	United Kingdom	100.00	100.00
Sab Wabco Ltd.	United Kingdom	100.00	100.00
Sab Wabco David & Metcalf Ltd.	United Kingdom	100.00	100.00
Sab Wabco David & Metcalf Products Ltd.	United Kingdom	100.00	100.00
Sab Wabco Investments Ltd.	United Kingdom	100.00	100.00
Sab Wabco Products Ltd.	United Kingdom	100.00	100.00
Sab Wabco UK Ltd.	United Kingdom	100.00	100.00
Faiveley Transport Rail Technologies India Ltd.	India	100.00	100.00

Entity	Country	% control	% interest
Faiveley Transport FMPR	Iran	51.00	51.00
Faiveley Transport Italia Spa	Italy	100.00	98.70
Faiveley Transport Polska z.o.o.	Poland	100.00	100.00
Faiveley Transport Plzen s.r.o.	Czech Republic	100.00	100.00
Faiveley Transport Tremosnice s.r.o.	Czech Republic	100.00	100.00
Faiveley Transport Lekov a.s	Czech Republic	100.00	100.00
o.o.o Faiveley Transport	Russia	100.00	98.00
Faiveley Transport Metro Technology Singapore Ltd.	Singapore	100.00	100.00
Faiveley Transport Malmö AB	Sweden	100.00	100.00
Faiveley Transport Nordic AB	Sweden	100.00	100.00
Faiveley Transport Schweiz AG	Switzerland	80.00	80.00
Schwab Verkehrstechnik AG	Switzerland	100.00	100.00
Faiveley Transport Metro Technology Thailand Ltd.	Thailand	100.00	100.00
Faiveley Transport Metro Technology Taiwan Ltd.	Taiwan	100.00	100.00
Equity-accounted joint ventures
Qingdao Faiveley Sri Rail Brake Co. Ltd.	China	50.00	50.00
Datong Faiveley Railway Vehicle Equipment Co., Ltd.	China	50.00	50.00
Shijiazhuang Jiaxiang Precision Machinery Co. Ltd.	China	50.00	50.00
Other equity-accounted entities:
Nil	—	—	—
Partnerships qualifying as joint arrangements:
Nil	—	—	—

NOTE 38	STATUTORY AUDITORS’ FEES

Fees payable to the Statutory Auditors and members of their network as part of assignments relating to the financial statements at 31 March 2015 and 31 March 2014 were as follows:

	ECA		PWC
	2014/2015	2013/2014	2014/2015	2013/2014
Audit:
Statutory Auditors, certification, review of individual and consolidated financial statements:
• Issuer	154	152	251	244
• Subsidiaries	106	106	634	711
Other assignments directly related to the audit assignment	—	3	—	—
SUB-TOTAL AUDIT FEES	260	261	885	954
Other services:
Legal, tax, corporate	—	—	—	36
Other	—	—	6	19
SUB-TOTAL OTHER SERVICES	—	—	6	55
TOTAL	260	261	891	1,009

NOTE 39	FINANCIAL COMMUNICATION

These consolidated financial statements are available in both French and English.

STATUTORY AUDITORS’ REPORT ON THE 2014/2015

CONSOLIDATED FINANCIAL STATEMENTS (PERIOD FROM 1 APRIL 2014 TO 31 MARCH 2015)

“This is a free translation into English of the statutory auditors’ report on the consolidated financial statements issued in French and is provided solely for the convenience of English speaking users. The statutory auditors’ report includes information specifically required by French law in such reports, whether modified or not. This information presented below is the audit opinion on the consolidated financial statements and includes an explanatory paragraph discussing the auditors’ assessments of certain significant accounting and auditing matters. These assessments were considered for the purpose of issuing an audit opinion on the consolidated financial statements taken as a whole and not to provide separate assurance on individual account balances, transactions or disclosures. This report should be read in conjunction with, and construed in accordance with, French law and professional auditing standards applicable in France.”

To the Shareholders,

In compliance with the assignment entrusted to us by the Annual General Meeting, we hereby report to you, for the year ended 31 March 2015, on:

•	the audit of the accompanying consolidated financial statements of Faiveley Transport SA ;

•	the justification of our assessments;

•	the specific verification required by law.

These consolidated financial statements have been approved by the Management Board. Our role is to express an opinion on these consolidated financial statements based on our audit.

I - Opinion on the consolidated financial statements

We conducted our audit in accordance with professional standards applicable in France; those standards require that we plan and perform the audit to obtain reasonable assurance regarding whether the consolidated financial statements are free of material misstatement. An audit involves performing procedures, using sampling techniques or other methods of selection, to obtain audit evidence regarding the amounts and disclosures in the consolidated financial statements. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made, as well as the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the consolidated financial statements give a true and fair view of the assets and liabilities and of the financial position of the Group as at 31 March 2015 and of the results of its operations for the year then ended in accordance with International Financial Reporting Standards as adopted by the European Union.

Without questioning the opinion expressed above, we draw your attention on note 3 “Consolidation principles and methods –Principles of presentation” of the appendix in the consolidated financial statements which presents modalities and incidence of the standard IFRS 10, 11 & 12 first application.

II - Justification of our assessments

In accordance with the requirements of Article L. 823-9 of the French Commercial Code (Code de Commerce) relating to the justification of our assessments, we bring to your attention the following matters:

•	At the year-end, the Group performs impairment testing on goodwill and intangible assets with indefinite lives and assesses whether there is an indication of impairment of non-current assets, in accordance with the terms and conditions described in note 3 “Consolidation principles and methods – Use of estimates & Intangible assets Goodwill” and Note 5 “Goodwill”. We have reviewed the methods for implementing this impairment testing, the cash flow forecasts and assumptions used by the management, as well as estimates resulting from the latter. We have verified that above mentioned Notes provide appropriate disclosure.

•	The Group recognizes income generated on contracts using the percentage of completion method in accordance with the terms and conditions described in Note 3 “Consolidation principles and methods – Income statement presentation”. These results are determined based on costs and revenue associated with the contracts, as estimated by executive management. Based on the information provided to us, our work consisted in assessing the financial information and the assumptions on which these estimates have been based, in reviewing the calculations performed by the Company, in comparing estimates of revenue on completion from previous periods with actual results, and in examining the procedures used by executive management to approve these estimates.

•	The Group records provisions to cover miscellaneous liabilities and charges as described in Note 3 “Consolidation principles and methods – Provision for liabilities and charges, Other provisions for liabilities and charges” and Note 18 “Detail of provisions”. Based on the information available, our work consisted in examining, by sampling, the financial information and the assumptions on which theses estimates have been based, in reviewing the calculations performed by the Company, in comparing accounting estimates from previous periods with actual results and in examining the procedures used by executive management to approve these estimates. On this basis, we assessed the reasonableness of estimates made.

These assessments were made as part of our audit of the consolidated financial statements taken as a whole, and therefore contributed to the opinion we have formed, which is expressed in the first part of this report.

III - Specific verification

As required by law, we also verified in accordance with professional standards applicable in France the information presented in the Group’s management report. We have no matters to report as to its fair presentation and its consistency with the consolidated financial statements.

Neuilly-sur-Seine and Dijon, June 26 2015
The Statutory Auditors

PricewaterhouseCoopers Audit	Expertise Comptable et Audit
Philippe Vincent	Jérôme Burrier

PARENT COMPANY

FINANCIAL STATEMENTS

BALANCE SHEET

ASSETS

		31 March 2015
(EUR thousands)	Notes	Gross	Amort., depr. and prov. charges	Net	31 March 2014 Net
Non-Current Assets
Intangible assets
Other intangible assets	C.1	396,757	7,947	388,809	386,996
In progress	C.1	17,777	—	17,777	17,920
Property, plant and equipment
Buildings	C.1	—	—	—	—
Plant and machinery	C.1	—	—	—	—
Other property, plant and equipment	C.1	1,449	443	1,006	638
Financial assets
Equity investments	C.2	496,068	—	496,068	550,188
Loans and receivables from equity investments	C.2	105,562	—	105,562	125,443
Other financial assets	C.2	566	—	566	459
TOTAL (I)		1,018,179	8,390	1,009,789	1,081,644
Current Assets
Receivables
Advances and prepayments received on orders	C.3	117	—	117	147
Trade receivables	C.3	48,079	—	48,079	46,368
Other receivables (incl. tax consolidation)	C.3	38,575	—	38,575	12,240
Cash and cash equivalents
Marketable securities	C.4	13,520	99	13,421	67,244
Cash and cash equivalents	C.4	187,878	—	187,878	277,388
Prepaid expenses	C.11	1,080	—	1,080	1,119
Translation difference - assets		424	—	424	759
TOTAL (II)		289,674	99	289,575	405,265
TOTAL ASSETS (I + II)		1,307,854	8,490	1,299,364	1,486,909

EQUITY AND LIABILITIES

		31 March 2015	31 March 2014
(EUR thousands)	Notes	before allocation	before allocation
Equity
Share capital	C.5	14,614	14,614
Merger and contribution premiums	C.5	104,954	104,954
Legal reserve	C.5	1,461	1,461
Regulated reserves	C.5	—	—
Other reserves	C.5	—	—
Retained earnings	C.5	89,547	57,935
Net profit for the year	C.5	40,652	43,065
Regulated provisions	C.6	—	—
TOTAL EQUITY (I)		251,228	222,031
Provisions for liabilities and charges	C.6	7,337	4,883
TOTAL (II)		7,337	4,883
Liabilities
Loans and borrowings
Bond-type issues	C.7	58,522	58,182
Loans and borrowings from credit institutions	C.7	536,114	649,509
Other loans and borrowings	C.7	417,157	520,583
Other liabilities
Trade payables	C.8	17,276	14,854
Tax and social security liabilities	C.8	8,360	9,084
Other liabilities	C.8	2,543	5,452
Deferred income	C.11	—	—
Translation difference		827	2,332
TOTAL (III)		1,040,798	1,259,995
TOTAL EQUITY AND LIABILITIES (I + II + III)		1,299,364	1,486,909

INCOME STATEMENT

(EUR thousands)	Notes	31 March 2015	31 March 2014
SALES (EX. VAT)	C.12	67,360	62,211
Cost of sales		(58,663)	(53,528)
Gross profit		8,697	8,683
Non-productive fixed costs		(12,007)	(8,667)
Other income		511	498
Other expenses		(552)	(346)
Restructuring costs		—	—
OPERATING PROFIT/(LOSS)		(3,352)	168
Amortisation and depreciation charges included in operating profit		1,675	930
Operating profit/(loss) before amortisation and depreciation charges		(1,677)	1,098
Net financial income	C.15	42,784	46,227
PROFIT FROM ORDINARY ACTIVITIES		39,432	46,394
NET EXCEPTIONAL INCOME/(EXPENSE)	C.16	—	168
Employee profit-sharing		—	—
Income tax	C.17	1,220	(3,497)
NET PROFIT		40,652	43,065

CASH FLOW STATEMENT

(EUR thousands)	Notes	31 March 2015	31 March 2014
Cash flow from operating activities:
Net profit		40,652	43,065
Adjustment for non-cash items:		—	—
• Depreciation and amortisation charges on PPE and intangible assets		1,675	930
• Provision charges		4,970	2,926
• Provision reversals		(2,498)	(717)
• Gains/(losses) on asset disposals		—	38
• Reversal of debt write-off		—	—
SELF-FINANCING CAPACITY		44,799	46,242
Gross change in operating assets and liabilities:		—	—
• Decrease/(increase) in receivables		(27,642)	20,786
• Increase/(decrease) in payables and accrued expenses		(2,716)	(3,409)
CASH FLOW FROM OPERATING ACTIVITIES		14,441	63,619
Investment activities		—	—
Purchase of PPE and intangible assets		(3,714)	(3,531)
Proceeds from disposal of PPE and intangible assets		—	—
Purchase of financial investments		(1,993)	(29,719)
Proceeds from sale of financial assets		75,885	65,291
Cash arising from acquisitions of subsidiaries		—	—
CASH FLOW FROM INVESTMENT ACTIVITIES		70,178	32,041
Proceeds from share capital increases		—	—
Other movements in equity		—	—
Dividends paid		(11,454)	(13,542)
Proceeds from new borrowings		—	134,610
Repayment of borrowings		(31,676)	(46,418)
Short-term loans on acquisition of subsidiaries		—	—
Movement in Group current accounts		(103,426)	(91,574)
CASH FLOW FROM FINANCING ACTIVITIES		(146,556)	(16,924)
Net increase/(decrease) in cash and cash equivalents		(61,937)	78,736
Cash and cash equivalents at beginning of the period		86,303	7,567
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	C.4	24,366	86,303

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

Notes to the parent company financial statements at 31 March 2015, in which assets totalled EUR 1,299,364 thousand, and the income statement showed a net profit of EUR 40,652 thousand. The financial period was of 12 months and covered the period from 1 April 2014 to 31 March 2015.

A. FINANCIAL YEAR SIGNIFICANT EVENTS

On 7 April 2014, the Supervisory Board of Faiveley Transport appointed Stéphane Rambaud-Measson Chairman of the Management Board and CEO of Faiveley Transport. He had joined the Group on 17 March 2014 as Group Executive Vice President.

On 2 July 2014, the Management Board decided to allocate free performance-based shares pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2013. This involved allocating a total of 135,106 shares to 226 beneficiaries.

The Management Board, at the meetings of 25 November 2014 and 27 March 2015, decided to allocate free performance-based shares pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. These involved allocating a total of 1,000 and 4,000 shares respectively to 3 beneficiaries.

On 28 January 2015, Faiveley Transport refinanced its syndicated loan and part of its bilateral revolving facilities, replacing them with a new syndicated loan. This new facility comprises a five-year, amortisable loan of EUR 225 million and a multi-currency revolving facility of EUR 125 million. This refinancing enables the Group to increase its financial flexibility, improve its borrowing terms and extend the average maturity of financing while expanding its banking pool.

B. ACCOUNTING RULES AND METHODS

1. Application of accounting rules and methods

The financial statements at 31 March 2015 have been prepared in accordance with accounting rules applicable in France:

•	the Law of 30 April 1983 and its application decree of 29 November 1983;

•	the French General Chart of Accounts 2014 as described by Regulation 2014-03 of Autorité des Normes Comptables.

The financial statements and the analyses for the year ended 31 March 2015 have been prepared and presented in accordance with accounting rules and in compliance with the principles of:

•	prudence;

•	independence of financial years;

•	going concern;

•	consistency of methods.

The historical cost method was used to determine accounting values.

2. Change of methods during the year

No changes of methods have been introduced by the Company during the year.

3. Measurement methods

The measurement methods described below have been used for the various items included in the financial statements.

In preparing the financial statements, the following provisions applicable to financial years beginning on or after 1 January 2005 were taken into account:

•	CRC regulation n° 2002-10 on asset amortisation and impairment;

•	CRC regulation n° 2004-06 on the definition, recognition and measurement of assets.

3.1 PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

Property, plant and equipment and intangible assets are recognised at their acquisition cost, at their transfer value in the case of those related to restructuring operations of previous financial years or at cost for those developed internally. In order to recognise an unfavourable technical variance, the latter must be assessed at each year-end. If there is an indication of impairment, a writedown charge must be recognised in the financial statements.

3.2 AMORTISATION AND DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

Depreciation and amortisation of non-current assets are measured on a straight-line basis.

The principal periods of amortisation and depreciation are as follows:

Intangible assets:

•	software	1 to 10 years
•	patents	9 to 15 years

Property, plant and equipment:

•	buildings	15 to 20 years
•	misc. equipment and fittings	10 years
•	machinery and industrial equipment	3 to 8 years
•	vehicles	4 years
•	office equipment	3 to 10 years
•	IT hardware	3 to 5 years
•	furniture	5 to 10 years

3.3 EQUITY INVESTMENTS

Equity investments are measured at their purchase and/or contribution value. At the end of the financial year, a provision for impairment is established when the realisable value is lower than the acquisition value. The realisable value is the value in use for the Group, measured on the basis of future discounted cash flows.

3.4 RECEIVABLES FROM EQUITY INVESTMENTS

Receivables from equity investments correspond to loans provided to Group companies, as well as current accounts receivable from subsidiaries (excluding current tax receivables resulting from the Group’s tax consolidation). A provision is established whenever there is a risk of non-recovery.

3.5 ACCOUNTS RECEIVABLE AND PAYABLE

Accounts receivable and payable are recorded at nominal value. Provisions have been made for bad and doubtful debts according to the likelihood of non-recovery, as estimated at the end of the financial year. Old accounts for which non-recovery has become a certainty are written off as an expense and the corresponding provisions reversed through the income statement.

3.6 MARKETABLE SECURITIES

Marketable securities are recognised at their fair value on the basis of their quoted price or at their liquidation value at the year-end. Marketable securities are subject to impairment when their liquidation value at the financial year-end is lower than their acquisition value.

Treasury shares are included under this heading in accordance with CRC Regulation 2008-15 on treasury shares.

The value of treasury shares unallocated to the various share purchase and subscription plans and free share allocation plans is written down based on the average share price noted over the last month of the financial year.

3.7 SHARE CAPITAL

All capital increases are registered at the nominal value of the shares issued. Should the issue price be greater than the nominal value, the difference is recorded in the share premium reserve.

3.8 PROVISIONS FOR LIABILITIES AND CHARGES

Provisions represent liabilities whose due date or amount has not been precisely determined. In particular, they include provisions for charges to cover share subscription option and free share allocation plans and provisions for litigation.

3.9 LOANS AND BORROWINGS

Loans and borrowings are valued at their nominal value.

3.10 FINANCIAL INSTRUMENTS

Foreign exchange risk

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of various foreign currency exposures. Exchange risk is managed centrally by the parent company’s Treasury Department and comprises two parts:

•	exchange risk management relating to tenders in foreign currencies (uncertain risk);

•	exchange risk management relating to commercial contracts (certain risk).

The Group’s policy is to systematically hedge the full value of future transactions expected in every major currency.

Interest rate risk

The Group manages its interest rate cash flow risk through the use of swaps or options. From an economic point of view, the effect of these interest rate swaps or caps is to convert variable rate borrowings into fixed rate borrowings. The Group may also use structured instruments that do not qualify for hedge accounting.

A detailed description of the exchange and interest rate risks is provided in Paragraph 7.3 below:

Foreign exchange transactions

Income and expenses in foreign currencies are recorded at the exchange rate on the transaction date.

Foreign currency-denominated borrowings, receivables and cash are recorded in the balance sheet at the exchange rate on the balance sheet date. Any exchange difference arising from the revaluation of these items at these exchange rates is taken to “translation differences”.

The unrealised exchange loss resulting from the determination of an overall foreign exchange position on assets and liabilities held on the balance sheet date is subject to a provision for foreign exchange risk.

C. NOTES TO THE BALANCE SHEET AND INCOME STATEMENT

Figures are expressed in thousands of Euros unless indicated otherwise.

1. Property, plant and equipment and intangible assets

CHANGES IN THE PERIOD

	Gross	Acquisitions	Disposals and	Gross
	1 April 2014	developments	reclassifications	31 March 2015
Intangible assets(1)	393,435	399	2,923	396,757
Intangible assets in progress(2)	17,920	2,780	(2,923)	17,777
General fittings, fixtures and miscellaneous	610	215	—	825
Office equipment and computer hardware, furniture	304	320	—	624
Advances and prepayments on non-current assets	—	—	—	—
TOTAL	412,269	3,714	—	415,983

(1)	This includes the EUR 384.8 million unfavourable technical variance recognised as part of the transfer of all assets and liabilities of Faiveley Transport and Faiveley Management during the financial year ended 31 March 2009. This technical variance was subject to an impairment test at 31 March 2015, which did not highlight the need for a writedown charge to be recognised in the financial statements.

The remainder of this heading primarily includes IT software development costs.

(2)	Including work-in-progress of EUR 2,923 thousand commissioned during the financial year.

AMORTISATION, DEPRECIATION AND WRITEDOWNS

	At 1 April 2014	Charges	Decreases	At 31 March 2015
Intangible assets	6,440	1,507	—	7,947
General fittings, fixtures and miscellaneous	152	65	—	217
Office equipment and computer hardware, furniture	124	102	—	226
TOTAL	6,716	1,674	—	8,390

2. Financial investments

CHANGES IN THE PERIOD

	Gross	Acquisitions/		Disposals/		Gross
	1 April 2014	Increases		Decreases		31 March 2015
Equity investments	550,188	1,880	(1)	(56,000	)(2)	496,068
Loans and receivables from equity investments	125,443	16,413		(36,294)		105,562
Other financial investments	459	113		(6)		566
TOTAL	676,090	18,406		(92,300)		602,196

(1)	This increase is due to the acquisition of minority interests in Nowe.
(2)	This decrease is due to the reduction in the share capital of FT Belgique.

MATURITY OF RECEIVABLES (EXCLUDING FINANCIAL INVESTMENTS)

				Net
	Less than 1 year	1 to 5 years	More than 5 years	at 31 March 2015
Loans and receivables from equity investments	105,009	553	—	105,562
Other financial investments	8	—	558	566
TOTAL	105,017	553	558	106,128

3. Receivables

			Net	Net
	Less than 1 year	More than 1 year	at 31 March 2015	at 31 March 2014
Trade receivables	48,079	—	48,079	46,368
Other receivables – advances and prepayments(1)	34,073	—	34,073	8,443
Tax consolidation	4,619	—	4,619	3,944
TOTAL	86,771	—	86,771	58,755

(1)	Of which tax receivables of EUR 1,220 thousand in relation to Faiveley Transport Holding GmbH & Co KG and Faiveley Transport Leipzig GmbH & Co KG at 31 March 2015 and a portfolio of bank guarantees of EUR 30.2 million.

4. Cash and marketable securities

	31 March 2015	31 March 2014
Marketable securities(1)	13,421	67,244
Cash and cash equivalents	187,878	277,388
Bank overdrafts	(177,032)	(258,411)
TOTAL	24,267	86,221

(1)	Of which treasury shares of EUR 13,420 thousand.

5. Equity

		Share		Retained	Profit/(loss)
	Share capital	premium	Reserves	earnings	for the year	Total
BALANCE AT 31 MARCH 2013	14,614	104,954	1,461	44,716	26,762	192,507
Allocation of 2012/2013 profit	—	—	—	26,762	(26,762)	—
Dividends paid	—	—	—	(13,541)	—	(13,541)
Profit/(loss) for the year	—	—	—	—	43,065	43,065
Other	—	—	—	—	—	—
BALANCE AT 31 MARCH 2014	14,614	104,954	1,461	57,937	43,065	222,031
Allocation of 2013/2014 profit	—	—	—	43,065	(43,065)	—
Dividends paid	—	—	—	(11,455)	—	(11,455)
Profit/(loss) for the year	—	—	—	—	40,652	40,652
Other	—	—	—	—	—	—
BALANCE AT 31 MARCH 2015	14,614	104,954	1,461	89,547	40,652	251,228

5.1 SHARE CAPITAL

At 31 March 2015, the share capital of the Company was EUR 14,614,152, divided into 14,614,152 shares of EUR 1 each, fully paid up. Shares registered in the name of the same shareholder for at least two years (7,721,000 shares at 31 March 2015) have double voting rights.

Analysis of share capital

	Nominal	31 March	Newly	Granted double
Shares	value	2014	issued	voting rights	31 March 2015
Ordinary	1	6,682,517	—	210,635	6,893,152
Amortised	—	—	—	—	—
With priority dividends	—	—	—	—	—
With double voting rights	1	7,931,635	—	(210,635)	7,721,000
TOTAL	1	14,614,152	—	—	14,614,152

Treasury shares

At 31 March 2015, the Company directly or indirectly held 234,074 treasury shares, including 10,455 shares through its liquidity contract. These shares accounted for 1.60% of the share capital. Out of these 234,074 shares, 196,535 were earmarked for the various stock option and free share plans.

Employee shareholding

FCPE Faiveley Actions holds 15,360 shares (0.1%) in the Company.

Share purchase or subscription option plans

• PLAN FEATURES

			Share subscription
Allocation	Share purchase option plan		option plan
Date of Management Board meeting	19/02/2008	16/07/2008	23/11/2009
Exercise price in EUR(1)	32.31	40.78	54.91
Date from which options can be exercised	19/02/2010	16/07/2010	22/11/2013
Expiry date	18/02/2015	16/07/2015	22/11/2017
Number of options remaining to be exercised at 31 March 2014	5,960	22,600	116,000
Options granted during the period	—	—	—
Options cancelled during the period	—	—	—
Options exercised during the period	(5,960)	(14,153)	—
Number of options remaining to be exercised at 31 March 2015	—	8,447	116,000

(1)	The exercise price is equal to the average price of the 20 trading days preceding the date of the Management Board meeting at which it was decided to grant the options, less a discount of 5%.

Free performance-based share allocation plans and free share plans

FREE PERFORMANCE-BASED SHARE ALLOCATION PLAN OF 12 JULY 2014

On 2 July 2014, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2013. This involves allocating a total of 135,106 shares, i.e. approximately 0.92% of the share capital, to 226 beneficiaries.

These allocations are subject to the beneficiaries remaining employed by the Group and to performance criteria applicable over a two-year period. For reasons of confidentiality, the levels expected in relation to performance criteria are not disclosed, but are based on:

•	a cumulative profit from recurring operations target for the 2014/2015 and 2015/2016 financial years;

•	a cumulative cash flow generation target set for the 2014/2015 and 2015/2016 financial years;

•	a target for the rollout of the Faiveley Worldwide Excellence (FWE) programme

If the performance criteria are completely fulfilled or are exceeded, the beneficiaries will receive the full number of shares that have been allocated to them.

If the performance criteria are partially fulfilled but exceed a minimum threshold, the beneficiaries will receive a percentage of the number of shares that have been allocated to them, prorated on the percentage of achievement of the targets set. If the minimum threshold is not reached, no shares will be allocated.

FREE PERFORMANCE-BASED SHARE ALLOCATION PLAN OF 25 NOVEMBER 2014

On 25 November 2014, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involves allocating a total of 1,000 shares to a single beneficiary. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see § above).

FREE PERFORMANCE-BASED SHARE ALLOCATION PLAN OF 27 MARCH 2015

On 27 March 2015, the Management Board decided to allocate free shares subject to performance criteria pursuant to the authorisation granted at the Extraordinary General Meeting of 12 September 2014. This involves allocating a total of 4,000 shares to two beneficiaries. This allocation is subject to the beneficiary remaining employed by the Group and to performance conditions identical to those of the free performance-based share allocation plan of 2 July 2014 (see § above).

• PLAN FEATURES

Allocation	Free performance-based shares				Free shares
Date of authorisation by the AGM	14/09/2012	12/09/2013	12/09/2014	12/09/2014	14/09/2011		14/09/2012
Date of Management Board meeting	24/10/2012	02/07/2014	25/11/2014	27/03/2015	05/03/2012		15/01/2013
Date ownership of free shares transferred to French tax residents	24/10/2014	02/07/2016	n/a	27/03/2017	05/03/2014		15/01/2015
Date ownership of free shares transferred to non-French tax residents	n/a	02/07/2018	25/11/2018	27/03/2019	05/03/2016		15/01/2017
Vesting date of free shares	24/10/2016	02/07/2018	25/11/2018	27/03/2019	05/03/2016		15/01/2017
Total number of shares allocated at 31 March 2014	7,500	—	—	—	27,014	(1)	68,142
Number of shares allocated during the period	—	135,106	1,000	4,000	—		—
Number of shares cancelled during the period	(4,624)	(2,700)	(1,000)		(1,972)		(2,848)
Total number of shares vested during the period under this plan	(2,876)	—	—	—	—		(34,654)
Total number of shares allocated at 31 March 2015	—	132,406	—	4,000	25,042		30,640
Terms and conditions of share allocation under the plan	Determination of % of shares vested at 24/10/2014	Determination of % of shares vested at 02/07/2016	Determination of % of shares vested at 25/11/2016	Determination of % of shares vested at 27/03/2017	Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought		Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought

(1)	The amount published at 31 March 2014 corresponded to the total number of shares lapsed since inception, instead of consisting solely of the number of shares lapsed during the 2013-2014 financial year. (No significant impact on the valuation of the 05/03/2012 plan published at 31 March 2014).

5.2 SHARE PREMIUM

The share premium represents the difference between the nominal value of securities and the amount, net of costs, received in cash or kind at the time of the issue.

6. Regulated provisions and provisions for liabilities and charges

			Used	Unused
	At 1 April 2014	Charges	reversals	reversals	At 31 March 2015
Accelerated depreciation	—	—	—	—	—
REGULATED PROVISIONS	—	—	—	—	—
Provision for exchange risk	759	424	(759)		424
Provisions for taxes	—	—	—	—	—
Provisions for litigation	402	411	—	—	813
Provisions for option plans(1)	3,707	4,109	(1,538)	(201)	6,077
Provisions for employee compensation	15	8	—	—	23
PROVISIONS FOR LIABILITIES AND CHARGES	4,883	4,952	(2,297)	(201)	7,337

(1)	This item primarily includes provisions for option plans of EUR 6,077 thousand. This provision consists of EUR 1,097 thousand for the subscription option plan of 5 March 2012, EUR 1,846 thousand for the subscription option plan of 15 January 2013, EUR 3,133 thousand for the free performance-based share plan of 2 July 2014 and EUR 1 thousand for the free performance-based share plan of 27 March 2015.

7. Loans and borrowings

	Less than 1 year	More than 1 year	At 31 March 2015	At 31 March 2014
Bond-type borrowings(1)	1,595	56,927	58,522	58,182
Loans and borrowings from credit institutions(2)	208,588	327,526	536,114	649,509
Employee profit-sharing	—	65	65	65
Other financial liabilities	—	—	—	—
Credit current accounts(3)	417,092	—	417,092	520,518
TOTAL	627,275	384,518	1,011,793	1,228,274

(1)	Bond-type issue (US private placement).
(2)	Of which EUR 130 million Schuldschein-type loan (private placement under German law), EUR 225 million loan granted by the bank pool, EUR 3.8 million loan taken from OSEO in June 2014, EUR 0.3 million in interest due in respect of financial debt and bank overdrafts of EUR 177 million.
(3)	Of which cash advances of EUR 240.7 million received from subsidiaries, cash pooling advances of EUR 175.6 million and advances of EUR 0.8 million related to the forfeiting programme.

On 28 January 2015, Faiveley Transport refinanced its syndicated loan and part of its bilateral revolving facilities, replacing them with a new syndicated loan. This new facility comprises a five-year, amortisable loan of EUR 225 million and a multi-currency revolving facility of EUR 125 million. This refinancing enables the Group to increase its financial flexibility, improve its borrowing terms and extend the average maturity of financing while expanding its banking pool.

In respect of all its sources of financing and following the renegotiation of the syndicated loan, Faiveley Transport Group must now comply with the following four financial conditions:

•	leverage ratio “Consolidated Net Debt/Consolidated EBITDA”, which must be less than 3;

•	gearing ratio “Consolidated Net Debt/Equity”, which must be less than 1.5;

•	total bank guarantees, which must be less than 22% of the order book;

•	“Consolidated EBITDA/Cost of Consolidated Net Financial Debt”, which must exceed 3.5.

Non-compliance with one of these covenants may result in the debt becoming immediately repayable.

The calculation of banking ratios for the “USPP” and “Schuldschein” loans is based on accounting standards applicable at the balance sheet date. The calculation of banking ratios for the Syndicated Credit loan is based on accounting standards applicable at the date the contract was signed.

At 31 Mars 2015, ratios were as follows for the various sources of financing:

	Banque	Syndicated	US private	Schuldschein
At 31 March 2015	Postale loan	credit	placement	loan
“Consolidated Net Debt/Consolidated EBITDA” ratio	1.59	1.49	1.68	1.58
“Net Financial Debt/Consolidated Equity” ratio	0.26	n/a	0.28	0.26
Bank guarantees/order book	12.4%	n/a	n/a	n/a
“Consolidated EBITDA/Cost of Consolidated Net Financial Debt” ratio	10.02	10.65	10.05	10.05

8. Other liabilities

	Less than 1 year	More than 1 year	At 31 March 2015	At 31 March 2014
Trade payables	17,276	—	17,276	14,854
Tax and social security liabilities	8,360	—	8,360	9,084
Tax consolidation	1,857	—	1,857	4,493
Other liabilities	686	—	686	958
TOTAL	28,179	—	28,179	29,389

9. Deferred expenses

Nil.

10. Accrued expenses and accrued income

10.1	ACCRUED EXPENSES

Accrued expenses included in the following balance sheet headings	2014/2015	2013/2014
Borrowings and financial debt	1,908	1,625
Trade payables	4,081	3,737
Tax and social security liabilities	5,476	4,749
Liabilities for non-current assets	8	236
Other liabilities	570	634
TOTAL	12,043	10,981

10.2 ACCRUED INCOME

Accrued income included in the following balance sheet headings	2014/2015	2013/2014
Receivables from equity investments	334	501
Trade receivables	36,543	30,358
Other receivables(1)	—	2,100
Trade payables	—	—
Tax and social security receivables	392	—
Cash and cash equivalents	—	—
TOTAL	37,269	32,959

(1)	Of which EUR 2,100 thousand in dividends at 31 March 2014.

11. Prepaid expenses and deferred income

	2014/2015	2013/2014
Operating expenses	1,080	1,119
Financial expenses	—	—
Exceptional expenses	—	—
PREPAID EXPENSES	1,080	1,119
Operating income	—	—
Financial income	—	—
Exceptional income	—	—
DEFERRED INCOME	—	—

12. Comments on the income statement

Faiveley Transport continues its activities of providing services to the Group as the holding company. Sales in 2014/2015 increased by EUR 5.1 million compared with the previous financial year, namely EUR 67.4 million vs. EUR 62.2 million.

Costs incurred by Faiveley Transport for services provided to subsidiaries were rebilled. The operating loss was nevertheless EUR 3.4 million, compared with a profit of EUR 0.2 million in 2013/2014. This fall in operating profit was primarily due to an increase in the workforce, either employed by or made available to the holding company and associated costs.

The net financial income was EUR 42.8 million, compared with EUR 46.2 million in the previous year.

Over the 2014/2015 financial year, Faiveley Transport recorded an income tax gain of EUR 1.2 million. This gain includes the French tax consolidation income of EUR 3.6 million, offset by the EUR 1.8 million corporate tax charge of the German subsidiaries, Faiveley Transport Holding GmbH & Co. KG and Faiveley Transport Leipzig GmbH & Co. KG, as well as miscellaneous taxes of EUR 0.6 million.

As a result, Faiveley Transport’s net profit for the 2014/2015 financial year totalled EUR 40.7 million, down EUR 2.4 million compared with the previous financial year.

13. Analysis of sales by segment and geographic area

Segment	2014/2015	2013/2014
Provision of services	67,358	62,209
Leases	2	2
TOTAL	67,360	62,211

Geographic area	2014/2015	2013/2014
France	19,001	19,053
EU	33,878	31,149
Non-EU	14,481	12,009
TOTAL	67,360	62,211

14. Research and development costs

None in Faiveley Transport’s parent company financial statements.

15. Personnel costs

	2014/2015	2013/2014
Salaries(1)	15,251	15,582
Social security charges	5,357	4,966
TOTAL	20,608	20,548

(1)	Of which net charges related to share subscription and free share allocation plans of EUR 3,255 thousand and EUR 4,849 thousand at 31 March 2015 and 31 March 2014 respectively.

16. Net financial income

	2014/2015	2013/2014
Dividends received	51,675	52,693
Income from marketable securities	392	30
Interest on current accounts, loans, borrowings and overdrafts	(10,076)	(8,853)
Realised foreign exchange gains and losses	(111)	1,953
Charges and reversals on financial investments	317	(245)
Other financial income and charges	587	648
NET FINANCIAL INCOME	42,784	46,227

The net financial income was EUR 42.8 million, compared with EUR 46.2 million in the previous year. In 2014/2015, dividends of EUR 51.7 million were collected compared with EUR 52.7 million, a decrease of EUR 1 million.

Excluding dividends, net financial income fell by EUR 2.4 million, mainly due to a EUR 1.4 million increase in interest expense on financial debt, an unfavourable foreign exchange impact of EUR 2 million, partly offset by investment income of EUR 0.6 million and EUR 0.3 million reversal of financial provisions.

17. Net exceptional income/(expense)

	2014/2015	2013/2014
Income/(expense) on exercise of options	—	206
Other	—	(38)
NET EXCEPTIONAL INCOME/(EXPENSE)	—	168

18. Income tax

18.1 ANALYSIS OF INCOME TAX BETWEEN THE CURRENT TAX CHARGE, EXCEPTIONAL INCOME AND ACCOUNTING PROFIT

	Before tax	Income tax	After tax
Profit from ordinary activities	39,432	—	39,432
Net exceptional income/(expense)	—	—	—
Foreign tax and miscellaneous	—	(2,373)	(2,373)
Tax consolidation gains	—	3,593	3,593
ACCOUNTING PROFIT/(LOSS)	39,432	1,220	40,652

18.2 TAX CONSOLIDATION

Faiveley Transport heads a tax consolidation group that comprises Faiveley Transport Tours, Faiveley Transport Amiens, Faiveley Transport Gennevilliers and Faiveley Transport NSF.

Each member of the tax group books its own tax charge as a standalone company. Tax savings or charges achieved as part of this tax consolidation are recognised and retained by the parent company.

Over the 2015 financial year, Faiveley Transport recorded an income tax gain of EUR 1.2 million. This gain includes the French tax consolidation income of EUR 3.6 million, offset by the EUR 1.8 million corporate tax charge of the German subsidiaries, Faiveley Transport Holding GmbH & Co. KG and Faiveley Transport Leipzig GmbH & Co. KG, as well as miscellaneous taxes of EUR 0.6 million.

The French tax consolidation income of EUR 3.6 million corresponds to the amount of EUR 5.1 million paid to Faiveley Transport by its consolidated French subsidiaries, less the EUR 1.5 million tax charge of the tax consolidation.

Without the tax consolidation, the tax charge of Faiveley Transport alone would have been EUR 9.7 million.

At 31 March 2015, tax losses carried forward were EUR 1.2 million. Since these losses originated prior to the merger between Faiveley SA and Faiveley Transport, they may only be offset against Faiveley Transport’s future profits.

18.3 EXCEPTIONAL TAX ASSESSMENTS

Nil.

18.4 DEFERRED AND UNREALISED TAX POSITION

Description	Amount
Taxes payable on:
Regulated provisions:	—
Provisions for price increases	—
TOTAL INCREASE	—
Prepaid tax on non-deductible timing differences (deductible in subsequent year):
Paid holidays	1,154
Charge to non-deductible provisions	—
Liability translation adjustment	827
Organic contribution	16
TOTAL DECREASE	1,997
NET DEFERRED TAX POSITION	1,997

19. Translation differences

Positive and negative translation differences arise on the translation of trade receivables and payables and on borrowings, loans and foreign currency denominated bank accounts at balance sheet date exchange rates.

	Unrealised losses	Provision for	Unrealised gains
Type of translation difference	(assets)	exchange loss	(liabilities)
Subsidiary loans	—	—	—
Subsidiary borrowings	—	—	—
Bank borrowings	—	—	—
Foreign currency-denominated current accounts	—	—	—
Foreign currency-denominated trade receivables	269	269	826
Foreign currency-denominated trade payables	155	155	—
TOTAL	424	424	826

D. OTHER INFORMATION

1. Post-balance sheet events

In application of the terms and conditions of the agreement of 23 December 2014 between Faiveley Transport and the minority shareholders in Faiveley Transport Schweiz AG, the legal and financial transfer of 10% of shares held by minority shareholders to Faiveley Transport will take place in the first quarter of the 2015/2016 financial year. The remaining 10% equity interest will be transferred in the first quarter of the 2016/2017 financial year.

On 9 April 2015, Faiveley Transport and the subsidiary of SMRT, Singapore Rail Engineering (SRE), signed a joint venture agreement for the marketing and provision of maintenance, repair and overhaul services (MRO) for rolling stock in South-East Asia (excluding Thailand, Taiwan and Hong Kong). The new company, called Faiveley Rail Engineering Singapore Pte Ltd., will market and supply brakes, access doors, platform screen doors, heating, ventilation and air conditioning (HVAC) systems, and auxiliary power supply (APS) systems to MRO Services.

2. Information on non-tax deductible charges

Non-tax deductible expenses were EUR 30,000 at 31 March 2015.

3. Average workforce

The average workforce includes employees allocated to international offices.

	2014/2015	2013/2014
Managers and executives	92	86
Supervisors	1	9
Employees	9	10
TOTAL WORKFORCE	102	105

4. Directors’ remuneration and fees

During the 2014/2015 financial year, members of the Group’s management bodies received a total of EUR 1,515,037 in direct and indirect remuneration of any nature.

5. Transactions with related companies and parties

WITH RELATED COMPANIES

Share of financial investments, receivables, payables, income and expenses concerning related parties:

Related companies	2014/2015	2013/2014
Equity investments	496,068	550,188
Receivables from equity investments	105,562	125,443
Trade receivables	48,079	45,873
Other receivables	—	2,099
Loans and other borrowings	417,091	520,517
Trade payables	14,258	12,194
Other liabilities	1,857	4,493
Provision of services	67,294	62,334
Operating expenses	30,326	27,119
Financial expenses	1,095	2,432
Financial income	53,812	56,713

WITH RELATED PARTIES

Apart from the transactions carried out with related parties not covered by law, all significant transactions were concluded at arm’s length.

Agreements with related parties are set out in a note to the consolidated financial statements (Note 33 – Transactions with related parties).

6. Off-balance sheet commitments

6.1 COMMITMENTS GIVEN

	2014/2015	2013/2014
Deposits, securities and guarantees given to financial institutions	50,859	33,392
Retirement benefits(1)	1,127	681
Parent company guarantees	540,694	403,402

(1)	Retirement assumptions:

The discount rates are determined by reference to the yields on AAA bonds for the equivalent periods to the commitments at the date of valuation.

The assumptions adopted in the calculation of the retirement commitments are disclosed in the table below:

	2014/2015	2013/2014
Discount rate	1.30%	2.85%
Inflation rate	2.00%	2.00%
Average rate of salary increase	2.50%	2.50%

6.2 LONG-TERM LEASE COMMITMENTS

Leases	Amounts
Lease payments for the financial year	626
TOTAL	626
Lease payments due:
• less than 1 year	846
• 1 to 5 years	3,384
• more than 5 years	1,692
TOTAL	5,922

6.3 HEDGING COMMITMENTS

Interest rate risk

The syndicated debt, excluding the revolving facility, is indexed on Euribor variable rates. The “SSD Schuldschein” private placement includes several maturities, some of which are indexed on a variable rate, others bearing a fixed rate. This debt may be hedged in accordance with the Group’s interest rate risk policy. All revolving facilities, drawn or undrawn, bear a variable rate and are not subject to interest hedges. The same applies to the US private placement bond issue, which bears a fixed rate.

To manage its risk, the Treasury Department has implemented a hedging strategy using interest rate swaps and options.

The exposure of interest rates on loans in Euros is hedged for between 77% and 98%, depending on interest rate fluctuations for the period 2015/2016.

The US dollar denominated debt comprising the “US Private Placement” bond issue exclusively bears fixed rates.

The estimated cost of the Euro-denominated syndicated debt and “Schuldschein” loan is 1.71% for the 2015/2016 period, hedges and spreads included. The estimated cost of the US-denominated debt is estimated at 4.91% . The total cost of the Group’s debt for 2015/2016 is therefore estimated at 2.24% .

Considering the amortisation profile of the syndicated facility, the “Schuldschein” loan and interest rate hedges, the net exposure of the Euro-denominated debt at 31 March 2015 was as follows:

					Net hedged variable rate
	Financial liabilities		Hedge instruments		exposure
Euro-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	30,000	30,000	—	30,000	—
1 to 2 years	—	30,000	30,000	—	30,000	—
2 to 3 years	—	30,000	30,000	—	30,000	—
More than 3 years	67,500	197,500	50,000	—	117,500	147,500
TOTAL EUR	67,500	287,500	140,000	—	207,500	147,500	(1)

(1)	Sensitivity analysis of net exposure (EUR 147.5 million): A 100 basis points increase in both the reference “Euribor 3 months” and “Euribor 6 months” interest rates would result in a full-year increase of EUR 1.5 million in interest expense.

Given the amortisation profile of the syndicated credit, the US private placement and interest rate hedges, the net exposure of the US dollar-denominated debt at 31 March 2015 was as follows:

					Net hedged variable
	Financial liabilities		Hedge instruments		rate exposure
USD-denominated debt	Fixed rate	Variable rate	Fixed rate	Variable rate	Fixed rate	Variable rate
Under 1 year	—	—	—	—	—	—
1 to 2 years	—	—	—	—	—	—
2 to 3 years	3,600	—	—	—	3,600	—
More than 3 years	71,400	—	—	—	71,400	—
TOTAL USD	75,000	—	—	—	75,000	—

The following table summarises the interest rate risk exposure for the 2015/2016 period:

Amount of debt (EUR thousands)	Currency	Maximum exposure	Estimated cost of debt
355,000	EUR	23%	1.71%
75,000	USD	0%	4.91%

Foreign exchange risks

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of various foreign currency exposures.

The main currencies concerned are the US Dollar, the Hong Kong Dollar, the Czech Koruna, the Swedish Krona, the Pound Sterling and the Chinese Yuan.

The management of the exchange risk of commercial contracts is centralised in the Faiveley SA Treasury Department and comprises two parts: certain and uncertain risk.

EXCHANGE RISK MANAGEMENT RELATING TO TENDERS IN FOREIGN CURRENCIES (UNCERTAIN RISK)

Faiveley Transport Group is required to submit tenders denominated in foreign currencies. The Group’s hedging policy is not to use hedge instruments during the offer phase, unless when specifically decided by Management. The aim is to manage the exchange risk through normal commercially available means. If necessary, the Group Treasury Department would mainly use exchange options.

EXCHANGE RISK MANAGEMENT RELATING TO COMMERCIAL CONTRACTS (CERTAIN RISK)

Commercial contracts in foreign currencies (most often successful tenders) are hedged by the Group Treasury Department from contractual commitment. Instruments used mainly include forward purchases and sales and exchange swaps. Group Treasury may also use options.

The Group’s policy is to systematically hedge the full value of future transactions expected in every major currency. The minimum trigger threshold for a foreign exchange hedge is EUR 250 thousand.

Various cash flows are hedged for a minimum of 80% of the annual budget.

In addition to commercial contracts, all financial positions and management fees deemed significant are hedged.

• GROUP EXPOSURE RESULTING FROM COMMERCIAL CONTRACTS AT 31 MARCH 2015

Amounts in currency thousands	Trade receivables (a)	Trade payables (b)	Commitments (c)	Net position before hedging (d) = (a)-(b)-(c)	Hedge instruments (e)	Net unhedged position (f) = (d)-(e)
Australian Dollar	6,622	—	(552)	6,070	6,141	(71)
Canadian Dollar	—	—	(7,783)	(7,783)	(7,783)	—
Swiss Franc	—	—	(522)	(522)	(522)	—
Chinese Yuan	87,190	(10,687)	65,094	141,597	141,226	371
Czech Koruna	2,680	(64,558)	(778,925)	(840,803)	(840,579)	(224)
Pound Sterling	796	(175)	1,545	2,165	1,915	250
Hong Kong Dollar	33,573	(153,744)	(206,438)	(326,609)	(311,262)	(15,347)
Norwegian Krone	2,719	—	4,757	7,476	7,477	(1)
Polish Zloty	—	—	3,114	3,114	3,114	—
Russian Rouble	—	(2,315)	67,433	65,118	65,195	(77)
Swedish Krona	2,695	(24,260)	(74,270)	(95,835)	(98,316)	2,480
Singapore Dollar	4,006	(790)	2,176	5,392	5,392	—
US Dollar	1,720	(4,030)	119,772	117,462	117,480	(18)

• FORWARD SALES USED TO HEDGE FINANCIAL AND BUSINESS TRANSACTIONS AT 31 MARCH 2015

	EUR thousands	Currency thousands	Fair value
Norwegian Krone	859	7,477	—
Swedish Krona	18,614	173,927	(101,607)
Czech Koruna	12,151	334,422	(94,130)
Australian Dollar	22,949	32,644	(22,500)
Hong Kong Dollar	138,090	1,184,054	(3,794,465)
Singapore Dollar	17,156	25,346	525,286
US Dollar	323,887	354,735	(5,397,442)
Swiss Franc	680	820	(105,510)
Pound Sterling	28,011	20,536	(142,730)
Indian Rupee	833	58,155	(34,964)
Russian Rouble	2,459	153,876	(4,902)
Chinese Yuan	31,291	219,828	(1,669,511)
Polish Zloty	1,010	4,280	(36,733)
TOTAL	597,990		(10,879,208)

• FORWARD PURCHASES USED TO HEDGE FINANCIAL AND BUSINESS TRANSACTIONS AT 31 MARCH 2015

	EUR thousands	Currency thousands	Fair value
Swedish Krona	63,082	586,891	(23,413)
Czech Koruna	52,778	1,455,241	415,728
Australian Dollar	6,843	9,754	26,810
Hong Kong Dollar	170,115	1,448,170	3,396,058
Singapore Dollar	9,024	13,332	—
US Dollar	124,740	153,962	18,544,922
Swiss Franc	738	819	46,862
Canadian Dollar	5,665	7,783	—
Pound Sterling	56,355	40,763	(391,617)
Indian Rupee	10,899	969,650	2,529,455
Russian Rouble	1,599	106,752	(39,061)
Korean Won	3,403	4,503,800	(338,669)
Chinese Yuan	135,767	954,624	6,186,624
Polish Zloty	2,593	10,854	55,810
TOTAL	643,601		30,409,509

Derivative instruments

The fair value of derivative instruments used to hedge against foreign exchange, interest rate and raw material risks is as follows:

	Financial instruments	Financial instruments
At 31 March 2015	assets	liabilities
Interest rate hedges(1)	—	849
Raw material hedges(1)	41	—
Foreign exchange hedges	35,965	16,998
• fair value hedges	17,685	10,190
• cash flow hedges	363	263
• not eligible for hedge accounting	17,917	6,545
TOTAL	36,006	17,847

(1)	Cash flow hedges.

	Financial	Financial
At 31 March 2014	instruments assets	instruments liabilities
Interest rate hedges(1)	—	1,512
Raw material hedges(1)	—	35
Foreign exchange hedges	2,979	6,201
• fair value hedges	2,284	2,822
• cash flow hedges	20	33
• not eligible for hedge accounting	675	3,346
TOTAL	2,979	7,748

(1)	Cash flow hedges.

7.4 COMMITMENTS RECEIVED

Nil.

7. Statutory Auditors’ fees

Statutory Auditors’ fees are included in Note 37 to the 2014/2015 consolidated financial statements.

8. List of subsidiaries and equity investments (EUR thousands)

		Equity	% of				Guarantees
		(other than	share	Value of	Net value		and	Sales
	Share	share	capital	shares	of shares	Loans and	commitment	excluding	Dividends
Subsidiary	capital	capital)	held	held	held	advances	issued	tax	received
Faiveley Transport Amiens	8,100	57,443	100	20,000	20,000	—	10,025	102,765	9,990
Faiveley Transport NSF	983	11,856	100	12,758	12,758	—	1,081	26,684	3,001
Faiveley Transport Tours	39,965	56,200	100	39,422	39,422	—	12,841	163,559	7,513
Faiveley Transport Gennevilliers	5,000	1,088	100	5,000	5,000	13,063	—	11,929	—
Sofaport	96	(74)	60	36	36	—	—	—	—
Faiveley Transport Plzen	7	673	100	6	6	—	—	2,280	—
Faiveley Transport USA Inc.	1	113,911	100	36,706	36,706	9,930	11,839	—	—
Qingdao Faiveley Sri Rail Brake Co. Ltd.	4,497	26,329	50	1,486	1,486	—	11,787	72,744	—
Datong Faiveley Couplers Systems Co. Ltd.	750	551	50	237	237	—	—	2,417	—
Faiveley Transport Asia Pacific Co. Ltd.	—	(15)	100	—	—	—	—	—	—
Leipzig GmbH & Co KG	16,000	29,199	100	23,111	23,111	—	102,033	95,033	8,000
Faiveley Transport Nowe GmbH	125	2,443	75	3,887	3,887	187	401	7,775	—
Faiveley Transport Holding GmbH & Co KG	10	141,302	100	90,010	90,010	—	—	—	10,000
Shijiazhuang Jiaxiang Precision Machinery Co. Ltd.	5,397	6,618	50	1,892	1,892	—	2,249	26,882	1,290
Faiveley Transport Ibérica SA	871	29,740	100	1,390	1,390	21,400	3,731	49,427	—
Faiveley Transport Do Brasil Ltda.	5,960	10,933	100	4,258	4,258	—	1,430	17,929	—
Faiveley Transport Italia Spa.	1,424	104,131	98,70	48,365	48,365	19,869	29,990	158,860	—
Faiveley Transport Tamworth Ltd.	69	9,021	100	66	66	—	1,283	9,128	—
Faiveley Transport Far East Ltd.	10,369	(20,817)	100	8,503	8,503	22,802	59,410	41,060	—
Lekov a.s.	1,939	9,375	100	5,884	5,884	—	1,291	31,925	—
Faiveley Transport FMPR	—	366	48	486	486	—	—	2,212	—
Faiveley Transport Canada Ltd.	—	(628)	100	—	—	5,992	62,801	5,504	—
Schwab Verkehrstechnik AG	1,434	10,539	100	29,711	29,711	—	151	20,308	—
Faiveley Transport Schweiz AG	96	4,599	80	2,926	2,926	—	—	8,063	885
Faiveley Transport Systems Technology (Beijing) Co. Ltd.	4,761	(3,036)	100	3,500	3,500	—	6,294	16,009	—
Faiveley Transport Belgium NV	248	2,756	100	—	—	—	—	6,851	996
Faiveley Transport Malmo AB	11,195	161,920	100	156,409	156,409	—	—	—	10,000
Faiveley Transport Service Maroc	9	(1)	100	9	9	—	—	699	—
Faiveley Transport South Africa(1)	—	—	100	—	—	—	—	—	—

(1)	Company without any activity.

STATUTORY AUDITORS’ REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS

“This is a free translation into English of the statutory auditors’ report issued in French and is provided solely for the convenience of English speaking users. The statutory auditors’ report includes information specifically required by French law in such reports, whether modified or not. This information is presented below in the opinion on the financial statements and includes an explanatory paragraph discussing the auditors’ assessments of certain significant accounting and auditing matters. These assessments were considered for the purpose of issuing an audit opinion on the financial statements taken as a whole and not to provide separate assurance on individual account captions or on information taken outside of the financial statements. This report should be read in conjunction with, and construed in accordance with, French law and professional auditing standards applicable in France.”

To the Shareholders,

In compliance with the assignment entrusted to us by the Annual General Meeting, we hereby report to you, for the year ended March 31st 2015, on:

•	the audit of the accompanying financial statements of Faiveley Transport;

•	the justification of our assessments;

•	the specific verifications and information required by law.

These financial statements have been approved by the Management Board. Our role is to express an opinion on these financial statements based on our audit.

I - Opinion on the financial statements

We conducted our audit in accordance with professional standards applicable in France; those standards require that we plan and perform the audit to obtain reasonable assurance regarding whether the financial statements are free of material misstatement. An audit involves performing procedures, using sampling techniques or other methods of selection, to obtain audit evidence regarding the amounts and disclosures in the financial statements. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made as well as the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

In our opinion, the financial statements provide a true and fair view of the assets and liabilities and of the financial position of the Company and the results of its operation for the year then ended in accordance with French accounting principles.

II - Justification of our assessments

In accordance with the requirement of Article L. 823-9 of the French Commercial Code relating to the justification of our assessments, we bring to your attention the following matters:

The Notes B.3.1 and B.3.3 to the financial statements present accounting rules and methods used by your Company in order to value and depreciate the technical loss as well as equity securities. We have assessed the relevance of these methods. We also assessed approaches and assumptions used by the Company, as described in the financial statements, in order to estimate book values on the basis of the latest available information. We conducted tests of implementation to assess the application of these methods.

These assessments were made as part of our audit of the financial statements taken as a whole, and therefore contributed to the opinion we formed, which is expressed in the first part of this report.

III - Specific verifications and information

We have also performed, in accordance with professional standards applicable in France, the specific verifications required by French law.

We have no matters to report as to the fair presentation and the consistency with the financial statements of the information given in the management report of the Management Board and in the documents addressed to shareholders with respect to the financial position and the financial statements.

Concerning the information given in accordance with the requirements of Article L. 225-102-1 of the French Commercial Code relating to remunerations and benefits received by the directors and any other commitments made in their favour, we have verified its consistency with the financial statements, or with the underlying information used to prepare these financial statements and, where applicable, with the information obtained by your Company from companies controlling your company or controlled by it. Based on this work, we attest to the accuracy and fair presentation of this information.

In accordance with the French law, we have verified that the required information concerning the identity of shareholders and holders of the voting rights has been properly disclosed in the management report.

Neuilly-sur-Seine and Dijon, June 26 2015
The Statutory Auditors

PricewaterhouseCoopers Audit	Expertise Comptable et Audit

Philippe Vincent	Jérôme Burrier

ADDITIONAL ITEMS WITH REGARD

TO THE APPROVAL OF FINANCIAL STATEMENTS

PARENT COMPANY SALES AND RESULTS

For the year to 31 March 2015, the Company reported sales of EUR 67,359,553, compared with EUR 62,210,981 for the year ended 31 March 2014.

The 2014/2015 operating loss was EUR 3,352,157 compared with a profit of EUR 167,568 in the previous financial year.

For the year to 31 March 2015, net exceptional income was nil, as against EUR 168,147 for the year ended 31 March 2014.

Faiveley Transport SA’s 2014/2015 net profit totalled EUR 40,651,829.63, in comparison with EUR 43,065,385.44 in 2013/2014.

Shareholders’ equity was EUR 251,228,422.51, compared with EUR 222,030,728 at the end of the previous financial year.

The presentation rules and valuation methods used for the preparation of the parent company’s financial statements are unchanged from those adopted in previous financial years.

PROPOSED ALLOCATION OF NET PROFIT

The Management Board informs the shareholders that at 31 March 2015:

•	the legal reserve was EUR 1,461,415.20 with share capital of EUR 14,614,152 and represented one tenth of the share capital at 31 March 2015;

•	the 14,614,152 shares comprising the share capital have been fully paid up;

•	the net profit for the financial year ended 31 March 2015 was EUR 40,651,829.63;

•	“retained earnings” totalled EUR 89,546,614.86;

•	and that as a result, the Company’s distributable profits amounted to EUR 130,198,444.49.

The Management Board will propose to the General Meeting to allocate these profits as follows:

•	by way of dividend, an amount of EUR 0.90 per share, resulting in a total of EUR 13,152,736.80;

•	with the balance of EUR 27,499,092.83 to be transferred to “Retained earnings”.

The dividend will be payable from 5 October 2015. Taking account of this allocation, the Company shareholders’ equity will be EUR 238,075,685.71.

DIVIDENDS PAID IN RESPECT OF THE LAST THREE YEARS

Pursuant to the provisions of Article 243(ii) of the General Tax Code, the General Meeting notes that the following dividends were paid in respect of the last three financial years:

		Number of shares	Dividend
FY	Total distributed	concerned	per share
2013/2014	EUR 11,454 K	14,317,669	EUR 0.80
2012/2013	EUR 13,541 K	14,255,145	EUR 0.95
2011/2012	EUR 12,062 K	14,190,432	EUR 0.85

Where, upon payment of these dividends, the Company holds any treasury shares, the distributable profit corresponding to the unpaid dividend due to the holding of the said shares will be allocated to “retained earnings”.

INFORMATION ON NON-TAX DEDUCTIBLE CHARGES

Non-tax deductible charges at 31 March 2015 amounted to EUR 30,000. They generated a tax charge of EUR 10,329.

SUBSIDIARIES AND EQUITY INVESTMENTS

The table of subsidiaries and equity investments is shown in Paragraph 3.7 (Note D – point 8) – Parent company financial statements of this Registration Document.

INFORMATION ON PAYMENT TERMS

At 31 March 2015, trade payables in the balance sheet totalled EUR 11,390 thousand related to Group companies.

The ageing analysis was as follows:

	30 days	60 days	60 days +	Total
Trade payables at 31 March 2014	1,939	8,801	397	11,138
TRADE PAYABLES AT 31 MARCH 2015	1,412	11,163	612	13,187

FAIVELEY TRANSPORT FIVE-YEAR FINANCIAL SUMMARY

	2010/2011	2011/2012	2012/2013	2013/2014	2014/2015
Share capital at year-end
Share capital	14,404,711	14,614,152	14,614,152	14,614,152	14,614,152
Number of ordinary shares issued	14,404,711	14,614,152	14,614,152	14,614,152	14,614,152
Share par value	1	1	1	1	1
Number of preferred dividend shares issued	—	—	—	—	—
Maximum number of shares to be issued	—	—	—	—	—
Operations and results for the financial year	—	—	—	—	—
Sales (ex VAT)	48,860,272	52,681,294	56,747,369	62,210,981	67,359,553
Profit before tax, amortisation, depreciation and provision charges and profit-sharing	(3,091,896)	(10,825,972)	32,222,843	47,591,107	40,177,813
Income tax	(741,771)	(834,864)	4,534,414	3,497,043	(1,219,946)
Employee profit-sharing for the period	—	—	—	—	—
Profit after tax, amortisation, depreciation and provision charges and profit-sharing	(1,757,424)	(10,998,977)	26,762,496	43,065,385	40,651,830
Cash dividends paid(1)	17,285,653	12,422,029	13,883,444	11,691,322	13,152,737
Earnings per share
Earnings per share after tax, but before amortisation, depreciation and provision charges	(0.16)	(0.68)	1.89	3.02	2.75
Earnings per share after tax and amortisation, depreciation and provision charges	(0.12)	(0.75)	1.83	2.95	2.78
Cash dividend per share	1.20	0.85	0.95	0.80	0.90
Workforce
Average workforce for the period	89	78	89	105	102
Total payroll for the period	11,169,044	11,694,975	12,258,214	15,582,418	15,251,069
Total sums paid as employee benefits over the period (social security contributions, charities, etc.)	4,108,527	3,982,742	4,174,993	4,966,252	5,356,613

(1)	Subject to approval at the Ordinary General Meeting.